EXHIBIT 4.48

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Agreement

relating to the sale and purchase of certain shares of the issued share capital of InstaDeep Ltd

Dated	10 January 2023

Documents in agreed form:

Purchaser’s Employee Incentive Plan

Signing Allocation Schedule

Contents

1.	Definitions and interpretation	2
2.	Conditions precedent	25
3.	Sale and purchase	30
4.	Consideration	34
5.	Consideration adjustment	36
6.	Pre Completion obligations	37
7.	Completion	38
8.	Post Completion matters	41
9.	Purchaser’s Employee Incentive Plan	42
10.	Warranties	42
11.	Tax Covenant	42
12.	[***]	42
13.	Purchaser’s remedies	42
14.	Limitations on liability	43
15.	Purchaser’s conduct of Third Party Claims	44
16.	The W&I Policy	45
17.	Protection of goodwill	45
18.	Consideration Shares Lock-up Period	46
19.	General	47
20.	Announcements	53
21.	Costs and expenses	54
22.	Payments	54
23.	Notices	55
24.	Service of Proceedings	56
25.	Sellers’ Representatives	56
26.	Institutional Sellers’ Representative	57
27.	Governing law and jurisdiction	59
Schedule 1		60
(The Sellers)		60
Part 1		60
(The FME Shareholders)		60
Part 2		61
(The Investor Sellers)		61
Schedule 2		62
Part 1		62
(The Company)		62
Part 2		63
(The Group Companies (and branches))		63
Schedule 3		71
(The Properties)		71
Schedule 4		73
(Non-Tax Warranties)		73
Schedule 5		98
(Limitations on liability)		98
Schedule 6		102
(Tax Schedule)		102
Part 1		102
(Definitions and Interpretation)		102
Part 2		106
(Tax Warranties)		106
Part 3		109
(Covenants to and from the Purchaser)		109
Part 4		113
(Limitations and general)		113
Schedule 7		116
(Completion obligations)		116
Part 1		116
(Sellers’ obligations)		116
Part 2		118

(Purchaser’s obligations)	118
Schedule 8	119
(Pre Completion obligations)	119
Schedule 9	121
(Completion Accounts)	121
Part 1	121
(Preparation)	121
Part 2	123
(Basis of Preparation)	123
Part 3	124
(Illustration of Cash and Debt, as at 31 October 2022)	124
Schedule 10	127
Part 1	127
(Calculation of Earn-out Consideration)	127
Part 2	132
Key Employees	132

This Agreement is made on	10 January 2023

Between:

(1)

The persons whose names and addresses are set out in Part 1 of Schedule 1, together with the New FME Shareholders as defined in clause 1.1 below, (the “FME Shareholders” and each, an “FME Shareholder”);

(2)	The persons whose names and addresses are set out in Part 2 of Schedule 1 (the “Investor Sellers” and each, an “Investor Seller”),

(together, the “Sellers” and each, a “Seller”);

(3)

BioNTech SE (with its statutory seat in Mainz, registered in the commercial register of the local court of Mainz, Germany, under HBR 48720) whose registered office is at An der Goldgrube 12, 55131 Mainz, Germany (the “Purchaser”); and

(4)	InstaDeep Ltd (with registration number 09816291) whose registered office is at 5 Merchant Square, London, England, W2 1AY (“InstaDeep”).

Background:

(A)	The Sellers are the legal and beneficial owners of the Completion Shares (save as set out in this Agreement).

(B)	The Sellers have agreed to sell, and the Purchaser has agreed to purchase the Completion Shares on the terms and subject to the Conditions set out in this Agreement.

This Deed witnesses as follows:

1.	Definitions and interpretation

1.1	In this Agreement, including the Background, unless a contrary intention is expressly stated, the following definitions shall apply:

“2022 [***] SPA” means the Share Purchase Agreement between (1) the Purchasers (as defined therein); (2) [***]; and (3) the Company, dated 6 December 2022.

“Accounts” means the Stand-alone Accounts and the Group Accounts.

“Accounts Date” means 31 December 2021.

“Act of God” means an unforeseeable grave natural phenomenon outside of human control/activity of an exceptional, inevitable, and irresistible nature, such as a flood, a drought, an earthquake, a windstorm or another natural catastrophe.

“Actual Adjustment Amount” means the aggregate of:

(a)	the amount by which the Actual Cash is in excess or shortfall of the Target Cash Balance,

less

(b)	the amount by which the Actual Debt is in excess of the Target Debt Balance (for the avoidance of doubt, no shortfall will occur),

plus / minus

(c)

the amount of the difference between the Actual Working Capital and the Target Working Capital (which shall be a positive number if the Actual Working Capital is in excess of the Target Working Capital, or a negative number if the Actual Working Capital is less than the Target Working Capital).

“Actual Cash” means the aggregate Cash as at the Effective Time, as set out in the Completion Accounts.

“Actual Debt” means the aggregate Debt as at the Effective Time, as set out in the Completion Accounts.

“Actual Working Capital” means the aggregate Working Capital as at the Effective Time, as set out in the Completion Accounts.

“Agreement” means this agreement executed as a deed (including any schedule to it).

“Applicable Law” means (with respect to any person, property, transaction, event or other matter) any law, rule, statute, regulation, instrument, order, judgment, decree, treaty or other requirement having the force of law in any jurisdiction (collectively, the “Law”) relating or applicable to such person, property, transaction, event or other matter. “Applicable Law” also includes, where appropriate, any interpretation of the Law (or any part thereof) by any person having jurisdiction over it or charged with its administration or interpretation.

“Applicable Jurisdiction” means any of the countries in which the Company has subsidiaries and branches from time to time being, at the date of this Agreement, Nigeria, Germany, the United States of America, Tunisia, France, the United Arab Emirates and South Africa.

“BioNTech Company Shares” means the [***] Ordinary Shares, (of which [***] held only beneficially as of the date of this Agreement pending stamping of a stock transfer form in respect of the [***] Shares and updating of the Company’s register of members accordingly), [***] Class A Shares and [***] Class B Shares each of £0.00001 each in the capital of the Company held by the Purchaser immediately prior to Completion.

“Business” means the business carried on by the Group, or any part of it.

“Business Day” means a day (other than a Saturday, a Sunday or a public holiday) on which clearing banks are open for all normal banking business in the city of London, UK and Mainz, Germany, and “Business Hours” means the hours of 9am to 5pm on a Business Day.

“CA2006” means the Companies Act 2006.

“Cash” the aggregate amount of all unrestricted and freely available:

(a)	cash on hand;

(b)	cash standing to the credit of any account with a bank or other financial institution including all term deposits (for the avoidance of doubt, excluding any interest on such term deposits); and

(c)	cash equivalents;

(d)	any Transaction Expenses up to £[***] which are paid out and settled by and/or invoiced to the relevant Group Company on or prior to the Completion Date;

(e)	any cash owed to the Company by the Paying Agent in relation to the exercise of the options; and

less

(f)	any cash which is not freely available or convertible within [***] days after the Effective Time including deposits and loans which relate to the guarantee of contractual lease agreements,

in each case to which the Company or any of the Subsidiaries is beneficially entitled as at the Effective Time, calculated on a consolidated basis in accordance with the accounting principles, policies, standards, practices, evaluation rules and estimation techniques specified in Part 2 of Schedule 9 (Completion Accounts). An illustrative detailed mapping on account basis designated as “Cash” is set out in Part 3 of Schedule 9.

“CBT Condition” has the meaning set out in sub-clause 2.2(g).

“CJRS” means the coronavirus job retention scheme (as it has effect from time to time) that is the subject of the direction given by the Treasury on 15 April 2020 under section 76 of the Coronavirus Act 2020.

“Claim” means a Warranty Claim and/or a claim by the Purchaser against the Warrantors under the Tax Covenant (as the case may be).

“Class A Shares” means convertible preference A shares of £0.000001 each in the capital of the Company.

“Class B Shares” means convertible preference B shares of £0.000001 each in the capital of the Company.

“Client” means any person to whom or which the Group shall at any time during the [***] month period prior to Completion have provided Restricted Business.

“Company” means InstaDeep Ltd, details of which are set out in Part 1 of Schedule 2 (The Company).

“Company Intellectual Property” means the Intellectual Property owned, enjoyed, used or licensed by the Group or arising from the existence or activities of any Group Company.

“Completion” means the completion of the sale and purchase of the Completion Shares in accordance with this Agreement.

“Completion Accounts” means the completion accounts prepared and agreed or determined in accordance with Schedule 9 (Completion Accounts).

“Completion Allocation Schedule” means the schedule, substantially in the form of the Signing Allocation Schedule, setting out, amongst other matters, the details of the Sellers’ residential addresses and country of residence, the Sellers’ holdings of the Completion Shares, the FME Retained French Shares and the FME 2024 French Shares and the allocation of the Consideration payable to each of them (including, in particular, the mix of cash and Consideration ADSs used to settle the Upfront Consideration), as prepared in accordance with sub-clause 4.5.

“Completion Date” means the date on which Completion occurs in accordance with the terms of this Agreement.

“Completion Disclosure Letter” means the letter from the Warrantors to the Purchaser delivered on Completion, disclosing matters arisen after the date of this Agreement that are exceptions to the Warranties to be given at the Completion Date, together with all documents annexed to it.

“Completion Fully-Diluted Shares” means, as at Completion, the total number of Shares that are in issue or are to be issued by the Company being:

(a)	the Completion Shares (including any Shares issued or to be issued pursuant to the New Awards);

(b)	the BioNTech Company Shares;

(c)	the FME Retained French Shares; and

(d)	the FME 2024 French Shares.

“Completion Shares” means the Investors Sellers’ Shares and the FME Completion Shares.

“Conditions” means those matters set out in sub-clause 2.2 (Conditions precedent).

“Confirmatory IP Assignments” means the agreements in such form as may be agreed between the FME Shareholders’ Representative and the Purchaser, to be entered into on or before Completion relating to the assignment of Intellectual Property identified by the Purchaser during its due diligence exercise in respect of the Transaction as not being sufficiently vested in the Company, between:

(a)

such persons identified by the Purchaser (acting reasonably) as being employed by, or otherwise having a contractual relationship or arrangement with, a Group Company as at the date of this Agreement pursuant to which they have created Intellectual Property in the execution of their duties and/or following the instructions of the relevant Group Company, and the relevant Group Company; and

(b)	the relevant Group Company identified in part (a) above and the Company,

and each a “Confirmatory IP Assignment”.

“Consideration” means the aggregate consideration payable by the Purchaser to the Sellers pursuant to sub-clauses 4.1 (Consideration) and 3.9 for the Consideration Shares, the FME Retained French Shares and the FME 2024 French Shares.

“Consideration ADSs” means American Depositary Shares issued pursuant to the Deposit Agreement representing the Consideration Shares.

“Consideration ADS Price” means £[***].

“Consideration Increase” has the meaning set out in sub-clause 5.2(c) (Purchase price adjustment).

“Consideration Reduction” has the meaning set out in sub-clause 5.2(a) (Purchase price adjustment).

“Consideration Shares” means ordinary shares of the Purchaser that form a part of the Consideration.

“Contingent Consideration” means the Investor Sellers’ Upfront Contingent Cash Consideration plus the Earn-out Consideration.

“Counsel” means a barrister of not less than 10 years’ standing, having experience in claims similar to a relevant Outstanding Claim, as agreed by the Sellers’ Representatives and the Purchaser, or failing such agreement, as appointed by the Chair for the time being of the Bar of England and Wales on the application of either party.

“Cybersecurity Requirements” means all laws, regulations, codes, mandatory guidance (from regulatory and advisory bodies), international and national standards, industry schemes and sanctions relating to security of network and information systems and security breach and incident reporting requirements which are from time to time applicable to the Company or any of the Subsidiaries (or any part of their business), including the Data Protection Laws.

“Dangerous Substance” means any natural or artificial substance, preparation (a mixture or solution of two or more substances) or biological agent (including, without limitation, radiation or sources of radiation) (whether in the form of a solid, liquid, gas or vapour), the presence, generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to human health, comfort or safety or harm to any other living organism or causing damage to the environment, or any waste.

“Data Protection Laws” has the meaning set out in sub-clause 34 (Compliance) of Schedule 4 (Non-Tax Warranties).

“Data Room” means the “Project Interstellar” virtual data room hosted by HighQ and made available by the Sellers to the Purchaser from 5 December 2022 to and including 9 January 2023.

“Debt” in relation to the Company and the Subsidiaries, the aggregate amount of their respective borrowings and other financial indebtedness in the nature of borrowing, including:

(a)	borrowings from any bank, financial institution or other entity;

(b)	indebtedness arising under any bond, note, loan stock, debenture, commercial paper or similar instrument;

(c)

obligations under any conditional sale, title retention, forward sale or purchase or any similar agreement or arrangement creating obligations with respect to the deferred purchase price of property (other than customary trade credit given in the ordinary course of trading);

(d)	indebtedness under any hire purchase agreement or finance lease (whether for land, machinery, equipment or otherwise) which is a liability under applicable accounting standards;

(e)	any indebtedness for monies borrowed or raised under any other transaction that has the commercial effect of borrowing;

(f)	any preference shares or element of preference shares shown as liabilities as required by applicable accounting standards;

(g)	any liabilities to shareholders of the Company;

(h)	any provision, accruals or liabilities relating to financial instruments, excluding accrued interests on the financial deposits;

(i)	any provision, accruals, liabilities or receivables relating to income taxes (including corporation tax, corporate income tax or any similar tax on a company’s income, profits or gains);

(j)

any provisions, accruals or liabilities relating to annual bonus to employees and the long-term bonus which refers to the period ending at the Effective Time including any social security contributions;

(k)

any provisions, accruals or liabilities relating to retirement obligations including, without limitation, in respect of France and Tunisia and including any social security contributions in respect thereof;

(l)	any provisions, accruals and liabilities relating to long term incentive plans and share-based payment in accordance with IFRS 2 if they are not settled as of the Effective Time;

(m)

any provisions, accruals and liabilities for taxes and levy resulting from the vesting or exercise of the options (share-based payments) and including the effects from the Options, and awards pursuant to the French Plan which are not vested or exercised as of the Effective Time;

(n)	any lease liability obligation according to IFRS 16;

(o)	any Transaction Expenses less the Transaction Expenses treated as Cash for the purposes of paragraph (d) of that definition;

(p)	the Paying Agent Fee;

(q)	the W&I Cost;

(r)

any minority interest which exists prior to and on the Completion Date (for the avoidance of doubt, the minority interest is the book value calculated by multiplying the minority share interest with the next assets as of the Completion Date); and

(s)

all unpaid accrued interest on any borrowings or indebtedness referred to in the paragraphs above, together with any prepayment premiums or other penalties, fees, expenses or breakage costs arising (or which would arise) in connection with the repayment of any such borrowings or indebtedness, as at the Effective Time, calculated on a consolidated basis in accordance with the accounting principles, policies, standards, practices, evaluation rules and estimation techniques specified in Part 2 of Schedule 9 (Completion Accounts). An illustrative detailed mapping on account basis designated as “Debt” is set out in Part 3 of Schedule 9.

“Deed of Adherence” means the deed of adherence (in a form to be approved by the Purchaser acting reasonably) under which a New FME Shareholder agrees to adhere to the terms of this Agreement as a Seller in respect of the Shares acquired, or to be acquired, by them from the New Awards.

“Deposit Agreement” means the Deposit Agreement to be entered into between the Purchaser, The Bank of New York Mellon, as depositary (the “Depositary”) and all Owners and Holders (each as defined in the Deposit Agreement), from time to time, of American Depositary Shares issued thereunder.

“Determination Date” means the date of agreement or determination of the Completion Accounts in accordance with Schedule 9 (Completion Accounts).

“Disclosed” means fairly disclosed to the Purchaser for the purposes of this Agreement in the Disclosure Documents and “fairly” means disclosed with sufficient particularity to enable the Purchaser to assess the impact on the Group of the matter disclosed and to properly identify the nature and scope of the matter disclosed and “Disclose” shall be construed accordingly.

“Disclosure Documents” means:

(a)	the Signing Disclosure Letter and the Completion Disclosure Letter (in each case, including the general disclosures contained therein); and

(b)	the documents in the Data Room, including all documents and answers provided as part of the Q&A function.

“Disposal” means the transfer, sale, disposal of, or the creation of any Encumbrance over, or the entry into any agreement to do any of the same in relation to (in each case whether directly, indirectly, contingently or otherwise) any Consideration Shares or any Interest in Consideration Shares, and “Dispose” shall be construed accordingly.

“Dispute Notice” has the meaning set out in Schedule 9 (Completion Accounts).

“Due Amount” means the amount (if any) due for payment to the Purchaser by those Sellers due to receive the Earn-out Consideration in respect of and only to the extent of their pro-rata liability for a Resolved Claim.

“Earn-Out” means the proportion of the Consideration calculated on a contingent basis during the Earn-out Period in respect of the satisfaction of the Milestones set out in Schedule 10 (Calculation of Earn-out Consideration).

“Earn-Out Consideration” has the meaning given to it in Schedule 10 (Calculation of Earn-out Consideration).

“Earn-Out Consideration Completion Date” means the date being the 20th Business Day following the end of the Earn-Out Period.

“Earn-Out Period” means the period commencing on the Completion Date and ending on the third anniversary of the Completion Date.

“Effective Time” means 11:59pm (GMT) on the date of Completion.

“EMI Option” means a share option granted pursuant to the Stock Option Plan that is intended to qualify as an Enterprise Management Incentive option in accordance with section 527(4) and Schedule 5 of ITEPA.

“Employee Shares” means non-voting ordinary shares of £0.000001 each in the capital of the Company.

“Encumbrance” means any interest or equity of any person (including any right to acquire, option or right of pre-emption or conversion) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention, or any other security agreement or arrangement, or any agreement to create any of the above.

“Estimated Cash” means the Sellers’ reasonable good faith estimate of Cash of the Group as at the Effective Time, as provided pursuant to clause 6 (Pre-Completion obligations) and set out in the Estimates Notice.

“Estimated Debt” means the Sellers’ reasonable good faith estimate of Debt of the Group as at the Effective Time, as provided pursuant to clause 6 (Pre-Completion obligations) and set out in the Estimates Notice.

“Estimated FME Shareholders’ Upfront Consideration” means the £price per share calculated in accordance with the Completion Allocation Schedule after including therein:

(a)

the Estimated Cash, Estimated Debt and the Estimated Working Capital amounts set out in the Estimates Notice and reflecting (if applicable) any increase or reduction of the FME Shareholders’ Upfront Consideration as a result of the Estimated Adjustment Amount;

(b)	the [***] as a deduction in respect of the Completion Fully Diluted Consideration Shares held or to be held by FME Shareholders; and

(c)	[***].

“Estimated Liability” means, in relation to an Outstanding Claim, a genuine and bona fide estimate of the amount of the liability to the Purchaser of any relevant Seller who is due to receive Earn-Out Consideration if the Outstanding Claim was to be resolved in the Purchaser’s favour, as agreed or determined in accordance with sub-clause 19.12(b).

“Estimated Adjustment Amount” means the aggregate of:

(a)	the amount by which the Estimated Cash is in excess or shortfall of the Target Cash Balance,

less

(b)	the amount by which the Estimated Debt is in excess of the Target Debt Balance (for the avoidance of doubt, no shortfall will incur),

plus / minus

(c)

the amount of the difference between the Estimated Working Capital and the Target Working Capital (which shall be a positive number if the Estimated Working Capital is in excess of the Target Working Capital, or a negative number if the Estimated Working Capital is less than the Target Working Capital), as provided pursuant to clause 6 (Pre-Completion obligations) and set out in the Estimates Notice.

“Estimated Sellers’ Upfront Payment” means the £price per share calculated in accordance with the Completion Allocation Schedule after inserting the Estimated Cash, Estimated Debt and the Estimated Working Capital amounts set out in the Estimates Notice and reflecting (if applicable) any increase or reduction of the Investor Sellers’ Upfront Consideration as a result of the Estimated Adjustment Amount.

“Estimated Tax Withholding” means, in relation to an FME Shareholder who is exercising an Option on or immediately before Completion and in respect of whom an Option Tax Liability will arise, the estimated amount of that Option Tax Liability as set out in the Completion Allocation Schedule.

“Estimated Working Capital” means the Sellers’ reasonable good faith estimate of Working Capital of the Group as at the Effective Time, as provided pursuant to clause 6 (Pre-Completion obligations) and set out in the Estimates Notice.

“Estimates Notice” has the meaning given to it in sub-clause 6.3 (Pre-Completion obligations).

“Exchange Rate” means with respect to a particular currency for a particular day the spot rate of exchange (the closing mid-point) for that currency into sterling on such date as published by the European Central Bank or where no such rate is published in respect of that currency for such date at the rate quoted by Bloomberg FX Fixings (https://www.bloomberg.com/markets/currencies/fx-fixings) as at 4:00pm London time on such date.

“Exchange Shares” means the Shares held by a Seller as at the date of this Agreement, being:

(a)	in respect of any FME Shareholder, the Shares set out against that FME Shareholder’s name in any of column C1, C2 or E2 of the table set out in Part 1 of Schedule 1; and

(b)	in respect of any Investor Seller, the Shares set out against that Investor Seller’s name in any of columns C1 to C4 (inclusive) of the table set out in Part 2 of Schedule 1.

“Existing Options” means the options to subscribe for Ordinary Shares or Employee Shares granted pursuant to the Stock Option Plan on or before the date of this Agreement.

“FME 2024 French Shares” means the Ordinary Shares set against that FME Shareholder’s name in column E5 of the table set out in Part 1 of Schedule 1 (being Ordinary Shares that remain subject to a French Award and which, following a proposed amendment to the French Plan to be made with effect from Completion, will vest on [***]) but excluding any such Ordinary Shares to the extent that the applicable French Award held by the FME Shareholder lapses before Completion in accordance with the terms of the French Plan.

“FME Cash in Hand” means [***]% of (i) the Estimated Sellers’ Upfront Payment multiplied by (ii) the number of FME Completion Shares.

“FME Completion Shares” means all the Shares held by the FME Shareholders at Completion which, in respect of each FME Shareholder, will consist of:

(a)

the Ordinary Shares set against that FME Shareholder’s name in column C1 of the table set out in Part 1 of Schedule 1, being Ordinary Shares held by that FME Shareholder as at the date of this Agreement (other than Ordinary Shares that remain subject to a French Holding Period);

(b)

the Employee Shares set against that FME Shareholder’s name in column C2 of the table set out in Part 1 of Schedule 1, being Employee Shares held by that FME Shareholder as at the date of this Agreement;

(c)

the Ordinary Shares set against that FME Shareholder’s name in column D1 of the table set out in Part 1 of Schedule 1 (being Ordinary Shares that the FME Shareholder will acquire from the exercise of Existing Options immediately before Completion) but excluding any such Ordinary Shares to the extent that the applicable Existing Option held by the FME Shareholder lapses before Completion in accordance with the terms of the Stock Option Plan;

(d)

the Employee Shares set against that FME Shareholder’s name in column D2 of the table set out in Part 1 of Schedule 1 (being Employee Shares that the FME Shareholder will acquire from the exercise of Existing Options immediately before Completion) but excluding any such Employee Shares to the extent that the applicable Existing Option held by the FME Shareholder lapses before Completion in accordance with the terms of the Stock Option Plan;

(e)

the Ordinary Shares set against that FME Shareholder’s name in column E1 of the table set out in Part 1 of Schedule 1 (being Ordinary Shares that will be issued to that the FME Shareholder immediately before Completion in connection with the vesting of French Awards) but excluding any such Ordinary Shares to the extent that the applicable French Awards held by the FME Shareholder lapse before Completion in accordance with the terms of the French Plan;

(f)

if Completion arises after the date set against that FME Shareholder’s name in column E4 of the table set out in Part 1 of Schedule 1, the Ordinary Shares set against that FME Shareholder’s name in column E2 of the table set out in Part 1 of Schedule 1 (being Ordinary Shares held by that FME Shareholder as at the date of this Agreement that remain subject to a French Holding Period but which cease to be subject to that French Holding Period on or before Completion);

(g)

if Completion arises after the date set against that FME Shareholder’s name in column E4 of the table set out in Part 1 of Schedule 1, the Ordinary Shares set against that FME Shareholder’s name in column E3 of the table set out in Part 1 of Schedule 1 (being Ordinary Shares that will be issued to that the FME Shareholder immediately before Completion in connection with vesting of French Awards) but excluding any such Ordinary Shares to the extent that the applicable French Award held by the FME Shareholder lapses before Completion in accordance with the terms of the French Plan; and

(h)	any Employee Shares and/or Ordinary Shares issued to an FME Shareholder on or before Completion pursuant to the terms of, and/or following the exercise of, a New Award.

“FME Holdback Amount” means [***]% of the FME Cash in Hand in respect of the FME Completion Shares.

“FME Retained French Shares” means:

(a)

if Completion arises on or before the date set against that FME Shareholder’s name in column E4 of the table set out in Part 1 of Schedule 1, the Ordinary Shares set against that FME Shareholder’s name in column E2 of the table set out in Part 1 of Schedule 1 (being Ordinary Shares held by that FME Shareholder that, as at Completion, remain subject to a French Holding Period); and

(b)

if Completion arises on or before the date set against that FME Shareholder’s name in column E4 of the table set out in Part 1 of Schedule 1, the Ordinary Shares set against that FME Shareholder’s name in column E3 of the table set out in Part 1 of Schedule 1 (being Ordinary Shares that remain subject to a French Award that has not vested as at Completion but which is due to vest in May or June 2023) but excluding any such Ordinary Shares to the extent that the applicable French Award held by the FME Shareholder lapses before Completion in accordance with the terms of the French Plan.

“FME Shareholders’ Representative” means [***] or such other person as the majority by value of Consideration receivable by the FME Shareholders may notify to the Purchaser in writing from time to time.

“FME Shareholders’ Transaction Tax Liability” means, in respect of an FME Shareholder, the sum of:

(a)	the amount of any Option Tax Liability, or any personal tax liability of such FME Shareholder, that arises as a result of any exercise of an Option immediately before Completion;

(b)

the amount of any personal tax liability of such FME Shareholder that arises as a result of, or in connection with, the sale of any Completion Shares in accordance with this Agreement (provided that such personal tax liability is payable in respect of the tax year in which Completion occurs); and

(c)

the amount of any personal tax liability of such FME Shareholder that arises as a result of, or in connection with, the sale of any FME Retained French Shares and/or FME 2024 French Shares in accordance with this Agreement (provided that such personal tax liability is payable in respect of the tax year in which the sale of those Shares to the Purchaser takes place), and, for the purposes of estimating an FME Shareholders’ Transaction Tax Liability under this Agreement, the parties agree that, except for anything which can be factored in as a result of running dummy payroll runs in advance of Completion to the extent feasible: (1) no account will be taken of any reliefs that are personal to an FME Shareholder and which would require knowledge of the FME Shareholder’s personal circumstances; and (2) all taxes will be estimated using the highest marginal rate of tax, unless the relevant payments are processed through a Group Company payroll and such reliefs and / or tax rates are taken into account in respect of such payment.

“FME Shareholders’ Upfront Cash Completion Payment” means:

(a)	the FME Cash in Hand plus

(b)	the FME Shareholders’ Transaction Tax Liability of all FME Shareholders in respect of the FME Completion Shares.

“Founder Sellers” means [***] and [***] details for whom are set out in Part 1 of Schedule 1 (and each a “Founder”).

“French Award” means a right to acquire Ordinary Shares granted by the Company under the French Plan before the date of this Agreement.

“French Holding Period” means a Holding Period (as such term is defined in the French Plan) applying to Ordinary Shares acquired pursuant to a French Award.

“French Plan” the allocation plan of performance shares adopted by the Company on 21 August 2019 in respect of the employees of InstaDeep SAS.

“Governmental Authority” means any governmental authority in the United Kingdom, France, United Arab Emirates, South Africa, Tunisia, Germany, United States of America, Nigeria or any other country in which a Group Company conducts, or has conducted in the previous [***] years preceding the date of this Agreement, its business and includes any district, county, federal, state, provincial, municipal or similar authorities.

“Group Accounts” means, in respect of the Company, the audited consolidated balance sheet as at that date and the audited consolidated income statement for that period (including all documents required by Applicable Law to be annexed to them for that period).

“Group Companies” or “Group” means the Company, any holding company and any subsidiary and any subsidiary undertaking of the Company or such companies (as set out in Part 2 of Schedule 2 (The Group Companies) and “Group Company” means any one of them.

“[***] Shares” means the Shares transferred pursuant to the terms of the 2022 [***] SPA.

“Holdback Amount” means the FME Holdback Amount and the Investors Holdback Amount.

“holding company” has the meaning set out in Section 1159, CA2006.

“HMRC” has the meaning given to it in the Tax Schedule.

“ICAEW President” shall have the meaning given to it in sub-clause 19.11 (Independent Expert).

“IFRS” means International Financial Reporting Standards (including international accounting standards, international financial reporting standards and interpretations of such standards) adopted for use in the UK under the International Accounting Standards and European Public Limited-Liability Company (Amendment etc.) (EU Exit) Regulations 2019 (SI 2019/685) and in force for the accounting period ending on the Accounts Date.

“Independent Expert” means an independent expert whose appointment and terms of reference are governed by sub-clause 19.11 (Independent Expert).

“Institutional Sellers” means [***].

“Institutional Sellers’ Representative” means [***] or such other person as the Institutional Sellers (acting jointly on a unanimous basis) may notify to the Purchaser in writing from time to time.

“Intellectual Property” means any intellectual property or similar proprietary right, including all patents and patent applications, inventions (whether or not patentable), trade marks, trade names whether or not registered or capable of registration, registered designs, design rights, domain names, copyrights, database rights, the right to apply for and applications for any of the preceding items, together with the rights in inventions, processes, software, know how, trade or business secrets, confidential information or any process or other similar right or asset capable of protection enjoyed, owned, used or licensed and all other intellectual and industrial property rights throughout the world arising directly or indirectly and all licences of the intellectual property referred to above.

“Interest” means any legal or beneficial interest or any other interest as defined in section 820 (when read with sections 821 to 825 inclusive) of the CA 2006 and “Interested” shall be construed accordingly.

“International Armed Conflict” means all cases of:

(a)	the state of war declared in accordance with the laws of England and Wales; or

(b)	any other armed conflict with significant participation of the British Armed Forces which may arise between two or more states, even if the state of war is not recognized by one of them; or

(c)	partial or total occupation of the territory of the UK, even if the said occupation meets with no armed resistance; or

(d)	any other armed conflicts in which people are fighting against colonial domination and alien occupation and against racist regimes in the exercise of their right of self-determination.

“Investors Holdback Amount” means [***]% of (i) the Estimated Sellers’ Upfront Payment multiplied by (ii) the number of Completion Shares held by the Investor Sellers.

“Investor Sellers’ Representative” means [***] or such other person as the majority by value of Consideration receivable by the Investor Sellers (excluding the Institutional Sellers) may notify to the Purchaser in writing from time to time.

“Investor Sellers’ Shares” means the following fully paid and issued shares:

(a)	[***] Ordinary Shares;

(b)	[***] Class A Shares;

(c)	[***] Class B Shares; and

(d)	[***] Employee Shares,

held by the Investor Sellers in the proportions set out in Part 2 of Schedule 1.

“Investor Sellers’ Upfront Contingent Cash Consideration” means the sum of £[***] per share held.

“ITEPA” has the meaning given to it in the Tax Schedule.

“IT Systems” has the meaning set out in sub-clause 30.1 (Information technology) of Schedule 4.

“Key Employees” means those persons listed Part 2 of Schedule 10.

“Leases” means all leases (including underleases) under which the Properties are held, particulars of which are set out in Part 2 of Schedule 3 (The Properties) and “Lease” means any one of them.

“Lock-up Period” has the meaning given in clause 18.1.

“Management Accounts” means each of the unaudited consolidated monthly management accounts (including a balance sheet and an income statement) for the Group for the period from the Accounts Date to 31 October 2022.

“Material Adverse Change” means the occurrence or commencement, between the date of this Agreement and Completion, of a Material Adverse Change Event which is reasonably likely to sustain beyond Completion and which results in the Group as a whole having suffered any one or more impairments (as construed under IFRS as in force on the date of this Agreement, but ignoring for these purposes any impairments occurring as a result of any future changes in accounting standards or principles or interpretations of general application in relation thereto) of the assets of the Group and/or having incurred one or more one-off costs or liabilities outside the ordinary course of business which, taken together, have resulted in the total assets of the Group on a consolidated basis being reduced by more than [***], where:

“Material Adverse Change Event” means:

(a)	an Act of God in the UK;

(b)	an International Armed Conflict on the territory of the UK; or

(c)	a Non-International Armed Conflict on the territory of the UK;

“Milestones” has the meaning set out in Part 1 of Schedule 10.

“Minority Share Transfers” means:

(a)	in respect of InstaDeep Tunisia, the transfer of 1 share in the capital of InstaDeep Tunisia from [***] to the Company; and

(b)	in respect of InstaDeep Nigeria, the transfer of 10,000 shares in the capital of InstaDeep Nigeria from [***] to InstaDeep SAS,

and each a “Minority Share Transfer”.

“New Articles of Association” means the new articles of association to be adopted by the Company with effect from Completion.

“New Award” means an option or other right to acquire Employee Shares and/or Ordinary Shares granted after the date of this Agreement and before the Completion Date pursuant to either the French Plan or the Stock Option (or pursuant to any other arrangement with the prior written agreement of the Purchaser).

“New FME Shareholder” means any person not set out in Part 1 of Schedule 1:

(a)	to whom a New Award is granted after the date of this Agreement and before Completion;

(b)	who will be issued Ordinary Shares and/or Employee Shares on or before Completion in respect of that New Award; and

(c)	who, on or before Completion, has signed a Deed of Adherence.

“Non-International Armed Conflict” means all armed conflicts, other than International Armed Conflicts, which take place on the territory of the UK between the British Armed Forces and dissident armed forces or other organised armed groups which, under responsible command, exercise control over a part of its territory, such control enabling them to carry out sustained and concerted military operations, but in each case excluding situations of internal disturbances and tensions, such as riots, isolated and sporadic acts of violence and other acts of a similar nature.

“Non-Tax Claim” means any Claim which is not a Tax Claim.

“Non-Tax Warranties” means the warranties set out in Schedule 4 (Non-Tax Warranties).

“Non-US FME Shareholders” means the FME Shareholders, other than the US FME Shareholders.

“Non-US FME Shareholders’ ADS Letter of Representation” means the letter of representation, in a form to be agreed between each Non-US FME Shareholder and the Purchaser acting reasonably, to be provided by each Non-US FME Shareholder at Completion to the Purchaser in respect of the Consideration Shares and Consideration ADSs.

“Notice” includes any notice, demand, consent or other communication.

“Open Source Materials” means any publicly available software or material that contains or is derived from, or is distributed or licensed:

(a)	as free, libre or open-source software;

(b)

under a licensing or distribution arrangement that requires, as a condition of use, modification and/or distribution of such software or material, that other software incorporated into, derived from or distributed with such software or material be:

(i)	disclosed or distributed in source code form;

(ii)	licensed for the purpose of making derivative works;

(iii)	licensed to permit decompilation, disassembly or reverse engineering of licensee’s products; or

(iv)	redistributable at no charge; or

(c)	under a licensing or distribution arrangement similar to (a) or (b) including but not limited to the GNU General Public License, GNU Lesser General Public License and Mozilla Public License.

“Optionholders” means the FME Shareholders who, under the Stock Option Plan, hold an Option that is to be exercised on or immediately before Completion.

“Options” means the Existing Options and the New Awards.

“Option Exercise Documents” means:

(a)	in relation to the Options (excluding any New Award in the form of an RSU Award):

(i)	a sale notice provided by the Company to each Optionholder inviting such Optionholder to exercise their Options;

(ii)

a notice of exercise provided by each Optionholder (or a duly appointed attorney) under which each such Optionholder has elected and authorised their employing company to deduct sufficient amounts to settle the Option Exercise Price and Option Tax Liability arising on exercise of their Options;

(iii)

where applicable, a duly executed joint election pursuant to section 431 of ITEPA for full disapplication of Chapter 2 ITEPA in relation to the exercise of the Options made by each Optionholder’s employing entity that is a member of the Group and each Optionholder (or a duly appointed attorney);

(iv)	a power of attorney to, inter alia, facilitate the exercise of the Options and the sale of the resulting shares provided by each Optionholder; and

(v)	the board minutes of the Company approving the exercise of the Options and the issue and allotment of the Shares in respect of the exercise of the Options to the Optionholders; and

(b)	in relation to the RSU Awards:

(i)

where applicable, a duly executed joint election pursuant to section 431 of ITEPA for full disapplication of Chapter 2 ITEPA in relation to the Completion Shares to be issued to the RSU Holder, made by each RSU Holder’s entity that is a member of the Group and the RSU Holder (or a duly appointed attorney);

(ii)	a power of attorney given by each RSU Holder to, inter alia, facilitate the sale of the Completion Shares held by the RSU Holder; and

(iii)	the board minutes of the Company approving the issue and allotment of the Shares in respect of the RSU Awards to the RSU Holders,

each in a form to be agreed between each RSU Holder and the Purchaser acting reasonably.

“Option Exercise Monies” means the aggregate exercise price payable by an Optionholder on the exercise of his/her Option.

“Option Tax Liability” means the amount of any income tax under PAYE and Class 1 employee National Insurance contributions (including secondary Class 1 (employer’s) National Insurance contributions), or any other income tax, social security liability or other similar imposts or levies which become payable by a Group Company in any jurisdiction other than the UK, on exercise of an Option or, on the vesting in case of an RSU Award, by an FME Shareholder.

“Ordinary Shares” means ordinary shares of £0.00001 each in the capital of the Company.

“Outstanding Claim” means such portion of a claim under this Agreement which is against any of the Sellers who are due to receive Earn-out Consideration and that has been duly notified by the Purchaser to the relevant Sellers’ Representatives or the Warrantors (as the case may be) in accordance with this Agreement, but which is not a Resolved Claim as at the Earn-out Consideration Completion Date.

“Paying Agent” means [***] or such other paying agent as may be agreed between the Purchaser, the FME Shareholders Representative, the Investor Sellers’ Representative and the Institutional Sellers.

“Paying Agent Agreement” means the agreement in a form reasonably acceptable to the Institutional Sellers, the FME Shareholders Representative, the Investor Sellers’ Representative and the Purchaser.

“Paying Agent Fee means [***]% of the aggregate amount payable to the Paying Agent in respect of the matters the subject of this Agreement.

“Payment Amount” means any amount of the Earn-Out Consideration due from the Purchaser to the relevant Sellers under or in connection with this Agreement.

“Pension Scheme(s)” means the group personal pension scheme of the Company operated by [***].

“Post-Completion Management Agreement” means the management agreement to be entered into between the Purchaser, the Founder Sellers and the Company regulating the governance rights of the Founder Sellers (as managers and employees (as applicable) of the Group) in respect of the Group, which shall be on terms to be agreed between the parties to it (each acting reasonably) prior to Completion, and which shall include (among other things) provisions whereby:

(a)

the prior written consent of the Founder Sellers will be required in order for the Company (or any other Group Company) to adopt or action any of the matters set out in paragraph 8(c) of Part 1 of Schedule 10 (Calculation of Earn-out Consideration); and

(b)

no prior written consent of the Purchaser will be required in relation to the Company (or any other Group Company) effecting any of the matters set out in paragraph 8(d) of Part 1 of Schedule 10 (Calculation of Earn-out Consideration); and

(c)

the Purchaser will consult with the Founder Sellers in respect of any change to be made to the allocation of any Purchaser’s EIP Recipient pursuant to the Purchaser’s Employee Incentive Plan, notwithstanding that each party acknowledges as at the date of this Agreement that the draft allocations are intended by each party to be in substantially agreed form.

“Properties” means the properties leased or licensed to the Group, particulars of which are set out in Schedule 3 (The Properties) and the “Property” means any one of them.

“Prospective Client” means any person who or which was at any time during the [***] month period prior to Completion negotiating with or has been subject to any presentation or pitch by any Group Company for the provision of any Restricted Business.

“Purchaser’s EIP Amount” means up to £[***] in aggregate payable to the Purchaser’s EIP Recipients by the Purchaser following Completion in respect of, and in accordance with the terms of, the Purchaser’s Employee Incentive Plan.

“Purchaser’s EIP Recipients” means those individuals agreed between the Purchaser and the Founder Sellers as at the date of this Agreement and as set out in the Purchaser’s Employee Incentive Plan (or an agreed form document referred to therein).

“Purchaser’s Employee Incentive Plan” means the agreed form employee incentive plan in respect of the Purchaser’s EIP Amount, established for the benefit of the Purchaser’s EIP Recipients pursuant to which such persons shall, subject to the terms therein, be eligible to participate.

“Purchaser’s Group” means the Purchaser and any holding company and any subsidiary and any subsidiary undertaking of the Purchaser or such companies from time to time and “Purchaser Group Company” means any one of them.

“Purchaser’s Bank Account” means the Purchaser’s bank account at [***] (and/or such other bank account(s) as the Sellers’ Representatives and the Purchaser may agree in writing).

“Purchaser’s Solicitors” means Osborne Clarke LLP of One London Wall, London EC2Y 5EB.

“Regulation S” in the context of the Consideration Shares and Consideration ADSs, has the common meaning given in respect of US securities law with reference to the Securities and Exchange Commission.

[***]

[***]

[***]

[***]

“Relevant Authority” means any of the UK Secretary of State for Business, Energy and Industrial Strategy (or a representative), the UK Investment Security Unit, the German Bundeskartellamt, the German Federal Ministry for Economic Affairs and Climate Action, the French Minister for Economy, the General Authority for Competition in Saudi Arabia or the Taiwan Fair Trade Commission.

“Relevant Person” has the meaning given to it in sub-clause 13.1 (Purchaser’s remedies).

“Reserved Sum” has the meaning given to it in sub-clause 19.12(a)(ii)(A) (Set-off).

“Resolved Claim” means any claim under this Agreement that has been:

(a)	agreed in writing between the Purchaser and the Sellers’ Representatives or the Warrantors (as the case may be) as to both liability and quantum; or

(b)	finally determined by the English courts pursuant to clause 26 (Governing Law and jurisdiction).

“Restricted Business” means the business of producing high quality artificial intelligence, mobile applications, websites, e-commerce, e-learning, AR/VR and software solutions, as well as 3D or graphic design and social media content including, without limitation, those activities relating to life sciences and those ancillary or incidental to or in connection with such business as carried on by the Group during the [***]-month period prior to Completion in any jurisdiction where the Group was materially active during such time or had concrete and active plans to enter as at Completion.

“Restricted Period” means the period commencing on Completion and ending [***] years from Completion.

“Restricted Person” means each of:

[***]

“RSU Award” means:

(a)

any French Award that will vest on or immediately before Completion and will result in the issue and allotment of FME Completion Shares referred to in paragraphs (e) or (g) of the definition of FME Completion Shares;

(b)

any New Award in the form of a conditional right to acquire Shares that will vest automatically (without needing to be exercised) on or immediately before Completion and will result in the issue and allotment of FME Completion Shares referred to in paragraph (h) of the definition of FME Completion Shares.

“RSU Holder” means the FME Shareholders who hold an RSU Award that is to vest on or immediately before Completion.

“Schemes” has the meaning given to it in sub-clause 35.1 (Particulars of employees and workers) of Schedule 4.

“Securities Act” means, in the context of the Consideration Shares and Consideration ADSs, the U.S. Securities Act of 1933, as amended.

“Security Incident” means any event having an actual adverse effect on the security of the IT Systems.

“Seller Associate” means any person with whom a Seller and/or (prior to Completion) any Group Company is either associated or connected for any Tax purpose.

“Sellers’ Bank Account” means the Paying Agent’s bank account as shall be notified to the Purchaser by the Paying Agent or the FME (and/or such other bank account(s) as the Sellers and the Purchaser may agree in writing).

“Sellers’ Solicitors” means CMS Cameron McKenna Nabarro Olswang LLP of Cannon Place, 78 Cannon Street, London, EC4N 6AF, United Kingdom.

“Sellers’ Representatives” means, collectively, the FME Shareholders’ Representative, the Investor Sellers’ Representative and the Institutional Sellers’ Representative.

“Sellers’ Upfront Consideration” means the Upfront Base Consideration, as adjusted in accordance with the Completion Allocation Schedule after inserting the Actual Cash, Actual Debt and the Actual Working Capital amounts set out in the Completion Accounts and reflecting (if applicable) any increase or reduction to the Upfront Base Consideration as a result of the Actual Adjustment Amount, in respect of all Completion Fully-Diluted Shares held or to be held by the Sellers.

“Senior Employee” means:

(a)	each of the Key Employees; and

(b)

any other person who is or was during the [***] period prior to Completion employed by any Group Company or who was a consultant to any Group Company, and who was so employed or retained by any Group Company in each case whose fees and/or emoluments exceed [***] (or the equivalent amount in local currency in respect of each of the Group Companies) per annum at Completion.

“Shareholder Documents” means:

(a)	the Share Purchase Agreement dated [***] between (1) the Purchaser (2) the Sellers and (3) the Company (all such terms as defined therein);

(b)	the Subscription Agreement dated [***] between (1) the Investors; (2) the Founders and (3) InstaDeep Limited (all such terms as defined therein);

(c)	the Amended and Restated Shareholders’ Agreement dated [***] between (1) the New Investors; (2) the Founders; (3) the Existing Shareholders and (4) the Company (all such terms as defined therein); and

(d)	the 2022 [***] SPA.

“Share Purchase Options” means the following options granted by [***] to purchase Ordinary Shares (registered in [***] name as at the date of this Agreement):

(a)	an option granted on [***] to [***] to purchase from [***] [***] Ordinary Shares at a purchase price of £[***] per Share;

(b)	an option granted on [***] to [***] to purchase from [***] [***] Ordinary Shares at a purchase price of £[***] per Share; and

(c)	an option granted on [***] to [***] to purchase from [***] [***] Ordinary Shares at a purchase price of £[***] per Share.

“Shares” means the shares in the capital of the Company, consisting of the Ordinary Shares, Class A Shares, Class B Shares and Employee Shares.

“Signing Allocation Schedule” means the schedule, in the agreed form, setting out, amongst other matters, the details of the Sellers’ residential addresses and country of residence, the Sellers’ holdings of the Shares and the draft allocation of the Consideration payable to each of them as prepared, and based on information known, at the date of this Agreement.

“Signing Disclosure Letter” means the letter of the same date as this Agreement, in the agreed form, from the Warrantors to the Purchaser delivered immediately prior to the execution of this Agreement, disclosing matters that are exceptions to the Warranties given at the date of this Agreement, together with all documents annexed to it.

[***]

[***]

[***]

[***]

“Stand-alone Accounts” means the audited balance sheet as at the Accounts Date and the audited income statement for the financial period ended on the Accounts Date in each case of each Group Company (including all documents required by Applicable Law to be annexed to them for that period).

“Stock Option Plan” means the InstaDeep Ltd Share Option Plan, an employees’ share scheme established by the directors of the Company on [***] (as amended), and each of the share options granted under it to employees of the Group.

“subordinate legislation” has the meaning set out in Section 21(1), Interpretation Act 1978.

“subsidiary” has the meaning set out in Section 1159, CA2006.

“subsidiary undertaking” has the meaning set out in Section 1162, CA2006.

“Surviving Provisions” means the provisions of clause 1.1 (Definitions and interpretation), clause 19 (General) (save for sub-clauses 19.5 (Effect of Completion) and 19.8 (Further assurance)), clause 20 (Announcements), clause 21 (Costs and expenses), clause 22 (Payments), clause 23 (Notices) and clause 27 (Governing law and jurisdiction).

“Systems Data” means the digital data (including personal and non-personal data) stored, processed, retrieved or transmitted by any element of the IT Systems.

“Target Cash Balance” means £[***].

“Target Debt Balance” means £[***].

“Target Working Capital” means £[***].

“Tax Claim” has the meaning given to it in the Tax Schedule.

“Tax Covenant” means the covenant given by the Warrantors under Part 3 of the Tax Schedule.

“Tax Schedule” means the provisions of Schedule 6 (Tax Schedule).

“Tax Warranties” means the warranties set out in paragraph 2 of part 2 of the Tax Schedule and the warranties set out at paragraph 36 of Schedule 4 insofar as any breach of such warranties would give rise to a claim for Tax and “Tax Warranty” means any one of them.

“Taxation” has the meaning given to it in the Tax Schedule.

“Third Party Claim” has the meaning set out in clause 15 (Purchaser’s conduct of Third Party Claims).

“Total Earn-out Value” means £200,000,000, being the maximum aggregate amount that the Sellers would be entitled to receive pursuant to the Earn-out in the event that all Milestones were satisfied in accordance with the terms of this Agreement but for any Investor Seller’s election to waive entitlement to [***]% of their pro rata proportion of such amount pursuant to sub-clause 4.3.

“Transaction” means the transactions contemplated by this Agreement.

“Transaction Document” means this Agreement, the Signing Disclosure Letter, the Completion Disclosure Letter, any document in the agreed form, and any other agreement entered into pursuant to the foregoing.

“Transaction Expenses” means costs, expenses, fees and other payments made to advisors by any Group Company in connection with the Transaction.

“Tunisia Completion” has the meaning given set out in sub-clause 2.11.

“Tunisian Sellers” means those Sellers that will, as at Completion, be resident or domiciled in Tunisia.

“TUPE Regulations” means the Transfer of Undertakings (Protection of Employment) Regulations 1981 (SI 1981/1794) and/or, as the case may be, the Transfer of Undertakings (Protection of Employment) Regulations 2006 (SI 2006/246).

“Upfront Base Consideration” means the sum of £[***] per share.

“US FME Shareholders” means those FME Shareholders who are a “U.S. person” (as such term is defined in Regulation S) under the Securities Act, the final list of which will be delivered by the FME Shareholders’ Representative to the Purchaser no later than [***] Business Days prior to Completion.

“US FME Shareholders Upfront Cash Completion Payment” means the Estimated Sellers’ Upfront Consideration in respect of the Consideration Shares held by the relevant US FME Shareholders.

“VWAP Value” means $[***], being the Bloomberg [***] calendar day volume-weighted average price of the Purchaser’s shares listed on NASDAQ (over that [***] calendar period not on a daily basis), such period ending on [***].

“Warranties” means the Non-Tax Warranties and the Tax Warranties, and “Warranty” means any one of them.

“Warrantors” means the Founder Sellers.

“Warranty Claim” means a claim by the Purchaser against the Warrantors for breach of any of the Warranties.

“Working Capital “ means the aggregated amount of:

(a)	trade receivables, less any loss allowance (bad debt allowance); and

(b)

all other current receivables, deferred revenue, other current assets, prepaid expenses (including receivables relating to taxes other than income taxes), financial deposit and accrued interests on the financial deposits to the extent not included in Cash or Debt;

less:

(i)	trade payables;

(ii)	prepayments received;

(iii)	all other current provisions and accruals other than income taxes to the extent not included in Debt and separately treated in this definition;

(iv)

any provisions, accruals or liabilities relating to contractual bonuses (including the commission bonuses payable to [***] and to [***]) which refers to the period ending on the Effective Time including any social security contribution;

(v)	any provisions, accruals or liabilities relating to the 13th salary including any social security contribution;

(vi)

any provisions, accruals or liabilities relating to employee benefits such as unused holidays or overtime including any social security contribution which are not above the amounts legally authorized to carry-over or which are related to the legal holiday entitlement for the current year;

(vii)	all other current payables (including liabilities relating to taxes other than income taxes), to the extent not included in Debt,

in each case to which the Company or any of the Subsidiaries is beneficially entitled as at the Effective Time, calculated on a consolidated basis in accordance with the accounting principles, policies, standards, practices, evaluation rules and estimation techniques specified in Part 2 of Schedule 9 (Completion Accounts). An illustrative detailed mapping on account basis designated as “Working Capital” is outlined in Part 3 of Schedule 9.

“Working Time Regulations” means the Working Time Regulations 1998 (SI 1998/1833).

“W&I Cost” means £[***], being [***]% of the aggregate amount payable in respect of the W&I Policy, including the insurance premium, brokerage costs, underwriting costs and insurance premium tax.

“W&I Insurer” means the insurer for the W&I Policy being principally [***], together with [***] and joint insurers [***] as set out under the W&I Policy.

“W&I Policy” means the warranty and indemnity insurance policies in the agreed form with policy number [***] and [***], issued by the W&I Insurer in favour of the Purchaser on the date of this Agreement and relating to claims under this Agreement.

“W&I Policy Excerpt” means an excerpt of the W&I Policy showing no subrogation rights against the Warrantors except in the case of fraud, dishonesty or wilful misconduct.

“[***] Transfers” means:

(a)	the call option agreement entered into by the Company, [***] and [***] dated [***] in respect of [***] Ordinary Shares;

(b)	the call option agreement entered into by the Company, [***] and [***] dated [***] in respect of [***] Ordinary Shares; and

(c)	the call option agreement entered into by the Company, [***] and [***] dated [***] in respect of [***] Ordinary Shares (out of which [***] Ordinary Shares have vested).

1.2	In this Agreement:

(a)	words in the singular include the plural and vice versa and words in one gender include any other gender;

(b)	a reference to a statute or statutory provision includes:

(i)	any subordinate legislation;

(ii)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	any statute, statutory provision or subordinate legislation which modifies, consolidates, re-enacts or supersedes it,

provided such subordinate legislation, re-enactment, statute or statutory provision came into force before the date of this Agreement;

(c)	a reference to:

(i)

a “party” means each person as set out at the head of page 1 (save for InstaDeep), a reference to “parties” means all of the parties to this Agreement (save for InstaDeep) and, upon any succession or permitted assignment, a reference to any party shall be deemed to include a reference to that party’s successors in title or permitted assigns;

(ii)

a “person” includes any individual, firm, corporation, body corporate, association or partnership, trust, unincorporated organisation, employee representative body, government or state or agency or department thereof, executors, administrators or successors in title (whether or not having a separate legal personality);

(iii)

clauses and schedules are to clauses and schedules of this Agreement and references to sub-clauses and paragraphs are references to sub-clauses and paragraphs of the clause or schedule in which they appear;

(iv)	any provision of this Agreement is to that provision as amended in accordance with the terms of this Agreement;

(v)	any document being “in the agreed form” means in a form which has been agreed in writing by the parties (or by their respective solicitors on their behalf) on or before the date of this Agreement;

(vi)

any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, legal concept, state of affairs or thing or references to any English body, organisation, court or official shall in each case in respect of any jurisdiction other than England or any body corporate incorporated in any such jurisdiction, be deemed to refer to and include that which most approximates in that jurisdiction to the English legal term, body, organisation, court or official;

(vii)

any reference to any English statute, statutory provision or EU derived law applicable in England shall in each case in respect of any jurisdiction other than England or a body corporate incorporated in any such jurisdiction, be deemed to include a reference to all Applicable Law relating to the same subject matter as that English statute, statutory provision or EU derived law; and

(viii)	references to times of the day are to local time in the relevant jurisdiction unless otherwise stated;

(d)

save as expressly defined or otherwise set out in sub-clause 1.1 (Definitions and interpretation) or this sub-clause 1.2 (Definitions and interpretation) or in any other provision of this Agreement, words and expressions which are defined in the CA2006 shall have the meaning attributed to them in the CA2006 when used in this Agreement;

(e)	“sterling” and the sign “£” means pounds sterling in the currency of the United Kingdom;

(f)	“Euros” and the sign “€” means euros in the currency of the European Union;

(g)	“UK” means the United Kingdom of Great Britain and Northern Ireland;

(h)	the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement;

(i)	general words shall not be given a restrictive meaning:

(i)	if they are introduced by the word “other” or “including” or similar words by reason of the fact that they are preceded by words indicating a particular class of act, matter or thing; or

(ii)	by reason of the fact that they are followed by particular examples intended to be embraced by those general words;

(j)

where any statement is qualified by the expression “so far as the Warrantors are aware” or “to the best of the Warrantors’ knowledge and belief” or any similar expression, it shall be deemed to refer to the actual awareness, knowledge or belief of the Warrantors having made due and careful enquiry of:

(i)	[***];

(ii)	[***] in respect of InstaDeep Dubai (branch) and InstaDeep Abu Dhabi (branch);

(iii)	[***] in respect of InstaDeep South Africa (branch);

(iv)	[***] (only in respect of the Non-Tax Warranties at paragraphs 35 to 40 (Employment) and paragraphs 41 to 43 (Pensions) of Schedule 4);

(v)

[***] (only in respect of the Non-Tax Warranties at paragraphs 9 to 13 (Accounts), paragraphs 16 to 17 (Insurance), paragraphs 35 to 40 (Employment), paragraphs 41 to 43 (Pensions), paragraph 18 (Contracts and commitments), paragraph 19 (Trading partners) and paragraphs 24 to 25 (Assets) of Schedule 4);

(vi)	[***] (only in respect of the Non-Tax Warranties at paragraphs 26 to 29 (Intellectual Property) and paragraph 30 (Information technology) of Schedule 4);

(vii)

[***] (only in respect of the Non-Tax Warranties at paragraph 18 (Contracts and commitments), paragraph 19 (Trading partners), paragraph 21 (Competition and trade regulation law), paragraph 23 (Litigation), paragraphs 26 to 29 (Intellectual Property) and paragraph 34 (Data Protection) of Schedule 4);

(viii)	[***] (only in respect of the Non-Tax Warranties at paragraphs 26 to 29 (Intellectual Property) of Schedule 4); and

(ix)

the following individuals only in respect of (i) the Non-Tax Warranties at paragraphs 9 to 13 (Accounts), paragraphs 35 to 40 (Employment) and paragraphs 41 to 43 (Pensions) of Schedule 4; and (ii) the Tax Warranties:

(A)	[***] only in respect of the Company;

(B)	[***] only in respect of InstaDeep SAS;

(C)	[***] only in respect of InstaDeep Dubai (branch) and InstaDeep Abu Dhabi (branch);

(D)	[***] only in respect of InstaDeep Nigeria Limited;

(E)	[***] only in respect of InstaDeep LLC;

(F)	[***] only in respect of InstaDeep Tunisia;

(G)	[***] only in respect of InstaDeep South Africa (branch); and

(H)	[***] only in respect of InstaDeep Deutschland GmbH;

(x)	[***] (only in respect of the Tax Warranties in respect of InstaDeep SAS).

(k)

where any liability or obligation is undertaken by two or more parties the liability or obligation of each of them shall be several (and not joint and several), unless expressly stated to the contrary;

(l)

for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), CA 2006, shares registered in the name of a person (or its nominee) by way of security or in connection with the taking of security shall be treated as held by the person providing the security and shares held by a person as nominee for another shall be treated as held by the other;

(m)

references in any Warranty to any monetary sum expressed in a sterling amount shall, where such sum is referable in whole or part to a particular jurisdiction, be deemed to be a reference to an equivalent amount in the local currency of that jurisdiction translated at the Exchange Rate as at the date on which the relevant Warranty was given;

(n)

where it is necessary to determine whether a monetary limit or threshold set out in clause 14 (Limitations on liability) has been reached or exceeded (as the case may be) and the value of the relevant claim or any of the relevant claims is expressed in a currency other than sterling, the value of each such claim shall be translated into sterling at the Exchange Rate on the date of receipt by the Warrantors of written notification from the Purchaser in accordance with clause 14 (Limitations on liability) of the existence of such claim; and

(o)

where any provision is qualified or phrased by reference to the ordinary course of business, such reference shall be construed as meaning the customary course of trading for the business of the Group in the country concerned.

2.	Conditions precedent

2.1	Except for the provisions of this clause 2 (Conditions precedent) and the following provisions:

(a)	clause 1.1 (Definitions and interpretation);

(b)	sub-clause 3.6 (Sale and purchase);

(c)	clause 6 (Pre Completion obligations);

(d)	sub-clause 7.5 (Completion);

(e)	clause 10 (Warranties);

(f)	clause 19 (General) save for sub-clauses 19.5 (Effect of Completion) and 19.8 (Further assurance);

(g)	clause 20 (Announcements);

(h)	clause 21 (Costs and expenses);

(i)	clause 22 (Payments);

(j)	clause 23 (Notices); and

(k)	clause 27 (Governing law and jurisdiction),

which shall all be effective from the date of this Agreement notwithstanding this sub-clause 2.1 (Conditions precedent), all other provisions of this Agreement and Completion are in all respects conditional upon satisfaction or waiver of the Conditions in accordance with this clause 2 (Conditions precedent):

2.2	The Conditions are that:

(a)

to the extent that the Transaction amounts to a trigger event under section 5(1) of the UK National Security and Investment Act 2021 (“NSIA”), notification having been accepted by or on behalf of the Secretary of State for Business, Energy and Industrial Strategy (or a representative) (the “Secretary of State”), and the Secretary of State for the purposes of the NSIA either:

(i)	notifies the Purchaser that no further action will be taken by the Secretary of State in relation to the Transaction; or

(ii)

makes a final order permitting the Transaction to proceed subject only to such remedies or requirements that are in all respects acceptable to the Purchaser and the Sellers (and to the extent relevant, all conditions, provisions or obligations contained in such final order which are necessary for completion of the Transaction having been satisfied or complied with), and such order is not revoked or varied before Completion;

(b)	to the extent that the Transaction requires a mandatory notification to the German Federal Cartel Office (Bundeskartellamt), that the German Federal Cartel Office:

(i)	has not announced within the one month period a decision to open in-depth review proceedings in relation to the Transaction (Hauptprüfverfahren); or

(ii)	has explicitly stated to not oppose the Transaction;

(c)

to the extent that the Transaction requires a mandatory notification to the German Federal Ministry for Economic Affairs and Climate Action (Bundesministerium für Wirtschaft und Klimaschutz, “BMWK”), the Transaction having been approved, or being deemed to have been approved, by the BMWK, or any stand-still obligation or prohibition to complete the Transaction having otherwise fallen away;

(d)

to the extent that the Transaction requires a mandatory notification to the French Minister for Economy (Ministre de l’Economie, des Finances et de la Souveraineté industrielle et numérique, “Minister for Economy”) under Articles L.151-3 et seq. and R. 151-3 et seq. of the French Monetary and Financial Code:

(i)

the Minister for Economy having concluded that prior approval of the Transaction is not required under foreign direct investment screening regulation as not all of the conditions for screening have been met, or

(ii)	the Minister for Economy having concluded that the Transaction is authorised (with or without condition(s)); or

(iii)	any stand-still obligation or prohibition to complete the Transaction having otherwise fallen away;

(e)

to the extent that the Transaction requires a mandatory merger notification to the General Authority for Competition in Saudi Arabia (“GAC”), the Transaction having been approved, or being deemed to have been approved, by the GAC, or any stand-still obligation or prohibition to complete the Transaction having otherwise fallen away;

(f)

to the extent that the Transaction requires a mandatory merger notification to the Taiwan Fair Trade Commission (“TFTC”), the Transaction having been approved, or being deemed to have been approved, by the TFTC, or any stand-still obligation or prohibition to complete the Transaction having otherwise fallen away; and

(g)	the Central Bank of Tunisia having provided its authorisation(s), approval(s) or equivalent confirmation evidencing that the Central Bank of Tunisia has no objections to:

(i)	the exercise by the Tunisian Sellers of their options granted under the Stock Option Plan, in each case on or prior to Completion;

(ii)	the sale by the Tunisian Sellers of their respective Shares on terms and conditions set out in this Agreement;

(iii)	the receipt by the Tunisian Sellers of their respective Consideration ADSs on terms and conditions set out in this Agreement; and

(iv)	any other matters as may be submitted to it by the relevant Tunisian Sellers and that are necessary in order to proceed to Completion under this Agreement together, the “CBT Condition”.

2.3

The Purchaser shall (so far as it lies within its powers) use all reasonable endeavours to procure that the Conditions are satisfied as soon as practicable and, in any event, not later than [***] (or such later date as the Purchaser and the Sellers may agree), including agreeing, accepting and implementing any commercially reasonable undertakings, commitments, measures and other steps (each a “Commitment”) necessary to avoid or negate any action (including any order, decision, judgment or injunction) that would otherwise have the effect of preventing the Conditions from being satisfied. The Purchaser shall not accept or agree to any undertaking, commitment, divestment, condition, obligation, measure, modification or other step in connection with satisfying any of the Conditions that requires any amendment, variation or modification to the terms of this Agreement, without the prior written approval of the Sellers’ Representatives.

2.4	The Purchaser shall for the purposes of clause 2.3 above:

(a)

prepare, or procure preparation of, in a form reasonably acceptable to the Sellers, the relevant notifications or filings required in order to fulfil the Conditions as soon as possible after the date of this Agreement;

(b)	promptly deal with all requests and enquiries from any Relevant Authority and provide all information which is required by any of them in connection with satisfying the Conditions;

(c)

promptly notify the Sellers and provide copies or, in the case of non-written communications, details, of any communications with a Relevant Authority relating to any such consent, approval or action to fulfil the Conditions;

(d)

provide the Sellers with final drafts of all submissions, notifications, filings and other communications to any Relevant Authority at such time as will allow the Sellers a reasonable opportunity to provide comments and for the Purchaser, in its reasonable discretion, to take account of any comments of the Sellers on such drafts prior to their submission;

(e)

communicate with any Relevant Authority in respect of the Transaction to the extent reasonably possible only after prior consultation with the Sellers, taking into account any reasonable comments and requests of the Sellers and provide the Sellers with copies of submissions, notifications or filings in the form submitted or sent or, in the case of non-written communications, provide details of such communications;

(f)

where permitted by the Relevant Authority and to the extent circumstances allow, give reasonable notice of, and allow persons nominated by the Sellers to attend, all meetings, and to participate in all material telephone or other conversations;

(g)

regularly review with the Sellers the progress of the notifications or filings, including, where necessary, seeking to identify appropriate responses to address any concerns identified by any Relevant Authority and discuss with the Sellers the scope, timing and tactics of any proposed responses with a view to obtaining satisfaction of the Conditions at the earliest reasonable opportunity.

2.5	The Purchaser shall be responsible for paying any filing, administrative or other fees levied by any Relevant Authority and/or the Central Bank of Tunisia for the purpose of satisfying the Conditions.

2.6

Each of the Purchaser and the Sellers’ Representatives shall notify the other in writing of any circumstance, event, fact or matter which will or may prevent fulfilment of the Conditions as soon as such circumstance, event, fact or matter comes to their attention.

2.7

The Sellers agree in connection with the Conditions that they will notify the Purchaser as soon as reasonably practicable of any material written communications they receive from any Relevant Authority in relation to such application, submission or information, promptly provide the Purchaser with a copy of any such communication and deal with any requests or enquiries from the relevant authority in consultation with the Purchaser.

2.8

The Sellers shall co-operate fully in all actions necessary to procure the satisfaction of the Conditions (excluding the CBT Condition) including (but not limited to) the provision by the Sellers of all information reasonably necessary to make any notification or filing in order to satisfy the Conditions.

2.9	Nothing in this Agreement shall require either party to disclose to or receive from the other any information:

(a)	which the disclosing party is prohibited from disclosing or the receiving party is prohibited from receiving by Applicable Law;

(b)	where such disclosure would result in the loss of any privilege that subsists in relation to such information, including legal professional privilege; or

(c)

which the disclosing party or its affiliated persons reasonably considers to be commercially or competitively sensitive or where disclosure to the other party would reasonably be expected to have a material adverse effect on the disclosing party’s legitimate business interests, in which case the disclosing party shall, to the extent permitted by Applicable Law, disclose the relevant information to the other party on an outside counsel basis (acting reasonably in identifying such information) and provide a non-confidential version of such information to the other party.

2.10

Subject to sub-clause 2.11 the Conditions are not satisfied in full by the date specified in clause 2.3 then the Purchaser, the Institutional Sellers and the Sellers Representatives (excluding the Institutional Sellers’ Representative) may agree to:

(a)	waive any unsatisfied Condition (save that such waiver shall not act as a waiver of the Purchaser’s or the Sellers’ (as applicable) right to claim for breach of this Agreement);

(b)

extend the period for satisfying any unsatisfied Condition to a date [***] days after that date (in which case the provisions of this sub-clause shall also apply as if the revised date were the date specified in sub-clause 2.3 (Conditions precedent), provided that such period for satisfaction shall not extend beyond the [***] of the date of this Agreement; or

(c)	terminate this Agreement (other than the Surviving Provisions and the provisions of this sub-clause 2.10(c) (Conditions precedent)) by notice in writing, in which event:

(i)	the Surviving Provisions and the provisions of this sub-clause 2.10(c) (Conditions precedent) shall continue to apply;

(ii)

no party shall have any claim under this Agreement of any nature whatsoever against any other party except in respect of any rights, liabilities and obligations which have accrued before termination or which accrue under any of the Surviving Provisions or under this sub-clause 2.10(c) (Conditions precedent); and

(iii)	except as referred to in this sub-clause 2.10(c) (Conditions precedent), all rights, liabilities and obligations of the parties under this Agreement shall cease with immediate effect.

2.11

If the Conditions (other than the CBT Condition) have been satisfied in full (or otherwise waived pursuant to sub-clause 2.10, the Purchaser, the Institutional Sellers and the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) may agree to:

(a)	proceed to Completion in accordance with the terms of this Agreement only in respect of those Sellers who are not Tunisian Sellers, notwithstanding that the CBT Condition has not been satisfied; and

(b)	extend the period for satisfying the CBT Condition to a date agreed between the Purchaser and the FME Shareholders’ Representative,

in which case the completion of the sale and purchase of the Completion Shares held by the Tunisian Sellers (the “Tunisia Completion”) will occur in respect of the Completion Shares held by Tunisian Sellers only once the CBT Condition has been satisfied in full (and the provisions of this Agreement shall be deemed to have been amended to give effect to this sub-clause 2.11.

2.12

In the event that the period for satisfying the CBT Condition is extended pursuant to sub-clause 2.11, each Tunisian Seller irrevocably undertakes to the Purchaser that, for as long as such Tunisian Seller remains the registered holder of the Shares after Completion but before the Tunisia Completion, such Tunisian Seller shall:

(a)	hold the Shares and any dividends and other moneys or assets paid or distributed in respect of them and all rights arising out of or in connection with them from Completion in trust for the Purchaser;

(b)

deal with the Shares and all such dividends, distributions and rights as the Purchaser may direct from Completion until the date on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Shares; and

(c)	unless otherwise agreed with the Purchaser, not exercise or otherwise deal with any Options held by them until the CBT Condition has been satisfied in full.

3.	Sale and purchase

3.1	Subject to the provisions of this Agreement, the Sellers shall sell, and the Purchaser shall purchase, the Completion Shares with effect from Completion.

3.2

The Completion Shares shall be sold with the benefit of all rights attaching to or accruing to them as at the date of Completion, including all dividends or other distributions declared, paid or made by the Company on or after the date of Completion.

3.3	Subject to sub-clause 2.11, the Purchaser shall not be obliged to complete the purchase of the Completion Shares unless the sale and purchase of all the Completion Shares is completed simultaneously.

3.4

Each of the Sellers hereby irrevocably and unconditionally waives all rights of pre-emption or similar rights over any of the Completion Shares conferred on him by either the articles of association of the Company or in any other way, in each case in connection with the Transaction only.

3.5

Each of the Sellers hereby irrevocably and unconditionally waives any and all claims they have (in their capacity as shareholders of the Company only) against any Group Company as at Completion. Each Seller, in respect of such Seller’s commercial agreements with any Group Company only (if any, as applicable), confirms as at the date of this Agreement that it is not aware of any claims existing, threatened or pending against any Group Company. For the purposes of this clause 3.5, “awareness” shall be deemed to refer to:

(a)	in the case of [***], the actual knowledge of [***]; and

(b)

in the case of all other Sellers, the actual knowledge of that Seller (if the Seller is an individual) or, where the Seller is a body corporate, the actual knowledge of (i) the general counsel of that Seller; or (ii) if no general counsel is in place, the person heading or leading the legal function within the relevant Seller; or (iii) if no general counsel or legal role is in place, the directors of that Seller.

3.6

Each of the Sellers severally warrants to the Purchaser in respect of itself only both at the date of this Agreement and again at Completion (save that, in respect of any Completion Shares that are not also Exchange Shares, the FME Shareholders shall only warrant at Completion and save that [***] Ordinary Shares held by [***] are subject to the provisions of clause 3.11) that:

(a)	the Completion Shares set out opposite that Seller’s name in Schedule 1 (The Sellers) are fully paid up (or credited as fully paid);

(b)	in respect of the ownership of the Completion Shares:

(c)

save for the [***] Shares that are not registrable by the Company as at the date of this Agreement pending confirmation of stamping, it is the sole legal owner of the Completion Shares set out opposite its name in Schedule 1 (The Sellers);

(d)	it is the sole beneficial owner of such Completion Shares.

3.7	Each of the Sellers severally warrants to the Purchaser in respect of itself only both at the date of this Agreement and again at Completion that:

(a)

subject to confirmation of stamping and completion of the registration of transfer by the Company in the Company’s statutory books of the [***] Shares, it has and shall have pursuant to this Agreement the right to transfer the legal and beneficial title to the Completion Shares set out opposite its name in Schedule 1 (The Sellers) on the terms of this Agreement and without the consent of any third party and that they will be transferred free from any Encumbrance;

(b)

it has the full power and authority to enter into and perform this Agreement and each of the documents to be executed by it and delivered pursuant to this Agreement, each of which shall constitute valid and binding obligations on it; and

(c)	he is not bankrupt, has not proposed a voluntary arrangement nor has made or proposed any arrangement or composition with his creditors or any class of his creditors.

3.8	The Purchaser warrants to the Sellers both at the date of this Agreement and again at Completion that:

(a)

It has the full power and authority to enter into and perform this Agreement and each of the documents to be executed by it and delivered pursuant to this Agreement, each of which shall constitute valid and binding obligations on it;

(b)

otherwise than as contemplated in clause 2 above, it is not required to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority in respect of the Transaction which has not been obtained or made at the date of this Agreement;

(c)	it is not bankrupt, has not proposed a voluntary arrangement nor has made or proposed any arrangement or composition with its creditors or any class of its creditors;

(d)	the execution and delivery by it of this Agreement and the performance of and compliance with their respective terms and provisions will not:

(i)	result in a breach of any provision of the constitutional documentation of the Purchaser; or

(ii)

conflict with or result in a breach of, or constitute a default under, any agreement or instrument to which it is a party or by which it is bound or any order, judgment or decree of any court, governmental agency or regulatory body by which it is bound; and

(e)	at Completion, it will have immediately available on an unconditional basis the necessary cash resources to meet its obligations under this Agreement.

Put and Call Arrangements

3.9	In relation to the FME Retained French Shares held, or acquired, by an FME Shareholder:

(a)

At any time within the period of [***] commencing on the date set against that FME Shareholder’s name in column E4 of the table set out in Part 1 of Schedule 1, the Purchaser shall have the right to purchase all (but not some only) of those FME Retained French Shares in accordance with the terms of paragraph (c). The Purchaser may exercise this right by serving a written notice on the FME Shareholder.

(b)

In the event that the Purchaser does not exercise the right to purchase the FME Retained French Shares within the [***] day period referred to in paragraph (a) then, at any time within the period of [***] days commencing one day after the end of the [***] day period referred to in paragraph (a), the FME Shareholder shall have the right to sell all (but not some only) of their FME Retained French Shares in accordance with the terms of paragraph (c). The FME Shareholder may exercise this right by serving a written notice on the Purchaser.

(c)

Upon any service of a notice by the Purchaser on the FME Shareholder in accordance with paragraph (a), or by the FME Shareholder on the Purchaser in accordance with paragraph (b), a legally binding irrevocable and unconditional agreement shall immediately arise for the sale and purchase of the relevant FME Retained French Shares. Under the terms of that agreement, the FME Shareholder shall be bound to sell and the Purchaser shall be bound to purchase the FME Retained French Shares for the following Consideration per each FME Retained French Share (its pro rata share only of):

(i)	the Upfront Consideration; and

(ii)	the Contingent Consideration (calculated and payable in accordance with Schedule 10 and always subject to the rights of the Purchaser pursuant to sub-clause 19.12 (Set-off).

(d)

The sale and purchase of the FME Retained French Shares shall complete on such date (and time) as is determined by the Purchaser, such date not to be more than [***] days after the service of the notice (as the case may be) by the Purchaser on the FME Shareholder in accordance with paragraph (a) or by the FME Shareholder on the Purchaser in accordance with paragraph (b). On the completion of the sale and purchase of the FME Retained French Shares:

(i)

the FME Shareholder shall deliver to the Purchaser a duly executed transfer of the FME Retained French Shares held by them in favour of the Purchaser and the relevant share certificates (or indemnities in lieu of share certificates); and

(ii)	the Purchaser shall pay to the FME Shareholder the Consideration (as set out in paragraph (c)) for those FME Retained French Shares.

(e)

If the FME Shareholder fails to comply with paragraph (d), the Purchaser is hereby irrevocably authorised to execute, or to authorise and instruct such person as it thinks fit to execute, any necessary transfer, indemnity or certificate on behalf of the FME Shareholder and, against receipt by the Company of the Consideration payable for the FME Retained French Shares, to deliver any such transfer, indemnity or certificate to the Purchaser. The Company shall hold the Consideration on trust for the FME Shareholder without any obligation to pay interest.

3.10	In relation to any FME 2024 French Shares acquired by an FME Shareholder:

(a)

At any time within the period of [***] days commencing on [***], the Purchaser shall have the right to purchase all (but not some only) of those FME 2024 French Shares in accordance with the terms of paragraph (c). The Purchaser may exercise this right by serving a written notice on the FME Shareholder.

(b)

In the event that the Purchaser does not exercise the right to purchase the FME 2024 French Shares within the [***] day period referred to in paragraph then, at any time within the period of [***] days commencing one day after the end of the [***] day period referred to in paragraph 3.10(a), the FME Shareholder shall have the right to sell all (but not some only) of their FME 2024 French Shares in accordance with the terms of paragraph (c). The FME Shareholder may exercise this right by serving a written notice on the Purchaser.

(c)

Upon any service of a notice by the Purchaser on the FME Shareholder in accordance with paragraph (a), or by the FME Shareholder on the Purchaser in accordance with paragraph (b), a legally binding, irrevocable and unconditional agreement shall immediately arise for the sale and purchase of the relevant FME 2024 French Shares. Under the terms of that agreement, the FME Shareholder shall be bound to sell and the Purchaser shall be bound to purchase the FME 2024 French Shares for the following Consideration per each FME 2024 French Shares (its pro rata share only of):

(i)	the Sellers’ Upfront Consideration; and

(ii)	the Contingent Consideration (calculated and payable in accordance with Schedule 10 and always subject to the rights of the Purchaser pursuant to sub-clause 19.12 (Set-off).

(d)

The sale and purchase of the FME 2024 French Shares shall complete on such date (and time) as is determined by the Purchaser, such date not to be more than [***] days after the service of the notice (as the case may be) by the Purchaser on the FME Shareholder in accordance with paragraph or by the FME Shareholder on the Purchaser in accordance with paragraph. On the completion of the sale and purchase of the FME 2024 French Shares:

(i)

the FME Shareholder shall deliver to the Purchaser a duly executed transfer of the FME 2024 French Shares held by them in favour of the Purchaser and the relevant share certificates (or indemnities in lieu of share certificates); and

(ii)	the Purchaser shall pay to the FME Shareholder the Consideration (as set out in paragraph ) for those FME 2024 French Shares.

(e)

If the FME Shareholder fails to comply with paragraph , the Purchaser is hereby irrevocably authorised to execute, or to authorise and instruct such person as it thinks fit to execute, any necessary transfer, indemnity or certificate on behalf of the FME Shareholder and, against receipt by the Company of the Consideration payable for the FME 2024 French Shares, to deliver any such transfer, indemnity or certificate to the Purchaser. The Company shall hold the Consideration on trust for the FME Shareholder without any obligation to pay interest.

Share Purchase Options

3.11	It is acknowledged that [***] has granted the Share Purchase Options over, in total, [***] of the Ordinary Shares registered in [***] name (the “Applicable Ordinary Shares”). [***] hereby agrees that:

(a)	[***] will procure that the Share Purchase Options are exercised in full on or before Completion (or, to the extent that they are not exercised, will procure that they lapse);

(b)	upon the exercise of the Share Purchase Options, [***] will procure that each holder of the Share Purchase Options:

(i)	appoints [***] as their nominee to hold the legal title of the Applicable Ordinary Shares on their behalf under a bare trust; and

(ii)	provides a written direction to [***], as the registered owner of the Applicable Ordinary Shares, to sell the Applicable Ordinary Shares to the Purchaser under the terms of this Agreement; and

(c)	[***] will receive the Consideration from the sale of the Applicable Ordinary Shares on behalf of each holder of the Share Purchase Options and as their nominee and will:

(d)	be responsible for paying the Cash Consideration and the Earn-out Consideration for the Applicable Ordinary Shares to each holder of the Share Purchase Options after receipt of the same by [***]; and

(e)

retain the Consideration ADSs as nominee for each holder of the Share Purchase Options and will not transfer the legal title of those Consideration ADSs to each holder of the Share Purchase Options (or as they direct) until after they have been released from the Lock-up Period in accordance with clause 18.

3.12	Part 1, Law of Property (Miscellaneous Provisions) Act 1994 shall not apply to any disposition of the Shares made under or pursuant to this Agreement.

4.	Consideration

4.1	The Consideration payable for each Completion Share is:

(a)	the Sellers’ Upfront Consideration; plus

(b)	the Contingent Consideration.

4.2	The Consideration for the Completion Shares shall be satisfied as follows:

(a)	as to the Upfront Consideration:

(i)	by the payment to each Investor Seller of the Sellers’ Upfront Consideration multiplied by the number of Completion Shares held by each Investor Seller;

(ii)	in respect of each Non-US FME Shareholder:

(A)

by the payment of a cash sum comprising (i) [***]% of the Sellers’ Upfront Consideration multiplied by the number of Completion Fully Diluted Shares held by the Non-US FME Shareholders; and (ii) such amount as is agreed pursuant to sub-clauses 4.4 and 4.5 between the Purchaser and the FME Shareholders’ Representative as being the FME Shareholders’ Transaction Tax Liability,

(B)

subject to any further adjustments as required to account for any [***] in accordance with this Agreement, by the allotment by the Purchaser to the Depositary of the aggregate number of Consideration Shares and delivery by the Depositary to each Non-US FME Shareholder of such number of Consideration ADSs as is set out in the Completion Allocation Schedule and in accordance with the calculations in clause 7.3(c); and

(iii)

in respect of the US FME Shareholders, subject to any further adjustments as required to account for any [***] in accordance with this Agreement, by the payment to each US-FME Shareholder of the Sellers’ Upfront Consideration multiplied by the number of Completion Fully Diluted Shares held by the US FME Shareholders as set out in the Completion Allocation Schedule;

(b)	as to the Contingent Consideration:

(i)	subject to sub-clause 4.3, by the payment to the Investor Sellers of the Investor Sellers’ Upfront Contingent Cash Consideration; and

(c)

by the payment to each FME Shareholder of their respective pro rata proportion (as set opposite his or her name in the Completion Allocation Schedule) of the Earn-out Consideration on the Earn-out Consideration Completion Date, in each case, in accordance with clause 22 (Payments) and subject to Schedule 10 (Calculation of Earn-out Consideration) and subject always to the rights of the Purchaser pursuant to sub-clause 19.12 (Set-off).

4.3

Each Seller who shall receive Investor Sellers’ Upfront Contingent Cash Consideration pursuant to the terms of this Agreement hereby waives any and all entitlement to receive any Earn-out Consideration that may otherwise be payable to Investor Seller pursuant to the terms of this Agreement.

FME Shareholders’ Transaction Tax Liability

4.4

As soon as practicable (and in any event, within [***] Business Days) after the date of this Agreement, the FME Shareholders’ Representative, having taken professional advice, shall deliver to the Purchaser its methodology for estimating the FME Shareholders’ Transaction Tax Liability (the “Proposed Methodology”), providing supporting evidence and information so as to allow the Purchaser to undertake a review of the Proposed Methodology. The Purchaser shall review the Proposed Methodology and discuss with the FME Shareholders’ Representative any proposed amendments. The FME Shareholders’ Representative and the Purchaser shall use all reasonable endeavours to reach agreement on the Proposed Methodology. If agreement on the Proposed Methodology cannot be reached within [***] Business Days of the date of delivery to the FME Shareholders’ Representative of the first draft, any matter still in dispute may upon the direction of the Purchaser or the FME Shareholders’ Representative be referred to an Independent Expert for determination. Upon agreement or determination (as the case may be), the resulting methodology shall be the agreed methodology (the “Agreed Methodology”) for the purposes of this Agreement.

4.5

On the day that is no later than [***] Business Days prior to the Completion Date, the FME Shareholders’ Representative shall deliver to the Purchaser the final Completion Allocation Schedule signed by the FME Shareholders’ Representative on behalf of the FME Shareholders (prepared using the Agreed Methodology and including calculation of the FME Shareholders’ Transaction Tax Liability, by reference to the FME Shareholders’ Representative’s reasonable estimate of the price of the Purchaser’s shares listed on NASDAQ on or around the proposed Completion Date) and which shall be prepared in good faith and with due care and attention having undertaken such draft payroll runs as may be required (as applicable). The Purchaser shall have the right to review the Completion Allocation Schedule and the FME Shareholders’ Representative shall provide reasonable access to supporting evidence and information as may reasonably be required by the Purchaser to enable the Purchaser to verify the accuracy of the Completion Allocation Schedule. The FME Shareholders’ Representative and the Purchaser shall use all reasonable endeavours to reach agreement on the Proposed Completion Allocation Schedule, but to the extent that no agreement can be reached on any particular aspect, then, in respect of that matter only, the position as set out in the Completion Allocation Schedule delivered by the FME Shareholders Representative shall be deemed to be agreed for the purpose of proceedings to Completion.

[***]

4.6	[***]

4.7	[***]

4.8	[***]

4.9	[***]

4.10	[***]

4.11	[***]

4.12	[***]

[***]

4.13	[***]

4.14	[***]

Subscription monies and Option Tax Liability

4.15	Each FME Shareholder:

(a)

irrevocably agrees and confirms that they will have delivered to the Company a duly completed notice of exercise immediately prior to but conditional upon Completion agreeing to sell the Shares that they will acquire on the exercise of their Options (other than a New Award in the form of an RSU Award) pursuant to this Agreement;

(b)

acknowledges and affirms that any Options (or part thereof) that they hold (other than a New Award in the form of an RSU Award) and which are not exercised prior to Completion, shall not be exercised and shall lapse immediately on Completion; and

(c)	severally and irrevocably authorises, directs and instructs the Paying Agent to deduct from their FME Shareholders’ Upfront Cash Consideration an amount equal to:

(i)	the Option Exercise Monies or, in the case of an RSU Award, any subscription price payable upon the vesting of the RSU Award; and

(ii)	if applicable, the Estimated Tax Withholding,

and to pay those sums to the Company (such sums to be applied in accordance with the provisions of clause 4.16).

4.16	Each FME Shareholder directs, and the Purchaser will procure, that the Company:

(a)	accepts, in settlement of any obligation of the FME Shareholder to pay such sums to the Company, any amount paid to it in accordance with clause 4.15; and

(b)

as soon as reasonably practicable after Completion (and, in any event, within [***] days), withholds from the Estimated Tax Withholding paid to it in accordance with clause 4.15 in respect of that FME Shareholder an amount equal to the Option Tax Liability payable by that FME Shareholder and then pays the balance of the Estimated Tax Withholding (if any) to the FME Shareholder.

5.	Consideration adjustment

5.1	After Completion the parties shall use their respective best endeavours to procure the preparation of the Completion Accounts in accordance with Schedule 9 (Completion Accounts).

5.2	If, following agreement or determination of the Completion Accounts in accordance with Schedule 9 (Completion Accounts):

(a)

the Estimated Adjustment Amount exceeds the Actual Adjustment Amount then, subject to sub-clause 5.3, the amount by which the Estimated Adjustment Amount exceeds the Actual Adjustment Amount shall be treated as a reduction from the Consideration (the “Consideration Reduction”) and:

(i)	if the Holdback Amount is less than the Consideration Reduction,

(A)	the Purchaser and the Sellers irrevocably agree that the Holdback Amount is payable, and shall be paid to, the Purchaser; and

(B)

the Sellers shall pay to the Purchaser the amount then outstanding following the release to the Purchaser of the Holdback Amount at sub-clause 5.2(a)(i)(A) in cash within [***] Business Days of the Determination Date and if no such payment is made by the FME Shareholders, then the Purchaser and the Sellers agree that the outstanding amount due by the FME Shareholders shall be released to the Purchaser from the [***] in settlement of the FME Shareholders obligation to pay pursuant to this clause; or

(ii)	if the Holdback Amount is more than the Consideration Reduction:

(A)	an amount equal to the Consideration Reduction is to be deducted from the Holdback Amount and the parties irrevocably agree that such amount is payable, and shall be paid to, the Purchaser; and

(B)

the balance of the amount then outstanding following the payment at sub-clause 5.2(a)(ii)(A) is payable to the Sellers from the Holdback Amount in cash within [***] Business Days of the Determination Date, in each case in accordance with clause 22 (Payments), and such set-off payment shall be apportioned between the Sellers as set out in the Completion Allocation Schedule; or

(b)

the Estimated Adjustment Amount is equal to the Actual Adjustment Amount, then there will be no adjustment to the Consideration and the Holdback Amount shall be payable to the Sellers within [***] Business Days of the Determination Date in accordance with clause 22 (Payments) and such payment(s) shall be apportioned between the Sellers as set out in the Completion Allocation Schedule; or

(c)

the Estimated Adjustment Amount is less than the Actual Adjustment Amount then, subject to sub-clause 5.3, the Consideration shall be treated as increased by the amount by which the Estimated Adjustment Amount is less than the Actual Adjustment Amount (the “Consideration Increase”). The Holdback Amount plus any additional Consideration required to satisfy the Consideration Increase shall be paid by the Purchaser to the Sellers in cash within [***] Business Days of the Determination Date. Such additional Consideration shall be apportioned between the Sellers as set out in the Completion Allocation Schedule.

5.3	If the:

(a)

Consideration Reduction is £[***] or less, then, for the purposes of sub-clause 5.2(a), the Consideration Reduction shall be deemed to be [***]. If the Consideration Reduction is more than £[***] then for the purposes of sub-clause 5.2(a) the Consideration Reduction shall be the whole of the Consideration Reduction and not just the amount that exceeds £[***]; and

(b)

If the Consideration Increase is £[***] or less, then, for the purposes of sub-clause 5.2(c), the Consideration Increase shall be deemed to be [***]. If the Consideration Increase is more than £[***] then, for the purposes of sub-clause 5.2(c) the Consideration Increase shall be the whole of the Consideration Increase and not just the amount that exceeds £[***].

5.4

Save where the contrary is expressly stated, the agreement or determination of the Completion Accounts does not constitute or operate as a waiver of any other rights, powers or remedies of the Purchaser or of any other provision of this Agreement and does not preclude the exercise of any other right, power or remedy of the Purchaser arising under this Agreement or otherwise.

6.	Pre-Completion obligations

6.1

In so far as it is in its power to do so as a shareholder of the Company, each Seller shall, between the date of this Agreement and Completion, comply with its obligations in Schedule 8 (Pre Completion obligations).

6.2	In so far as it is in their power to do so as shareholders and/or directors (as applicable) of the Company, each Seller further undertakes, between the date of this Agreement and Completion:

(a)

upon the written request of the Purchaser, to provide (or procure that a Group Company provides) to the Purchaser such information concerning the Business as the Purchaser may reasonably require from time to time (including for the purposes of the W&I Policy); and

(b)

to inform the Purchaser promptly in writing if it becomes aware of any new matter or circumstance arising after the date of this Agreement which constitutes or is reasonably likely to constitute a breach of any of the Warranties or the covenants set out in sub-clause 3.6 (Sale and purchase).

6.3

No later than [***] Business Days prior to Completion, FME Shareholders Representative will deliver to the Purchaser and the Institutional Sellers a written notice (“Estimates Notice”) setting out the amount of each of:

(a)	the Estimated Cash;

(b)	the Estimated Debt;

(c)	the Estimated Working Capital; and

(d)	the Estimated Adjustment Amount,

prepared on the basis set out in paragraph 1 of Part 2 of Schedule 9 (Completion Accounts) as well as a first draft of the Completion Allocation Schedule based on those estimates.

6.4

The FME Shareholders’ Representative and the Purchaser shall engage in good faith to address any questions or comments (including the provision of documents to the Purchaser) that the Purchaser may have in connection therewith. If the Purchaser disagrees with any estimate contained within that draft Estimates Notice or anything in the draft Completion Allocation Schedule it may notify the FME Shareholders’ Representatives in writing of such disagreement, in which case the Purchaser and the FME Shareholders’ Representative shall attempt in good faith to resolve those matters in dispute. To the extent that no agreement can be reached on any particular aspect, then, in respect of that matter only, the position as set out in the Estimates Notice delivered by the FME Shareholders Representative shall be deemed to be agreed for the purpose of proceedings to Completion.

6.5

The Institutional Sellers Representative and the Institutional Sellers shall also engage in good faith to address any questions or comments (including the provision of documents to the Institutional Sellers) that the Institutional Sellers may have in connection therewith.

6.6

Each Founder Seller undertakes to procure (so far as is it is in their power to do so in accordance with Applicable Law) that (save with the prior written consent of the Purchaser) each employee of the Group shall, save in respect of employees of InstaDeep SAS, by no later than [***], use all accrued holiday entitlement in respect of the period prior to the date of this Agreement. In the event that any accrued holiday entitlement is not used by a relevant employee in accordance with this clause 6.3, the Founder Sellers shall procure that such employee’s outstanding holiday entitlement in respect of the period prior to the date of this Agreement shall, so far as is permitted by Applicable Law, lapse.

6.7	Each Founder Seller shall, between the date of this Agreement and Completion, procure that each Minority Share Transfer is completed in accordance with all Applicable Law.

6.8

Each party to the Paying Agent Agreement undertakes to enter into the Paying Agent Agreement as soon as reasonably practicable following the date of this Agreement (and in any event, at least than [***] Business Days prior to Completion) and otherwise to take any actions necessary thereunder to duly appoint the Paying Agent for the purposes of this Agreement.

6.9

The Founder Sellers shall, subject to and to the extent permissible by Applicable Laws, and subject to reasonable advance notice being provided by the Purchaser to the Founder Sellers and/or the Company, permit the Purchaser and/or its professional advisors a right of access to the Company’s premises and to inspect any Company documentation (other than any competition sensitive information in respect of the Group and the Group’s business activities).

7.	Completion

7.1	Completion shall take place:

(a)

on the [***] calendar day (or, if not a Business Day, on the nearest Business Day prior to such [***] calendar day) of the [***] during which notification of the satisfaction or waiver of the Conditions in accordance with sub-clause 2.3 or sub-clause 2.9 (Conditions precedent) (as applicable) is received; or

(b)

if notification of the satisfaction or waiver of the Conditions in accordance with sub-clause 2.3 or sub-clause 2.10 (Conditions precedent) (as applicable) occurs within the period of [***] Business Days before the [***], on the [***] of the [***] (or, if not a Business Day, on the nearest Business Day prior to such last calendar day),

(or on such other date, time and place as the Purchaser, the Institutional Sellers and the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) may agree, but, in any event, no later than the [***] of the date of this Agreement).

7.2

At Completion, the Sellers shall comply with their relevant obligations under Schedule 7 (Completion obligations), provided that the Sellers shall not be required to release to the Purchaser the signed stock transfer forms contemplated by paragraph 1.1(a) of Schedule 7 (Completion obligations) nor the Companies House webfiling authentication code until the Purchaser has complied with its obligations under sub-clause 7.3. The signed stock transfer forms and authentication code will be held in escrow by the Sellers’ Solicitors until such time as the Purchaser has satisfied its obligations under sub-clause 7.3, and the same shall be released immediately without any further authority, on satisfaction of that sub-clause. The Purchaser shall not be required to deliver Consideration Shares or Consideration ADSs to any Non-US FME Shareholder unless such Non-US FME Shareholder has satisfied the relevant completion obligations under Schedule 7.

7.3	When the Sellers have complied with the provisions of sub-clause 7.2 (Completion), the Purchaser shall:

(a)	provide the Warrantors with a copy of the W&I Policy Excerpt and evidence satisfactory to the Warrantors that the W&I Policy has been put on risk;

(b)	pay in accordance with clause 22 (Payments):

(i)	the Estimated Sellers’ Upfront Payment to the Investor Sellers for each Investor Completion Share held by them;

(ii)	the Investor Sellers’ Upfront Contingent Cash Consideration to the Investor Sellers for each Completion Share held by them;

(iii)	the FME Shareholders’ Upfront Cash Completion Payment to the Non-US FME Shareholders in respect of the Completion Shares being sold by them; ((ii) and (iii) together the “FME Completion Payment”);

(iv)	the US FME Shareholders Upfront Cash Completion Payment to the US FME Shareholders in respect of the Completion Shares being sold by them; and

(v)	the Holdback Amount,

provided that the Paying Agent shall, in accordance with the Paying Agent Agreement, hold in escrow an amount equal to the Investors Holdback Amount in respect of the Investors Sellers’ Shares and the FME Holdback Amount in respect of the FME Completion Shares until such time as they are due to be released in accordance with clause 5.2; and

(c)	allot such total number of Consideration Shares as is set out in the Completion Allocation Schedule and which shall be calculated by:

(i)

deducting from the Estimated FME Shareholders’ Upfront Consideration multiplied by the number of FME Completion Shares held by the FME Shareholders (i) the FME Shareholders’ Upfront Cash Completion Payment multiplied by the same number of FME Completion Shares; and (ii) the FME Holdback Amount multiplied by the same number of FME Completion Shares; and

(ii)

dividing the sum resulting from (i) above by the Consideration ADS Price to the Depositary and instruct the Depositary to open depository accounts for each individual Non-US FME Shareholder and deliver such number of Consideration ADSs as is set out in the Completion Allocation Schedule against each FME Shareholder’s name to the Non-US FME Shareholders on these depository accounts.

7.4	If:

(a)

any of the requirements (or, for the purposes of the right to terminate as set out in sub-clause 7.4(d)(iii), any of the material requirements) of sub-clauses 7.2 or 7.3 (Completion) are not complied with on the date set for Completion under sub-clause 7.1 (Completion); or

(b)

any event occurs which would constitute (i) a breach of any of the Warranties when repeated at Completion; or (ii) a right to claim under the Tax Covenant following Completion, and such event would, if the Purchaser was to acquire the Completion Shares in accordance with this Agreement, give rise to a liability of the Sellers towards the Purchaser under this Agreement in excess of £[***]; or

(c)

there has been a material breach by the Sellers of this Agreement in the period between the date of this Agreement and Completion and, if the Purchaser was to acquire the Completion Shares in accordance with this Agreement, such material breach would give rise to a liability of the Sellers towards the Purchaser under this Agreement in excess of £[***]; or

(d)	there has been a Material Adverse Change during the period between the date of this Agreement and Completion,

then the party not in breach may:

(i)

defer Completion (including, at that party’s option, with respect to some Completion Shares only, provided that such Shares are held by the party (parties) in breach) to a date [***] days after that date (in which case the provisions of this sub-clause shall also apply to Completion as so deferred); or

(ii)

proceed to Completion so far as practicable (including, at that party’s option, completion of the purchase of some Completion Shares only, provided that such Completion Shares must include all Completion Shares held by the party (parties) not in breach) but without prejudice to any other rights which it may have under this Agreement and without waiving any right to sue for breach of this Agreement or the Warranties or claim under the Tax Covenant; or

(iii)	terminate this Agreement (other than the Surviving Provisions and the provisions of this sub-clause 7.4(iii) (Completion)) by notice in writing, in which event:

(A)	the Surviving Provisions and the provisions of this sub-clause 7.4(iii) (Completion) shall continue to apply;

(B)

no party shall have any claim under this Agreement of any nature whatsoever against any other party except in respect of any rights, liabilities and obligations which have accrued before termination or which accrue under any of the Surviving Provisions or under this sub-clause 7.4(iii) (Completion); and

(C)	except as referred to in this sub-clause 7.4(iii) (Completion), all rights, liabilities and obligations of the parties under this Agreement shall cease with immediate effect.

7.5

Each Seller undertakes to promptly notify the Purchaser in writing of any breach, matter, event, condition, circumstance, fact or omission of which they become aware that may give rise to a right of termination under sub-clause 7.4 (Completion) save that a separate notification is not required under this sub-clause 7.5 (Completion) where a disclosure has been made by a Seller or any Warrantor to the Purchaser pursuant to sub-clause 6.2 (Pre Completion obligations).

7.6	Subject to and with effect from Completion, each party and InstaDeep acknowledges and agrees that:

(a)	each of the Shareholder Documents shall terminate and cease to have effect;

(b)	each of them shall with effect from such termination stand released and discharged from all obligations (past, present and future) arising under or resulting from the Shareholder Documents; and

(c)	none of them shall be entitled to exercise any rights or make any claims against any of the others under or in relation to the Shareholder Documents or their respective termination.

8.	Post Completion matters

8.1	Each Seller irrevocably undertakes to the Purchaser that, for as long as they remain the registered holders of the Shares after Completion, they shall:

(a)

hold the Shares and any dividends and other moneys or assets paid or distributed in respect of them and all rights arising out of or in connection with them from Completion in trust for the Purchaser; and

(b)

deal with the Shares and all such dividends, distributions and rights as the Purchaser may direct from Completion until the date on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Shares.

8.2

Each Seller irrevocably (by way of security to secure the proprietary interest of the Purchaser as purchaser of the Completion Shares) and unconditionally appoints the Purchaser as its attorney to do and perform any acts and things which the Purchaser in its absolute discretion considers necessary or desirable in connection with the Completion Shares from Completion until the date on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Completion Shares, including (without prejudice to the generality of the foregoing):

(a)

exercising any rights, privileges or duties attaching to the Completion Shares including, without limitation, receiving notices of, and attending and voting at, all meetings of the shareholders of the Company and meetings of the members of any particular class of the Completion Shares and all or any adjournment of such meetings; and

(b)

completing and delivering any consents, proxies or resolution and any other documents required to be signed by a Seller as a member of the Company from Completion until the date on which the Purchaser or its nominee is entered in the register of members of the Company as the holder of the Completion Shares.

8.3

For the purpose of sub-clause 8.2 (Post Completion matters), each Seller irrevocably and unconditionally authorises the Company from Completion to send any notices in respect of its shareholding to the Purchaser and the Company shall not be required also to send such notices to the relevant Seller.

8.4	The Purchaser undertakes to:

(a)

without unreasonable delay, and in any event no later than [***] Business Days following the date of Completion, apply to HM Revenue & Customs for stamping on the transfer of the Completion Shares it has acquired;

(b)

notify the Company without delay after confirmation of stamping of the transfer of the Completion Shares it has acquired is received (and in any event no later than [***] Business Days thereafter), by providing a copy of the relevant confirmation received from HM Revenue & Customs; and

(c)

procure that the Company updates its the register of members without delay and in any event no later than [***] Business days after being presented by the Purchaser with a copy of the relevant confirmation received from HM Revenue & Customs.

9.	Purchaser’s Employee Incentive Plan

The Purchaser shall, within [***] following Completion, establish the Purchaser’s Employee Incentive Plan, except for the implementation of the share-based aspects, which shall be undertaken within up to [***] following Completion.

10.	Warranties

10.1

The Warrantors severally warrant to the Purchaser in the terms of the Warranties, save as Disclosed, as at the date of this Agreement and again as at the Completion Date, by reference to the facts and circumstances existing at that time.

10.2

Each of the Warranties is a separate and independent Warranty and shall not be limited by reference to any other Warranty or anything in this Agreement (save to the extent expressly provided to the contrary in Schedule 5 (Limitations on liability) or paragraph 3 of the Tax Schedule).

10.3

Unless the context otherwise requires, each of the Warranties given by or relating to the Company shall be deemed to be given by or relate to all Group Companies (or each or any of them as the context requires) and any reference to the Company in a Warranty shall be deemed to be a reference to all Group Companies (or each or any of them as the context requires).

11.	Tax Covenant

The Warrantors covenant to the Purchaser in the terms of the Tax Covenant.

12.	[***]

13.	Purchaser’s remedies

13.1	The rights and remedies of the Purchaser in respect of any breach of the Warranties, [***] or the Tax Covenant or any other provision of this Agreement shall not be affected by Completion.

13.2

If any Claim [***] under any other provision of this Agreement is made, save in the event of fraud, no Seller shall make any claim against any Group Company or any director or employee of any Group Company (each a “Relevant Person”) on whom it may have relied before agreeing to any provisions of this Agreement or authorising any statement in the Signing Disclosure Letter and/or the Completion Disclosure Letter.

13.3

Any amount paid by the Sellers to the Purchaser in respect of any of the provisions of this Agreement shall be treated as paid to the Purchaser by way of pro rata reduction in the Consideration (as such may be adjusted pursuant to clause 5 (Purchase price adjustment)).

13.4

Subject to clause 13.5, if in respect of or in connection with any Warranty Claim, any amount payable to the Purchaser by the Warrantors is subject to Taxation, the amount to be paid to the Purchaser by the Warrantors shall be such as to ensure that the net amount retained by the Purchaser after such Taxation has been taken into account is equal to the full amount which would be payable to the Purchaser had the amount not been subject to Taxation.

13.5	The provisions of clause 13.4 shall not apply if and to the extent that:

(a)	the amount payable in respect of or in connection with the Warranty Claim has included an amount for, or otherwise taken into account, such Taxation;

(b)

the Purchaser (including any other recipient of the payment) is at any time resident for Tax purposes in a jurisdiction other than Germany and the amount payable (if any) pursuant to or in consequence of clause 13.4 would have been less had the Purchaser (or other recipient) been at all times so resident only in Germany.

14.	Limitations on liability

14.1

The liability of the Warrantors in respect of any Claim shall be limited as provided in Schedule 5 (Limitations on liability) but provided always that notwithstanding any other provision in this Agreement, the provisions of this clause 14 (Limitations on liability) and Schedule 5 (Limitations on liability) and Part 4 of the Tax Schedule shall not apply to any Claim made against the Warrantors to the extent that the Claim (or the delay in the discovery of it) is the consequence of or is increased as a consequence of any fraud or dishonesty or any wilful misstatement, concealment or omission on the part of any of the Warrantors or their advisers.

14.2

The total aggregate liability of a Seller to the Purchaser in respect of any and all claims under this Agreement (including any liability for interest, Tax and legal, professional and other costs and expenses incurred by the Purchaser or a Group Company in relation to such claim) shall not exceed the amount of Consideration actually received by that Seller (calculated on the same basis as such Consideration is paid to the relevant Seller). The liability of a Seller to the Purchaser in connection with any claim for breach of sub-clauses 3.6 and 3.7 of this Agreement shall be limited to [***], save in the event of fraud or dishonesty or wilful misconduct on the part of the relevant Seller.

14.3

Except as otherwise provided in respect of Claims under Schedule 5 (Limitations on liability), no Seller shall be liable for any claim under this Agreement unless the Purchaser has served written notice to the Sellers’ Representatives, containing a reasonable details of the nature of the claim as far as it is known to the Purchaser, on or prior to the expiration of:

(a)	[***] from the expiry of the Restricted Period in respect of a claim under clause 17 (Protection of goodwill); or

(b)	[***] from Completion in respect of all other claims.

14.4

Except as otherwise expressly provided in this Agreement, no Seller shall be liable in respect of all or any portion of a claim under this Agreement to the extent that the matter giving rise to it results from:

(a)	any act done or omitted to be done at the written request of or with the written approval of the Purchaser or another member of the Purchaser’s Group; or

(b)	any act done or omitted to be done on or after Completion by or on behalf of the Purchaser or any member of the Purchaser’s Group or the Purchaser’s successors in title to the Completion Shares;

(c)	any breach by the Purchaser of its obligations under this Agreement or any other document entered into in connection with it; or

(d)

any change after Completion in the accounting policies or practices used in preparing any Group Company’s accounts or in the accounting reference date of any Group Company, save for any changes required to comply with generally accepted accounting practice.

14.5	Paragraphs 3(b)(i), 7(c), 7(d), 9, 11 to 13 (inclusive) of Schedule 5 (Limitations on liability) shall apply to also limit the liability of each Seller, mutatis mutandis.

15.	Purchaser’s conduct of Third Party Claims

15.1	The Purchaser shall notify the Warrantors in writing of:

(a)	any claim made against it by a third party which may give rise to a Non-Tax Claim; and

(b)	any claim any Group Company is entitled to bring against a third party which claim is based on circumstances which may give rise to a Non-Tax Claim,

each such claim being a “Third Party Claim”.

15.2

The Purchaser shall procure that the conduct, negotiation, settlement or litigation of such Third Party Claim is, so far as is reasonably practicable, carried out in accordance with the wishes of the Warrantors and/or the W&I Insurer and at their cost subject to their giving timely instructions to the Purchaser and providing reasonable security for any costs and expenses which might be incurred by the Purchaser or any Group Company and provided that:

(a)	nothing in this clause 15 shall oblige the Purchaser to take any action which it considers to be detrimental to the business, trading relationships or reputation of any Group; and

(b)

the provisions of this clause 15 shall not apply in relation to the relevant Third Party Claim if they could render any policy of insurance (including the W&I Policy) maintained by or available to the Purchaser or any other member of the Purchaser’s Group void or voidable, or entitle the relevant insurer (including any W&I Insurer) to repudiate or rescind any such policy in whole or in part, or in the event that a relevant insurer (including any W&I Insurer) exercises its right to take over conduct of such Third Party Claim.

15.3

The rights of the Warrantors under this clause 15 (Purchaser’s conduct of Third Party Claims) shall only apply to such Third Party Claim if the Warrantors jointly give notice to the Purchaser in writing of their intention to exercise their rights within [***] Business Days of the Purchaser giving notice of such Third Party Claim. If the Warrantors do not give notice during that period the Purchaser shall be entitled in its absolute discretion to settle, compromise, or take or resist any action, proceedings or claim in respect of such Third Party Claim. Until such time as the time period expires or the Warrantors do give notice of their intention to take conduct of the Third Party Claim, the Purchaser shall, or as the case may be shall procure that the Company shall:

(a)	consult with the Warrantors as soon as reasonably practicable with regard to the Third Party Claim in question;

(b)

provide the Warrantors on request with copies of all documents in relation to the relevant Third Party Claim, save where to do so would result in a breach of any obligation of confidentiality or the loss of legal professional privilege;

(c)	take reasonable account of the views of the Warrantors with regard to the Third Party Claim in question; and

(d)	not admit liability in respect of or settle or compromise the relevant Third Party Claim without the prior written consent of the Warrantors, such consent not to be unreasonably withheld or delayed.

15.4

The Purchaser shall provide and shall procure that the Company provides to the W&I Insurer, the Warrantors and the W&I Insurer’s professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Non-Tax Claim and/or enabling the Warrantors and/or the W&I Insurer to take the action referred to in sub-clause 15.2 and shall allow the Warrantors and/or the W&I Insurer and their professional advisers to take copies of any relevant documents or records at their expense.

15.5

Subject to the prior entering into of reasonable confidentiality obligations by the Warrantors and their professional advisers, the Purchaser shall provide and shall procure that the Group provides to the Warrantors and their professional advisers reasonable access to premises and personnel and to any relevant assets, documents and records within their power, possession or control for the purpose of investigating any Third Party Claim and enabling the Warrantors to take the action referred to in sub-clause 15.2 (Purchaser’s conduct of Third Party Claims) and shall allow the Warrantors and their professional advisers to take copies of any relevant documents or records at its sole expense.

16.	The W&I Policy

16.1

The Purchaser shall not, without the prior written consent of the Warrantors, agree to any material amendment, variation or waiver of the W&I Policy with the W&I Insurer, the effect of which would, or could reasonably be expected to, increase the liability of the Warrantors in respect of a Claim.

16.2

The Warrantors acknowledge and agree with the Purchaser that the Warrantors shall not have any interest in the W&I Policy and shall not have any right or entitlement to receive any payment made by the W&I Insurer under the W&I Policy or to receive any payment, benefit or relief which is derived from or which is otherwise attributable to any payment under the W&I Policy.

17.	Protection of goodwill

17.1

In order to assure to the Purchaser the full benefit of the business and goodwill of the Group, each Restricted Person severally undertakes on his/her own behalf that (save as may be bona fide in fulfilling his/her duties as an employee of any Group Company thereafter) they shall not directly or indirectly (whether as principal, shareholder, partner, employee, agent or otherwise), whether on its own account or in conjunction with or on behalf of any other person, do any of the following things:

(a)

during the Restricted Period carry on or be engaged, concerned or interested in (except as the holder of shares in a company whose shares are listed on a recognised investment exchange or overseas investment exchange (as such terms are defined in Sections 285 and 313, Financial Services and Markets Act 2000) which confer not more than [***]% of the votes which could normally be cast at a general meeting of that company) any business which competes with any part of the Restricted Business; or

(b)	during the Restricted Period canvass or solicit or seek to entice away the custom of any Client or Prospective Client for the purposes of providing Restricted Business; or

(c)	during the Restricted Period employ or otherwise engage any Key Employee; or

(d)

during the Restricted Period endeavour to entice away from any Group Company or encourage to terminate his employment with any Group Company (whether or not such termination would be a breach of his contract of employment) any Senior Employee; or

(e)

save as required by law, during the Restricted Period do or say anything likely or calculated to lead any person to withdraw from or cease to continue offering to any Group Company any rights (whether of purchase, sale, import, distribution, agency or otherwise) then enjoyed by it or in any other way to cease to do business or reduce the amount of business it transacts with any Group Company; or

(f)

save in the circumstances referred to in sub-clause 19.10(b) (Confidentiality), disclose to any other person any information which is secret or confidential to the business or affairs of the Group or any Purchaser Group Company or use any such information to the detriment of the business of the Group or any Purchaser Group Company for so long as that information remains secret or confidential; or

(g)

in relation to a business which is competitive or likely to be competitive with the Restricted Business, use any trade or business name or distinctive mark, style or logo used by or in the business of any Group Company at Completion or anything intended or likely to be confused with it.

17.2

Each undertaking contained in this clause 17 (Protection of goodwill) shall be construed as a separate and independent undertaking and, while the restrictions set out in this clause are considered by the parties to be reasonable in all the circumstances, it is agreed that if any one or more of such restrictions shall, either taken by itself or themselves together, be adjudged to go beyond what is reasonable in all the circumstances for the protection of the Purchaser’s legitimate interests but would be adjudged reasonable if any particular restriction or restrictions were deleted or any part or parts of the wording thereof were deleted, restricted or limited in any particular manner (including without limitation any reduction in their duration or geographical scope) then the said restrictions shall apply with such deletions, restrictions or limitation as the case may be.

17.3

Each of the Founder Sellers severally agrees that, having regard to the facts and matters set out above and having taken professional advice, the restrictions contained in this clause 17 (Protection of goodwill) are reasonable and necessary for the protection of the legitimate business interests of the Purchaser.

18.	Consideration Shares

18.1

Subject to the remainder of this clause 18, each of the Non-US FME Shareholders severally covenants with and undertakes to the Purchaser that they will not make any Disposal during the period commencing on the date of Completion and ending on the [***] of the Completion Date (the “Lock-up Period”).

18.2

The number of Consideration Shares or Consideration ADSs that are the subject of the restriction in sub-clause 18.1 shall be reduced and shall cease to be subject to the restriction in sub-clause 18.1 as follows:

(a)	on the date that is [***] after the Completion Date, [***]% of the Consideration ADSs issued to each Non-US FME Shareholder and the Consideration Shares represented thereby;

(b)

in addition to the number of Consideration ADSs and the Consideration Shares represented thereby released pursuant to sub-clause 18.2(a), on the [***] of the Completion Date, [***]% of the Consideration ADSs issued to each Non-US FME Shareholder; and

(c)

in addition to the number of Consideration ADSs and the Consideration Shares represented thereby released pursuant to sub-clause 18.2(a) and 18.2(b), on the [***] of the Completion Date, the balance of the Consideration ADSs issued to each Non-US FME Shareholder and the Consideration Shares represented thereby, such release schedule in respect of each Non-US FME Shareholder being set out opposite his or her name in the Completion Allocation Schedule.

18.3	Each Non-US FME Shareholder and the Purchaser hereby acknowledges and agrees that the Consideration Shares and Consideration ADSs:

(a)	are being issued and sold outside the United States in reliance on Regulation S;

(b)	have not been and will not be registered under the Securities Act or any other securities laws;

(c)	may not be offered or sold within the United States (as defined in Regulation S) except pursuant to an available exemption from the registration requirements of the Securities Act; and

(d)	may bear the following or a similar restrictive legend:

“These shares have not been registered under the Securities Act of 1933 (“the Act”). These shares may not be offered for sale, sold, transferred, assigned, pledged or hypothecated except (i) pursuant to an effective registration statement under the Act, or (ii) pursuant to an available exemption from registration under the Act.”

18.4	The Purchaser warrants to the Non-US FME Shareholders both at the date of this Agreement and again at Completion that:

(a)

none of the Purchaser, any Purchaser Group Company or any person acting on its or their behalf has, directly or indirectly, made offers or sales of, or has solicited offers to buy, or otherwise has negotiated in respect of, any security under circumstances that would require the Consideration Shares or the Consideration ADSs to be registered under the Securities Act;

(b)

none of the Purchaser, any Purchaser Group Company or any person acting on its or their behalf has engaged in any directed selling efforts (as defined in Regulation S) with respect to the Consideration Shares and the Consideration ADSs, and it and they have complied and will comply with the offering restrictions of Regulation S;

(c)

the Purchaser is a “foreign issuer” (as such term is defined in Regulation S) and there is no “substantial US market interest” (as such term is defined in Regulation S) in the Consideration Shares or the Consideration ADSs or any securities of the same class as the Consideration Shares or the Consideration ADSs; and

(d)

none of the Purchaser, any Purchaser Group Company or any person acting on its or their behalf, directly or indirectly, has entered into any contractual arrangement with a distributor (as defined in Regulation S) with respect to the Consideration Shares or the Consideration ADSs.

18.5

The Purchaser irrevocably undertakes to and covenants with each of the Non-US FME Shareholders that it will, following the expiration of any applicable 40 day compliance period (as such term is used in Regulation S) in respect of any issuance of Consideration Shares or Consideration ADSs, take all necessary steps for the removal of the restrictive legend provided under sub-clause 18.3(d) from the face of the applicable Consideration Shares or Consideration ADSs, including if required by the Depositary, obtaining an opinion of counsel in respect of the applicable Consideration Shares or Consideration ADSs.

19.	General

19.1	Entire agreement

(a)

This Agreement and all of the documents in the agreed form sets out the entire agreement and understanding between the parties and supersedes all prior agreements, understandings or arrangements (whether oral or written) in respect of the subject matter of this Agreement.

(b)

Each party acknowledges that it has entered into this Agreement in reliance only upon the warranties, promises and terms specifically contained or expressly referred to in this Agreement and, save as expressly set out in this Agreement, no party shall have any liability in respect of any other warranty or promise made prior to the date of this Agreement, unless it was made fraudulently.

19.2	Contracts (Rights of Third Parties) Act 1999

(a)

Save as expressly provided in sub-clause 19.2(b), no term of this Agreement (whether express or implied) is enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise by any person who is not a party to it.

(b)	Subject to sub-clause 19.4(c) (Variation):

(i)	the Company may enforce sub-clause 8.3 (Post completion matters);

(ii)	each Group Company may enforce clause 3 (Sale and Purchase); and

(iii)	each Relevant Person (as such is defined) may enforce sub-clause 13.1 (Purchaser’s remedies).

19.3	Assignment

(a)

This Agreement shall be binding on and enure for the benefit of the successors in title of the parties but, except as set out in sub-clause 19.3(b), shall not be assignable by any party without the prior written consent of the other.

(b)	The Purchaser may assign the benefit of this Agreement (including, without limitation, the Warranties) to:

(i)	any Purchaser Group Company;

(ii)	any successor in title or any subsequent purchaser of the Completion Shares; or

(iii)	by way of security to any bank or financial institution,

and, in the event of any such assignment, all references in this Agreement to the Purchaser shall be deemed to include its assigns.

19.4	Variation

(a)	Subject to sub-clause 19.4(c), no purported variation of this Agreement shall be effective unless it is in writing and signed by or on behalf of each of:

(i)	the Purchaser;

(ii)	only to the extent the purported variation effects any rights of the Institutional Sellers, each Institutional Seller; and

(b)	the Sellers’ Representatives (excluding the Institutional Sellers’ Representative).

(c)

Pursuant to Section 2(3)(a), Contracts (Rights of Third Parties) Act 1999, the Purchaser, the Institutional Sellers and the Sellers’ Representatives, in accordance with sub-clause 19.4(a), may without limit or restriction vary this Agreement or any provision of it which may be enforced by a third party or otherwise amend this Agreement in such a way as to extinguish or alter such third party’s entitlement under any such provision without the consent of that third party.

19.5	Effect of Completion

Except to the extent already performed, all the provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion.

19.6	Invalidity

To the extent that any provision of this Agreement is found by any court or competent authority to be invalid, unlawful or unenforceable in any jurisdiction, that provision shall:

(a)	be deemed not to be a part of this Agreement;

(b)	not affect the enforceability of the remainder of this Agreement; and

(c)	not affect the validity, lawfulness or enforceability of that provision in any other jurisdiction.

19.7	Releases and waivers

(a)

The rights, powers and remedies conferred on any party by this Agreement and the remedies available to any party are cumulative and are additional to any right, power or remedy which it may have under general law or otherwise.

(b)

Any party may, in whole or in part, release, compound, compromise, waive or postpone, in its absolute discretion, any liability owed to it or right granted to it in this Agreement by any other party or parties without in any way prejudicing or affecting its rights in respect of that or any other liability or right not so released, compounded, compromised, waived or postponed.

(c)

No single or partial exercise, or failure or delay in exercising any right, power or remedy by any party shall constitute a waiver by that party of, or impair or preclude any further exercise of, that or any right, power or remedy arising under this Agreement or otherwise.

19.8	Further assurance

After Completion, the Sellers shall execute such documents and take such steps as the Purchaser may reasonably require to vest the full title to the Completion Shares in the Purchaser, to fulfil the provisions of this Agreement and to give the Purchaser the full benefit of this Agreement.

19.9	Counterparts

(a)	This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

(b)	Each counterpart, when executed, shall be an original of this Agreement and all counterparts shall together constitute one instrument.

19.10	Confidentiality

(a)

Except as referred to in sub-clause 19.10(b), each party shall treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to the provisions or subject matter of this Agreement, to any other party or to the negotiations relating to this Agreement.

(b)	Any party may disclose information which would otherwise be confidential if and to the extent:

(i)	it is required to do so by law or any securities exchange or regulatory or governmental body to which it is subject wherever situated;

(ii)	it considers it necessary to disclose the information to its professional advisers, auditors and bankers provided that it does so on a confidential basis;

(iii)	the information has come into the public domain through no fault of that party;

(iv)

the information is required to be disclosed to the W&I Insurer or any broker advising on the W&I Policy in connection with the arrangement or administration of, or any claim to be made under, the W&I Policy;

(v)	the information was previously disclosed to it without any obligation of confidence; or

(vi)	each party to whom it relates has given its consent in writing.

19.11	Independent Expert

(a)

Where any matter in this Agreement is to be referred to the decision of an Independent Expert including pursuant to Schedule 9 (Completion Accounts) and clause 4.4 (FME Shareholders’ Transaction Tax Liability), the provisions of this sub-clause 19.11 will apply to the Independent Expert’s appointment and terms of reference.

(b)	The Independent Expert shall be Deloitte, Klynveld Peat Marwick Goerdeler (KPMG), Grant Thornton or BDO as either:

(i)

jointly agreed between the Sellers’ Representatives (or, if the decision is in relation to the Earn-Out Consideration, the FME Shareholders’ Representative) and the Purchaser within [***] days of the referral referred to in sub-clause 19.11(a); or

(ii)	failing such agreement within such [***]-day period, to be nominated by either:

(A)

the President for the time being of the Institute of Chartered Accountants in England and Wales (“ICAEW President”) (or the next most senior officer available) upon the joint written application of the Sellers’ Representatives (or, if the decision is in relation to the Earn-Out Consideration, the FME Shareholders’ Representative) and the Purchaser (together with the applicable application fee (which shall be paid as to one half by the Purchaser and as to one half by the Sellers (or, if the decision is in relation to the Earn-Out Consideration, the FME Shareholders)) and required forms), or

(B)

where the relevant Sellers’ Representatives and the Purchaser fail to make a joint application to the ICAEW President within [***] days after the failure of the Sellers’ Representatives and the Purchaser to agree upon the Independent Expert, the London Court of International Arbitration upon the written application of either the Sellers’ Representatives (or, if the decision is in relation to the Earn-Out Consideration, the FME Shareholders’ Representative) or the Purchaser (together with the applicable application fee (which shall be paid by the party making the application)).

(c)

The Purchaser and the relevant Sellers’ Representatives shall use all reasonable endeavours to reach agreement regarding the identity of the person to be appointed as the Independent Expert (who shall be required to have experience in M&A transactions) and to agree terms of appointment with the Independent Expert and neither party shall unreasonably withhold its agreement to the terms of appointment proposed by the Independent Expert or the other party.

(d)

If a nominating body is called upon to nominate an Independent Expert pursuant to sub-clause 19.11(b), such nominating body shall also agree the Independent Expert’s terms of appointment on behalf of the Purchaser and the relevant Sellers’ Representatives.

(e)

Each of the Purchaser and the relevant Sellers’ Representatives shall co-operate with the Independent Expert and promptly on request supply to the Independent Expert such documents and information as the Independent Expert may require for the purpose of the reference and in order to enable the determination to be reached as soon as reasonably practicable and in any event within any time period set by this Agreement.

(f)

The Purchaser and the relevant Sellers’ Representatives shall be entitled to make submissions to the Independent Expert and each such party shall, with reasonable promptness, supply the other party with all such information and access to its documents, books and records as the other party may reasonably require in order to make a submission to the Independent Expert in accordance with this clause.

(g)

To the extent not provided for in this sub-clause 19.11, the Independent Expert may in its reasonable discretion determine such other procedures to assist with the conduct of its determination as it considers just or appropriate.

(h)	Unless otherwise agreed by the parties or as otherwise expressly provided in this Agreement, the Independent Expert shall:

(i)

be required to make its determination in writing (including reasons for its determination) within the range proposed by each party and to provide a copy to each party as soon as reasonably practicable and in any event within [***] Business Days of its appointment (unless the Independent Expert otherwise determines);

(ii)

be entitled to make any determination as to the interpretation of this Agreement as is necessary in the reasonable opinion of the Independent Expert to enable a determination of the matters so referred to be made; and

(iii)	be entitled to take legal advice on any matter relevant to the determination.

(i)	The Independent Expert shall act as an expert and not as an arbitrator and neither the Arbitration Act 1996 nor any earlier or later enactments on arbitration shall apply.

(j)

The Independent Expert’s decision shall (in the absence of manifest error or fraud) be final and binding on the Parties for all the purposes of this Agreement. Where a manifest error results from a computational, clerical or typographical error, the relevant part of the determination shall be void and shall be referred back to the Independent Expert for correction.

(k)

The costs of the Independent Expert shall be apportioned between the parties as the Independent Expert shall decide but each party shall be responsible for its own costs of presenting its case to the Independent Expert. If the Independent Expert shall not determine how its costs shall be determined, his costs shall be borne [***] by the Seller (or, if the decision is in relation to the Earn-Out Consideration, the FME Shareholders) [***] and the Purchaser [***].

(l)

if the Independent Expert dies or becomes unwilling or incapable of acting, or does not deliver its determination within the period required by this sub-clause 19.11, the Purchaser and the Sellers’ Representatives shall use all reasonable endeavours to agree the identity and terms of appointment of a replacement Independent Expert and the provisions of sub-clause 19.11(b) shall apply mutatis mutandis. This sub-clause 19.11 shall apply in relation to each and any replacement Independent Expert as if it was the first Independent Expert appointed.

(m)

The Purchaser and the Sellers’ Representatives shall act reasonably and co-operate to give effect to the provisions of this sub-clause 19.11 and shall not do anything to hinder the Independent Expert or prevent it from making its determination.

19.12	Set-off

(a)	If, on the Earn-out Consideration Completion Date:

(i)

a Due Amount (or any part of it) is outstanding, the Purchaser shall be entitled (at its sole discretion) to satisfy all (to the extent possible) or part of the relevant FME Shareholders’ liability to pay such Due Amount by way of set-off against any Payment Amount, and to reduce the Purchaser’s obligation to make any Payment Amount by the amount so set off; and/or

(ii)	there is an Outstanding Claim, the Purchaser shall be entitled (at its sole discretion) to:

(A)	withhold from the Payment Amount an amount equal to the Estimated Liability in respect of that Outstanding Claim or, if lower, the full amount of the Payment Amount (the “Reserved Sum”); and

(B)	defer payment of the Reserved Sum until such time as the Outstanding Claim has become a Resolved Claim.

(b)

Where the provisions of sub-clause 19.12(a)(ii) apply, the Purchaser and the relevant Sellers shall use all reasonable endeavours to agree the Estimated Liability in respect of the Outstanding Claim as soon as possible, and in any event, within the period of [***] Business Days following the Earn-out Consideration Completion Date. In the absence of such agreement, the following procedure shall apply:

(i)	the determination of the Estimated Liability shall be referred to Counsel at the request of either party and Counsel shall be jointly appointed by the affected parties;

(ii)

Counsel shall be requested to provide their determination of the Estimated Liability within [***] Business Days of accepting their appointment (or such other period as the Purchaser and the relevant Sellers may otherwise agree with Counsel);

(iii)

Counsel shall act as an expert and not as arbitrator and their determination regarding the amount of the Estimated Liability shall, in the absence of manifest error, be final and binding on all the parties;

(iv)

Counsel’s fees shall be borne by the Purchaser (on the one part) and the relevant Sellers (on the other part) equally or as Counsel may otherwise direct having regard to the respective conduct of the parties;

(v)

if Counsel has not been able to determine the amount of the Estimated Liability, then the Estimated Liability shall be deemed to be the median value of the Purchaser’s and the relevant Sellers’ reasonable good faith estimates of such Estimated Liability; and

(vi)	if Counsel has provided a determination of the Estimated Liability in the form of a range of figures, then the Estimated Liability shall be deemed to be the median value of such estimates.

(c)	Where a Reserved Sum has been withheld by the Purchaser pursuant to sub-clause 19.12(a)(ii) in respect of an Outstanding Claim, on that claim becoming a Resolved Claim the Purchaser shall:

(i)

be entitled (at its sole discretion) to satisfy all (to the extent the Reserved Sum is sufficient) or part of the relevant Sellers’ liability to pay the Due Amount in respect of the relevant Resolved Claim by way of set-off against the corresponding Reserved Sum, and to reduce the Purchaser’s obligation to make any Payment Amount by the amount so set off; and

(ii)

pay to the relevant Sellers the remaining balance of the corresponding Reserved Sum (if any) after the Purchaser has exercised its rights pursuant to sub-clause 19.12(c)(i). Such payment shall be made by the Purchaser within [***] Business Days of the Outstanding Claim becoming a Resolved Claim.

(d)

Notwithstanding the provisions of sub-clause 19.12(c), where the amount of the Estimated Liability determined by Counsel in accordance with sub-clause 19.12(b) is less than the Reserved Sum, the Purchaser shall pay to the relevant Sellers the balance of the corresponding Reserved Sum within [***] Business Days after Counsel determines the amount of the Estimated Liability in accordance with sub-clause 19.12(b).

(e)	Nothing in this sub-clause 19.12 shall prejudice, limit or otherwise affect:

(i)	any right or remedy the Purchaser may have against the Sellers (or any of them) from time to time under this Agreement or any of the other Transaction Documents or at law; or

(ii)	the Purchaser’s right to recover against the Sellers (or any of them), whether before or after the Earn-out Consideration is paid in accordance with this Agreement.

(f)

The amount of a Reserved Sum withheld by the Purchaser in accordance with this sub-clause 19.12 shall not be regarded as imposing any limit on the amount of any claims under this Agreement or any of the other Transaction Documents or at law.

(g)

If a Due Amount is not satisfied in full by way of set-off under sub-clause 19.12(a)(i) or sub-clause 19.12(c), nothing in this Agreement shall prevent or otherwise restrict the Purchaser’s right to recover the balance from the Sellers (or any of them) and the Due Amount (to the extent not so satisfied) shall remain fully enforceable against the relevant Sellers.

20.	Announcements

20.1

Except as provided in sub-clause 20.2 (Announcements), no announcement, circular or other communication (whether oral or written) concerning the terms of this Agreement (or the transaction contemplated or referred to in it) shall be made or issued by or on behalf of any of the parties without the prior written consent of the Purchaser, such consent not to be unreasonably withheld or delayed.

20.2

Any announcement, circular or other communication made or issued by or on behalf of any party which is required by law or the rules of any regulatory or governmental body to which such party is subject, including, without limitation, any stock exchange on which any securities of such party are listed, may be made or issued by or on behalf of that party without consent if it has first sought consent and given the other parties a reasonable opportunity to comment on the subject matter and form of the announcement or circular (given the time scale within which it is required to be released or despatched).

20.3	The obligations in this clause 20 (Announcements) shall cease to apply to the Purchaser after Completion.

20.4	Nothing in this clause 20 (Announcements) shall restrict the Purchaser or any other Purchaser Group Company from:

(a)	providing information regarding the acquisition of the Company to its shareholders; or

(b)	informing customers or suppliers of the acquisition of the Company by the Purchaser after Completion.

21.	Costs and expenses

21.1

Except as set out in sub-clause 21.2 (Costs and expenses) or otherwise expressly provided in this Agreement, each party shall bear its own costs and expenses incurred in the preparation, execution and implementation of this Agreement.

21.2	The Purchaser shall pay all stamp and other transfer duties and registration fees applicable to any document to which it is a party and which arise as a result of or in consequence of this Agreement.

22.	Payments

22.1	Save as expressly provided to the contrary in this Agreement:

(a)

any payment to be made pursuant to this Agreement by the Purchaser (including the Consideration) shall be made to the Sellers’ Bank Account, unless otherwise agreed between the Purchaser and the relevant Seller;

(b)	any payment to be made pursuant to this Agreement by the Sellers or the Warrantors shall be made to the Purchaser’s Bank Account; and

(c)

payment under sub-clauses 18.2(a) and/or (b) shall be in immediately available funds by electronic transfer on the due date for payment. Receipt of the amount due shall be an effective discharge of the relevant payment obligation.

23.	Notices

23.1

Subject to clause 24 (Service of Proceedings), any notice to a party under this Agreement shall be in writing in English signed by or on behalf of the party giving it and shall, unless delivered to a party personally, be left at, or sent by prepaid recorded delivery (to addresses in the UK only) or by courier, or by email to the address of the party as set out in column B of Part 1 of Schedule 1 and column B of Part 2 of Schedule 1 (as applicable) or as otherwise notified in writing from time to time save that delivery by email does not apply to the service of any proceedings or other documents in any legal action or proceedings or, where applicable, any arbitration or other method of dispute resolution.

23.2	Except as referred to in sub-clauses 23.3 (Notices), a notice shall be deemed to have been served at the time of delivery if delivered personally or left at an address by a courier.

23.3

In the case of delivery in person or by courier, if the deemed time of service is not during business hours in the country of receipt, the notice shall be deemed served at the opening of business on the next business day of that country.

23.4	In proving service it shall be sufficient to prove:

(a)	in the case of personal service, that it was handed to the party or delivered to or left in an appropriate place for receipt of letters at its address;

(b)

in the case of a letter sent by recorded delivery or courier, a receipt by the courier or postal service confirming that the letter was accepted for delivery and was correctly addressed to the intended recipient in accordance with this clause; and

(c)

in the case of email, that it was properly addressed and despatched to the email address of the party, provided that the sender of the email does not receive an automated response from the recipient or a mail server indicating that the recipient is out of office or that the email could not be delivered.

23.5

Any notice to be given to the Institutional Sellers (or any one of them) under clause 23.1 shall be sent to each Institutional Seller directly and, if the notice is not sent by email, shall also be sent by email to the email address of the relevant Institutional Seller as set out in column B of Part 2 of Schedule 1 (which shall not constitute notice for the purposes of this clause 23).

23.6	A party shall not attempt to prevent or delay the service on it of a notice connected with this Agreement.

24.	Service of Proceedings

24.1	If, for any reason, the Purchaser requests any Seller who is located outside of England and Wales to do so, the relevant Seller shall promptly:

(a)	appoint an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement with an address in England; and

(b)	advise the Purchaser of the agent’s name and address,

and if, following such a request the relevant Seller fails to appoint an agent, the Purchaser shall be entitled to appoint one on the relevant Seller’s behalf at the relevant Seller’s expense and shall promptly notify the relevant Seller of such appointment. Any claim form, judgment or other notice of legal process shall be sufficiently served on the Sellers, if delivered to the relevant agent at its address for the time being. Each Seller undertakes not to revoke the authority of the above agent unless it has:

(i)	obtained the consent of the Purchaser; and

(ii)	appointed another agent with an address in England and provided details of such agent to the Sellers’ Representatives.

24.2

The Purchaser irrevocably appoints [***] of [***] as its agent to receive on its behalf in England or Wales service of any proceedings arising out of or in connection with this Agreement. Such service shall be deemed completed on delivery to that agent (whether or not it is forwarded to and received by the Purchaser). If for any reason that agent ceases to be able to act as agent or no longer has an address in England or Wales, the Purchaser shall promptly appoint another person as a replacement agent and shall give notice to the Sellers’ Representatives of the new agent’s name and address within England and Wales.

24.3

[***] shall as soon as reasonably practicable following the date of this Agreement (but, in any event, prior to Completion) appoint an agent with an address in England or Wales to receive on [***] behalf in England or Wales service of any proceedings arising out of or in connection with this Agreement. Such service shall be deemed completed on delivery to that agent (whether or not it is forwarded to and received by [***]). If for any reason that agent ceases to be able to act as agent or no longer has an address in England or Wales, [***] shall promptly appoint another person as a replacement agent and shall give notice to the Purchaser of the new agent’s name and address within England and Wales.

25.	Sellers’ Representatives

25.1	Subject to sub-clause 24.1, each of the Sellers (excluding the Institutional Sellers):

(a)	agrees that:

(i)

any notice or other document which the Purchaser wishes to deliver to the Sellers (excluding the Institutional Sellers) or any of them arising out of or in connection with this Agreement may be delivered to them by being delivered to the Sellers’ Representatives (excluding the Institutional Sellers’ Representative);

(ii)

any notice, consent, agreement, direction or waiver required or permitted to be given or made by all or some of the Sellers (excluding the Institutional Sellers) (as the case may be) under this Agreement will be validly given or made on their behalf if given or made by the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) for the purposes of this Agreement and will be binding on the relevant Sellers, as appropriate;

(iii)

the Purchaser shall be entitled to rely on all and any communications provided by the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) which are expressed to be made for the purposes of this Agreement in good faith as binding on all or some of the Sellers (excluding the Institutional Sellers) (as the case may be);

(iv)

any communication in respect of any matter within the authority of the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) described in this sub-clause 25.1 shall be deemed (unless the context otherwise requires) to be provided to the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) as nominee for all or some of the Sellers (excluding the Institutional Sellers) (as the case may be) and any notice served on the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) shall be deemed to have been validly served at the same time on each Seller (excluding the Institutional Sellers) on whom it is required to be served; and

(b)

authorises the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) as their agent to act in the way contemplated by this Agreement and to take any decision as they may decide in their absolute discretion and, provided they act in good faith, the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) will have and accept no liability to the Sellers or to any other person in connection with or as a result of anything which the Sellers’ Representatives (excluding the Institutional Sellers’ Representative) do, refrain from doing or neglect or omits to do in connection with any matter relating to this Agreement.

25.2

The FME Shareholders may, on any one or more occasions, notify (acting by the majority by value of Consideration receivable by the FME Shareholders) the Purchaser that they have chosen a different person to be the FME Shareholders’ Representative to replace the person or entities then acting as such. Any such notice shall, notwithstanding clause 25.1, be valid only if signed by (or on behalf of) the FME Shareholders (constituting the majority by value of Consideration receivable by the FME Shareholders) and otherwise shall be given in accordance with clause 23. The change in identity of the FME Shareholders’ Representative shall take effect [***] Business Days after notice of the change is received by the Purchaser or (if later) on the date (if any) specified in the notice. Until any such notice is received by the Purchaser, the Purchaser shall continue to be entitled to give notices to, and to rely on notices given (and other actions taken) by, the last FME Shareholders’ Representative of whom it had actual knowledge.

25.3

The Investor Sellers (excluding the Institutional Sellers) may, on any one or more occasions, notify (acting by the majority by value of Consideration receivable by the Investor Sellers (excluding the Institutional Sellers)) the Purchaser that they have chosen a different person to be the Investor Sellers’ Representative to replace the person or entities then acting as such. Any such notice shall, notwithstanding clause 25.1, be valid only if signed by (or on behalf of) the Investor Sellers (constituting the majority by value of Consideration receivable by the Investor Sellers (excluding the Institutional Sellers)) and otherwise shall be given in accordance with clause 23. The change in identity of the Investor Sellers’ Representative shall take effect [***] Business Days after notice of the change is received by the Purchaser or (if later) on the date (if any) specified in the notice. Until any such notice is received by the Purchaser, the Purchaser shall continue to be entitled to give notices to, and to rely on notices given (and other actions taken) by, the last Investor Sellers’ Representative of whom it had actual knowledge.

26.	Institutional Sellers’ Representative

26.1	Each of the Institutional Sellers:

(a)	agrees that:

(i)

any notice or other document which the Purchaser wishes to deliver to all Institutional Sellers arising out of or in connection with this Agreement may, where specifically permitted under this Agreement, be delivered to them by being delivered to the Institutional Sellers’ Representative;

(ii)

any notice, consent, agreement, direction or waiver required or permitted to be given or made by all Institutional Sellers under this Agreement will be, where specifically permitted under this Agreement, validly given or made on their behalf if given or made by the Institutional Sellers’ Representative for the purposes of this Agreement and will be binding on the Institutional Sellers, as appropriate;

(iii)

the Purchaser shall, where specifically permitted under this Agreement, be entitled to rely on all and any communications provided by the Institutional Sellers’ Representative which are expressed to be made for the purposes of this Agreement in good faith as binding on all Institutional Sellers;

(iv)

any communication in respect of any matter which is specifically indicated in this Agreement to be within the authority of the Institutional Sellers’ Representative shall be deemed (unless the context otherwise requires) to be provided to the Institutional Sellers’ Representative as nominee for all Institutional Sellers and any notice served on the Institutional Sellers’ Representative in such instances shall be deemed to have been validly served at the same time on each Institutional Seller on whom it is required to be served; and

(b)

authorises the Institutional Sellers’ Representative to act in the way contemplated by this Agreement and agreement referred to in sub-clause 26.3 and, provided [***] acts in good faith, the Institutional Sellers’ Representative will have and accepts no liability to the Institutional Sellers or to any other person in connection with or as a result of anything which the Institutional Sellers’ Representative does, refrains from doing or neglects or omits to do in connection with any matter relating to this Agreement.

26.2

The Institutional Sellers may, on any one or more occasions, notify (acting jointly on a unanimous basis) the Purchaser that they have chosen a different person to be the Institutional Sellers’ Representative to replace the person or entities then acting as such. Any such notice shall, notwithstanding clause 25.1, be valid only if signed by (or on behalf of) all Institutional Sellers and otherwise shall be given in accordance with clause 23. The change in identity of the Institutional Sellers’ Representative shall take effect [***] Business Days after notice of the change is received by the Purchaser or (if later) on the date (if any) specified in the notice. Until any such notice is received by the Purchaser, the Purchaser shall continue to be entitled to give notices to, and to rely on notices given (and other actions taken) by (in each case, where specifically so permitted under this Agreement), the last Institutional Sellers’ Representative of whom it had actual knowledge.

26.3

The Institutional Sellers and the Institutional Sellers’ Representative further agree that, as soon as practically possible following the date of this Agreement (but, in any event, prior to Completion), they shall enter into an agreement regulating the rights and obligations of the parties to it in relation to the Institutional Sellers’ Representative’s role in connection with this Agreement, which shall be on terms to be agreed between the parties thereto (each acting reasonably), and which shall include (among other things) provisions whereby:

(a)	the Institutional Sellers’ Representative shall:

(i)	keep the Institutional Sellers fully updated and promptly share all relevant documents with them within the specified timeframes;

(ii)

endeavour to give the Institutional Sellers the opportunity to provide comments on any relevant matters (subject to reasonable limited exceptions, for example requiring any urgent action on the side of the Institutional Sellers’ Representative);

(iii)	relate to the Purchaser any reasonable comments provided by the Institutional Sellers; and

(iv)

subject to the Institutional Sellers’ Representative acting in good faith in carrying out [***] role as the Institutional Sellers’ Representative, have and accept no liability to the Institutional Sellers or to any other person in connection with or as a result of anything which the Institutional Sellers’ Representative does, refrains from doing or neglects or omits to do in connection with any matter relating to this Agreement;

(b)	the Institutional Sellers shall:

(i)

consider any requests of the Institutional Sellers’ Representative as soon as reasonably practicable and, in any event, within the period of time, which will be sufficient for the Institutional Sellers to comply with any timing requirements under this Agreement;

(ii)	act reasonably and provide reasons for any proposed action or inaction, along with suggestions as to steps which may be taken in order for consent to be provided or matters agreed; and

(iii)	otherwise provide clear and consistent instructions to the Institutional Sellers’ Representative.

27.	Governing law and jurisdiction

27.1	This Agreement and any dispute, claim or obligation (whether contractual or non-contractual) arising out of or in connection with it, its subject matter or formation shall be governed by English law.

27.2

The parties irrevocably agree that the English courts shall have exclusive jurisdiction to settle any dispute or claim (whether contractual or non-contractual) arising out of or in connection with this Agreement, its subject matter or formation.

In witness whereof the parties or their duly authorised representatives have executed this Agreement as a deed and delivered it at the date first appearing at the head of this Agreement.

Schedule 1

(The Sellers)

Part 1

(The FME Shareholders)

[***]

Part 2

(The Investor Sellers)

[***]

Schedule 2

Part 1

(The Company)

Company name	InstaDeep Ltd

Registered number	09816291

Date of incorporation	8 October 2015

Place and jurisdiction of incorporation	England & Wales

Address of registered office	5 Merchant Square, London, England, W2 1AY

Issued share capital at Exchange (Warranted as at the date of this Agreement)

£2.571256 divided into:

1,529,184 Ordinary Shares of £0.000001 each

289,048 Class A Shares of £0.000001

599,171 Class B of £0.000001 each

and 153,853 non-Voting Ordinary Shares (Employee Shares) of £0.000001 each

Charges	None

Loan capital	None

Directors	Afif Baccouche Arnaud Sylvain Barthelemy Karim Beguir Khaled Ben Jilani Zohra Slim Victorien Vaney

Secretary	Karim Beguir

Accounting reference date	31 December

Auditors	Shipleys LLP, 10 Orange Street, Haymarket, London, WC2H 7DQ

Tax residence	United Kingdom

Part 2

(The Group Companies (and branches))

Company name	InstaDeep Tunisia

Registered number	B0187762014, unique identifier: 1347719P

Date of incorporation	23 April 2014

Place of incorporation	Tunisia

Address of registered office	Immeuble ICC3 bloc D 4ème étage, Centre Urbain, Nord Tunis 1082

Issued share capital	TND 5,000

Charges	None

Loan capital	None

Directors	Zohra Slim (Gérante)

Secretary	N/A

Accounting reference date	31 December

Auditors	Cabinet Hatem Ben Naji - 3 avenue Louis Braille Tunis 1002. From 2022 accounts, auditors are Grant Thornton Tunisia, Promed Building, 5th floor, Centre Urbain Nord, 1082, Tunis

Tax residence	Tunisia

Shareholder(s) at Exchange (Warranted as at the date of this Agreement)	499 Shares – the Company 1 share – [***]

Shareholder(s) at Completion (Warranted as at Completion)	500 Shares – the Company

Company name	InstaDeep SAS

Registered number	842469918 RCS Paris

Date of incorporation	20 September 2018

Place of incorporation	France

Address of registered office	40 bis, rue du Faubourg Poissonnière, 75010 Paris, France

Issued share capital	€100,000 divided into 100,000 shares of €1.00 each

Charges	None

Loan capital	None

Directors	Karim Beguir (Président) and Isabelle Levard (Directrice Général)

Secretary	N/A

Accounting reference date	31 December

Auditors	Cabinet Caderas Martin - 43, rue de Liège 75008 Paris

Tax residence	France

Shareholder(s)	The Company

Company name	InstaDeep Nigeria Limited

Registered number	1563821

Date of incorporation	26 February 2019

Place of incorporation	Lagos, Nigeria

Address of registered office	7, Ibiyinka Olorube, Victoria Island, Lagos State, Nigeria

Issued share capital	NGN 10,000,000 divided into 10,000,000 shares of NGN 1 each

Charges	None

Loan capital	None

Directors	Karim Beguir Zohra Slim Isabelle Levard

Secretary	GFS Corporate Services Limited, 5th Floor, NCR Building, 6 Broad Street, Lagos

Accounting reference date	31 December

Auditors	Pedabo Audit Services - 67, Norman Williams Street - Ikoyi Lagos

Tax residence	Nigeria

Shareholder(s) at Exchange (Warranted as at the date of this Agreement)	9,990,000 – the Company 10,000 – [***]

Shareholder(s) at Completion (Warranted as at Completion)	9,990,000 shares – the Company 10,000 shares – InstaDeep SAS.

Company name	InstaDeep South Africa (branch)

Registered number	2020 / 052350 / 10

Date of incorporation	29 January 2020

Place of incorporation	Cape Town, South Africa

Address of registered office	80 Stand Street, Cape Town 8001, South Africa

Issued share capital	N/A

Charges	None

Loan capital	None

Directors	Zohra Slim Khaled Ben Jilani Karim Beguir Afif Baccouche

Secretary	Karim Beguir (InstaDeep Ltd)

Accounting reference date	31 December

Auditors	SJ Kruger - PO Box 264 Ferndale 2160

Tax residence	South Africa

Shareholder(s)	N/A (branch of the Company)

Company name	InstaDeep Dubai (branch)

Registered number	97028

Date of incorporation	17 February 2020

Place of incorporation	United Arab Emirates, Dubai

Address of registered office	Dubai Internet City, Premises EO 03, Ground Floor Building 07, Dubai,

Issued share capital	N/A

Charges	None

Loan capital	None

Directors	General manager: Maher Mansour

Secretary	Karim Beguir (InstaDeep Ltd)

Accounting reference date	31 December

Auditors	N/A

Tax residence	United Arab Emirates, Dubai

Shareholder(s)	N/A

Company name	InstaDeep DE GmbH

Registered number	Amtsgericht Berlin (Charlottenburg), HRB 243790

Date of incorporation	11 May 2022

Place of incorporation	Berlin, Germany

Address of registered office	Stresemannstrasse 123 - 10963 Berlin

Issued share capital	€25,000

Charges	None

Loan capital	None

Directors	Isabelle Levard (Geschäftsführer)

Secretary	N/A

Accounting reference date	31 December

Auditors	N/A

Tax residence	Germany

Shareholder(s)	25,000 shares of EUR 1.00 each - InstaDeep SAS

Company name	InstaDeep LLC

Registered number	37-2045700

Date of incorporation	11 March 2022

Place of incorporation	Dover (Delaware)

Address of registered office	874 Walker Road - Suite C - Dover 19904 (Delaware)

Issued share capital	$100.00

Charges	None

Loan capital	None

Directors	Karim Beguir

Secretary	N/A

Accounting reference date	31 December

Auditors	N/A

Tax residence	United States of America

Shareholder(s)	100 Shares – the Company

Company name	InstaDeep Abu Dhabi (branch)

Registered number	000007973

Date of incorporation	29 July 2022

Place of incorporation	Abu Dhabi

Address of registered office	DD-14-122-049-WeWork Hub71, 14, Al Khatem Tower, Adgm Sqaure, Al Maryah Island, Abu Dhabi, United Arab Emirates

Issued share capital	N/A

Charges	None

Loan capital	None

Directors	General manager: Maher Mansour

Secretary	Karim Beguir (InstaDeep Ltd)

Accounting reference date	31 December

Auditors	N/A

Tax residence	United Arab Emirates (Abu Dhabi)

Shareholder(s)	N/A (branch)

Schedule 3

(The Properties)

[***]

[***]

Schedule 4

(Non-Tax Warranties)

The Sellers

1.	Arrangements with Seller Associates

Save in relation to employment contracts in relation to any Seller which have been Disclosed, there are no contracts, arrangements or liabilities, actual or contingent, outstanding or remaining in whole or in part to be performed between the Company and any Seller Associate.

2.	Other interests of any Seller Associate

So far as the Warrantors are aware, no FME Shareholder has any interest, direct or indirect, in any business which has a close trading relationship with or which competes with any business now carried on by the Company and, so far as the Warrantors are aware, no Seller Associate of any FME Shareholder has or intends to do so.

3.	Nomination agreements

So far as the Warrantors are aware, there is no nomination or other agreement, arrangement or commitment outstanding pursuant to which any person (other than the Sellers in relation to the Shares held by them respectively) is entitled to enjoy or exercise all or any rights of any kind in relation to the Shares pursuant to Section 145, CA2006 or the articles of association of the Company.

4.	Brokerage, commission and other fees

No person is entitled to receive from the Company any introduction fee, brokerage or other commission in connection with the sale of the Completion Shares.

5.	Interests in undertakings

5.1	Schedule 2 contains accurate details of all Group Companies and overseas branches.

5.2

The Company does not have, nor has it ever had, a participating interest (as defined in paragraph 11 of Schedule 10 of The Large and Medium sized Companies and Groups (Accounts and Directors’ Report) Regulations 2008 in any undertaking or in the share capital of any body corporate which is not a Group Company nor has it agreed to acquire such an interest.

5.3

The Exchange Shares set out opposite each Seller’s name in Schedule 1 (The Sellers), together with the BioNTech Company Shares, constitute the whole of the issued share capital of the Company at the date of this Agreement. the Completion Shares set out opposite each Seller’s name in Schedule 1 (The Sellers), together with the BioNTech Company Shares, will comprise the whole of the issued share capital of the Company at Completion.

5.4

Except as set out in Schedule 2, the Company is the sole legal and beneficial owner of the whole of the allotted and issued share capital of each of the Group Companies (save for the Company) and the allotted and issued shares of the Group Companies are fully paid up (or credited as fully paid) and are free from any Encumbrance.

5.5

The Company is the true and lawful beneficial and record owner of [***] shares of Series Seed-1 Preferred Stock (the “[***] Shares”) of [***] (collectively with any predecessor or successor entity thereof, “[***]”), free and clear of all Encumbrances. The [***] Shares constitute the Company’s entire equity or ownership interest in [***], and other than the [***] Shares, the Company does not own any interest in [***], including without limitation, any debt or security exercisable for or convertible into an equity or ownership interest in [***].

5.6

No action, arbitration, suit, proceeding or investigation against the Company is pending, or so far as the Warrantors are aware, threatened against the Company, in relation to the Company’s ownership of the [***] Shares.

5.7

No dividend, interim dividend, or other distribution, whether paid or still outstanding, has been declared or paid in relation to the [***] Shares, nor is there any other right outstanding to a distribution from or payment based upon reserves or profits of [***].

5.8

There are no current liabilities of any Group Company arising from any Group Company purchasing, selling, exercising, converting, making any agreement in connection with, or being a holder of, any equity interest or other security of [***].

5.9

Apart from this Agreement, the Options and the subsisting awards made under the French Plan, there is no agreement, arrangement or commitment outstanding which calls for the allotment, issue or transfer of, or accords to any person the right to call for the allotment, issue or transfer of, any share or loan capital of the Company.

5.10	No Group Company resides, operates or has any branch, agency, place of business or establishment outside the country or state in which it was incorporated.

5.11	The Company and each Group Company is incorporated and validly subsisting under the laws of its country of incorporation and is licensed or qualified to do business under the laws of that country.

5.12

No Group Company is, in relation to any company, limited liability partnership or Societas Europaea registered in the UK, (other than another Group Company), a registrable relevant legal entity within the meaning of section 790C, CA2006.

5.13	The Company has full corporate power to carry on its business and to own and operate its assets, properties and business as now carried on and owned and operated.

Corporate matters

6.	Insolvency

6.1

No order has been made, no resolution has been passed, no petition presented, no meeting convened for the winding up of the Company or for a provisional liquidator to be appointed in respect of the Company and the Company has not been a party to any transaction which could be avoided in a winding up.

6.2	No administration order has been made and no petition for one has been presented in respect of the Company.

6.3	No administrator, receiver or administrative receiver has been appointed in respect of the Company or any of its assets.

6.4	The Company is not insolvent, has not failed nor is unable to pay any of its debts as they fall due, within the meaning of Section 123, Insolvency Act 1986.

6.5

No voluntary arrangement has been proposed under Sections 1, 256A or 263A, Insolvency Act 1986 in respect of the Company and the Company has not made or proposed any arrangement or composition with its creditors or any class of them.

6.6	No distress, execution or other process has been levied on the Company’s assets or action taken to repossess goods in the possession of the Company.

6.7	No unsatisfied judgment is outstanding against the Company and no demand has been served on the Company under Section 123(1)(a), Insolvency Act 1986.

6.8	No event analogous to any referred to in sub-paragraphs 6.1 to 6.7 (inclusive) has occurred in any Applicable Jurisdiction.

6.9

InstaDeep SAS is not insolvent (en état de cessation des paiements), nor subject to any bankruptcy, insolvency, moratorium with creditors, conciliation procedure (procédure de conciliation) or similar proceedings under Applicable laws.

7.	Statutory books and documents filed

7.1

The statutory books, including all registers and minute books, of each Group Company have been properly kept and are up to date and contain an accurate and complete record of the matters with which those books should deal with in accordance with Applicable Law.

7.2

All documents which should have been delivered by the Company to the Registrar of Companies in England and Wales or any relevant authority charged with maintaining a company’s (or branch’s) registry in any Applicable Jurisdiction are complete and accurate and have been properly so delivered.

7.3	The most recent copy of the articles of association of the Company that is available on Companies House is the current articles of association of the Company and has been Disclosed.

7.4

Since the Accounts Date the members of the Company in general meeting, or of any class of them, have not passed any resolution other than resolutions relating to the ordinary business of annual general meetings.

Information

8.	Accuracy and adequacy of information

The information contained in columns C1 to E5 (inclusive) of Part 1 of Schedule 1, columns C1 to C4 (inclusive) of Part 2 of Schedule 1, Schedule 2 and Schedule 3 is accurate and complete.

Accounts

9.	Preparation and contents of the Accounts

9.1	The Accounts:

(a)

have been prepared in accordance with the requirements of Applicable Law and all applicable accounting principles, methods and practices generally accepted and current at the Accounts Date in the jurisdiction in which, in the case of each Group Company, that Group Company was incorporated and, where the accounting practice used to prepare the Accounts differs from those applicable in the previous financial period, the effect of such differences has been Disclosed;

(b)	have been audited by a statutory or certified auditor (as applicable) who has rendered an auditor’s certificate without qualification;

(c)	have been duly filed in accordance with the Applicable Law; and

(d)	have been Disclosed.

9.2	The Group Accounts as at the Accounts Date have been prepared in accordance with the requirements of Applicable Law and IFRS.

9.3	Without prejudice to the generality of sub-paragraph 9.1, the Accounts:

(a)

give a true and fair view of the state of affairs of each Group Company at the Accounts Date and the profits or losses of the Company for the financial period ending on that date in accordance with the relevant financial reporting framework;

(b)	contain proper provision or reserve for all liabilities and for all capital and revenue commitments of each Group Company as at the Accounts Date;

(c)	make proper provision for bad and doubtful debts; and

(d)	make proper provision for depreciation of the fixed assets of each Group Company having regard to their original cost and life.

9.4

The profits and losses of the Group shown in the Accounts were not, save as disclosed in the Accounts or in any note accompanying them, affected to a material extent by any transactions entered into otherwise than on normal commercial terms nor, to any material extent affected by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known to the Warrantors rendering any such profit or loss for such period exceptionally high or low.

9.5

Except for obligations and liabilities reflected in the Accounts, the Group has no off balance sheet obligation or liability of any nature (matured or unmatured, fixed or contingent) to, or any financial interest in, any third party or entities, the purpose or effect of which is to defer, postpone, reduce or otherwise avoid or adjust the recording of debt expenses incurred by the Group.

9.6	The Group has established and maintains a system of adequate internal accounting controls sufficient to provide reasonable assurances that:

(a)	transactions are executed in accordance with the management’s general or specific authorisation and to maintain accountability for assets; and

(b)	the amount recorded for assets on the books and records of the Group is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(c)

there are no significant deficiencies or material weaknesses in the design or operation of the Group’s internal controls which could adversely affect the Group’s ability to record, process, summarise and report financial data; and

(d)	there has been no change in the Group’s accounting policies or estimation techniques since its incorporation, except as described in the Accounts or otherwise required by Applicable Law.

10.	Accounting records

10.1

The accounting records of the Group comply with the requirements of Sections 386 and 388, CA2006 (whichever provision is applicable to the Company at the relevant time) or Applicable Law, do not contain any material inaccuracy or discrepancy and present in accordance with generally accepted accounting principles and standards the financial position of the Group.

10.2	All relevant financial books and records of the Group are in its possession or otherwise under its direct control.

11.	Management Accounts

The Management Accounts have been Disclosed, and have been prepared in accordance with IFRS on a basis consistent with the Accounts, give a fair view of, and do not materially misstate, the financial and trading position of the Group as at their date and for the period to which they relate, and are not affected to a material extent by any extraordinary, exceptional, unusual or non-recurring income, capital gain or expenditure or by any other factor known by the Warrantors rendering profits or losses for the period covered exceptionally high or low.

12.	Events since the Accounts Date

12.1	Since the Accounts Date:

(a)	there has not been any material deterioration in the financial or trading position or prospects of any Group Company; or

(b)	neither the turnover, direct or indirect expenses or the margin of profitability of any Group Company shows any material deterioration as compared with the position disclosed in the Accounts.

12.2

Since the Accounts Date, the Group has carried on its business in the ordinary course so as to maintain it as a going concern, and paid its creditors in the ordinary course and within the credit periods agreed with such creditors.

12.3

Since the Accounts Date, no supplier of any Group Company has ceased or restricted supplies or threatened in writing so to do, there has been no material loss or material curtailment of the business transacted by any Group Company with any customer which at any time in the preceding financial year represented [***]% or more of the turnover of any Group Company and the Warrantors are not aware of any circumstances likely to give rise to any of the above.

12.4	Since the Accounts Date, no Group Company has:

(a)	incurred or committed to incur:

(i)	material capital expenditure in excess of £[***]; or

(ii)	any liability whether actual or contingent except for full value or in the ordinary course of business;

(b)	acquired or agreed to acquire:

(i)	any asset for a consideration higher than its market value at the time of acquisition or otherwise than in the ordinary course of business; or

(ii)	any business or substantial part of it or any share or shares in a body corporate;

(c)	disposed of, or agreed to dispose of, any of its assets except in the ordinary course of business and for full value;

(d)	repaid wholly or in part any loan except upon the due date or dates for repayment;

(e)

save for the Options that are to be exercised prior to Completion and awards granted under the French Plan, issued or allotted share or loan capital, increased its authorised share capital, purchased or redeemed any shares, reduced or reorganised its share capital or agreed to do so; or

(f)	declared, made or paid any distribution of profit.

12.5

None of the debts included in the Accounts or any of the debts subsequently arising has been the subject of factoring by any Group Company and the Warrantors are not aware of any circumstances which could result in any presently outstanding debt in excess of £[***] not being paid in full.

13.	Liabilities

No Group Company has any liabilities (contingent or otherwise), except:

(a)	those which are properly shown, provided for or reserved against in the Accounts or the Management Accounts; and

(b)	those which have been incurred in the ordinary course of business consistent with past practice since the Accounts Date.

Finance and working capital

14.	Financial commitments and borrowings

14.1	Details of all overdraft, loan and other financial facilities available to the Company have been Disclosed and the Company is not in material breach of any of their terms.

14.2	The Company is not a party to, nor has agreed to enter into, any lending, or purported lending, agreement or arrangement (other than agreements to give credit in the ordinary course of its business).

14.3

The Company is not exceeding any borrowing limit imposed upon it by its bankers, other lenders, its articles of association or otherwise nor has the Company entered into any commitment or arrangement which might lead it so to do.

14.4	No overdraft or other financial facilities available to the Company are dependent upon the guarantee of or security provided by any other person.

14.5

So far as the Warrantors are aware, no event has occurred that with the passing of any time or the giving of any notice, certificate, declaration or demand, would constitute an event of default under, or breach of, any of the terms of any loan capital, borrowing, debenture or financial facility of the Company or which would entitle any person to call for repayment prior to normal maturity.

14.6	The company is not, nor has it agreed to become, bound by any guarantee, indemnity, surety or similar commitment.

14.7	The Company does not have any credit cards in issue in its own name or that of any officer or employee of the Company or any person connected with any officer or employee.

14.8

The Company has not received any grants, allowances, loans or financial aid of any kind from any government department or other board, body, agency or authority which may become liable to be refunded or repaid in whole or in part as a result of the entry into this Agreement.

14.9	The Company has not engaged in financing of a type which is not required to be or has not been shown or reflected in the Accounts.

15.	Working capital

Having regard to existing bank and other facilities available to it, the Company has sufficient working capital for the purposes of carrying on its business, in its present form and at its present level of turnover.

Insurances

16.	Insurance cover

16.1

The Company maintains, and at all times has maintained, adequate insurance cover against all risks normally insured against by companies carrying on a similar business on the same scale as the Company, having regard to the type of business carried on by the Company, its contractual commitments, location and assets owned or used by it, and in particular has maintained all insurances required by statute.

16.2

All of the insurance policies maintained by the Company are valid and enforceable and all premiums due have been paid. There are no outstanding claims or, so far as the Warrantors are aware, circumstances likely to give rise to a claim under such insurance policies or which would be required to be notified to the insurers and nothing has been done or omitted to be done which has made or could make any of the policies void or voidable or as a result of which the renewal of any such policy might be refused or the premiums due in respect of them may be liable to be increased (other than by a factor affecting the market as a whole). [***]

17.	Insurance claims

There are no claims outstanding or threatened in writing or, so far as the Warrantors are aware, pending, against the Company which are not fully covered by insurance.

Trading and contracts

18.	Contracts and commitments

18.1	For the purposes of this paragraph 18:

“Key Client” means each of

[***]

“Key Supplier” means each of:

[***]

18.2

All contracts, agreements, transactions, obligations, commitments, understandings or arrangements (including, in each case, confirmation of whether such is with a client or supplier, as applicable) with Key Clients and Key Suppliers requiring in relation to its discharge any payment in excess of £[***] to which the Company is a party (“Key Agreements”) are Disclosed and remain in full force and effect.

18.3	The Company is not a party to any material agreement, arrangement or commitment which:

(a)	has or is expected to have, so far as the Warrantors are aware, material consequences in terms of expenditure or revenue, other than in the ordinary course of business;

(b)	can be terminated in the event of entry into or completion of this Agreement;

(c)	relates to matters outside its ordinary business or was not entered into on arms’ length terms;

(d)	so far as the Warrantors are aware, cannot readily be fulfilled or performed on time; or

(e)	cannot be terminated, without giving rise to any material liabilities on it, by it giving [***] months’ notice or less.

18.4	The Company has no outstanding bid, tender, sale or service proposal which is material in relation to its business.

18.5	The Company has not granted any power of attorney or other such authority which is still outstanding, other than ordinary course authorities at the Group Company level.

18.6

So far as the Warrantors are aware, no act or omission by the Company has caused it to be in material default of any Key Agreement and the Warrantors are not aware of any actual breach, invalidity, grounds for termination, grounds for rescission, grounds for avoidance or grounds for repudiation of, any Key Agreement.

18.7

The Warrantors are not aware that any Key Client of the Company has withdrawn or is considering withdrawing from or not placing with the Company all or any part of the work placed with the Company during the [***] months immediately preceding the date of this Agreement.

18.8	No matter has arisen in respect of any Key Agreement which, so far as the Warrantors are aware, is or could result in a breach by any party thereto.

18.9

There have been no material written complaints within the last [***] made by any party thereto in respect of any Key Agreement and the Company has received no written notice of any default under any Key Agreement.

18.10

Within the [***] months preceding the date of this Agreement no surcharges have been levied or arisen with regard to any expenditure whether due to delay in payment by any Key Client of any sums due in respect thereof or otherwise.

18.11	No Key Client has sought to negotiate a reduction or material change in the terms of remuneration as contained in its Key Agreement with the Company.

18.12	There is not outstanding any contract or arrangement to which the Company is a party and to which any director of the Company is interested whether directly or indirectly.

18.13	In respect of the services agreement between the Company and InstaDeep SAS, dated [***]:

(a)	no party other than a Group Company has any rights or obligations pursuant to or under the terms of this agreement; and

(b)	such agreement has been agreed and conducted in accordance with a transfer pricing policy implemented by the Group, which is adequate for a business of the same size and type.

18.14	The Company is not, and has not at any time, engaged in any activity, practice or conduct which would constitute an offence under:

(a)	the Bribery Act 2010; or

(b)	an Applicable Law relating to anti-bribery or anti-corruption in any jurisdiction, including, so far as the Warrantors are aware, in respect of the Company’s relationship with [***].

18.15

So far as the Warrantors are aware, no Company Associate has bribed another person (within the meaning of Section 7(3), Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for the Company.

18.16

The Company has had in place, at all times in the [***] preceding the date of this Agreement, such procedures as it is reasonable in all circumstances to expect it to have designed to prevent Company Associates from bribing another person (within the meaning of Section 7(3), Bribery Act 2010) intending to obtain or retain business or an advantage in the conduct of business for the Company and/or any Group Company.

18.17

For the purposes of this paragraph 18, “Company Associate” means any person who performs services (within the meaning of Section 8, Bribery Act 2010) for or on behalf of the Company and the meaning of “adequate procedures” shall be determined in accordance with Section 7(2), and any guidance issued under Section 9, Bribery Act 2010.

19.	Trading partners

19.1	The Company does not act or carry on business in partnership with any other person and is not a member of any corporate or unincorporated body, undertaking or association.

19.2	The Company is not a party to any joint venture agreement or arrangement under which it is to participate with any other person in any business.

19.3	The Company is not a party to any agency, distributorship, licence or management agreement which restricts its freedom to carry on its business in such manner as it may think fit.

19.4	The Company is not, nor has it agreed to become, a party to an agreement or arrangement for sharing commissions or other income.

20.	Licences and consents

20.1

All licences, consents, permissions, authorisations and approvals required by the Company for the carrying on of its business in the places and in the manner in which its business is now carried on have been obtained by it and are in full force and effect.

20.2

All reports, returns and information required by Applicable Law or as a condition of any licence, consent, permission, authorisation or approval to be made or given to any person or authority in connection with the business of the Company have been made or given to the appropriate person or authority and so far as the Warrantors are aware, there are no circumstances which indicate that any licence, consent, permission, authorisation or approval might not be renewed in whole or in part or is likely to be revoked, suspended or cancelled or which may confer a right of revocation, suspension or cancellation.

21.	Competition and trade regulation law

21.1	The Company is not nor has it been a party to any agreement, arrangement, understanding or concerted practice during the [***] preceding this Agreement:

(a)	which infringes, or has infringed, any applicable competition law;

(b)

in respect of which any filing, registration or notification is, was or will be required by, or is, was or will be advisable pursuant to, any applicable competition law (whether or not the same has in fact been made);

(c)	which is, or was, the subject of an investigation under any applicable competition law; or

(d)	in connection with which it is or has been subject to any orders or directions, or has given any undertakings or commitments or assurances under any applicable competition law.

21.2

The Warrantors have no reason to believe that any action or investigation under any applicable competition law is being or will be taken against the Company in relation to any of its current activities.

21.3	The Company has not during the [***] preceding this Agreement made any complaint against any other person in relation to alleged infringements of any applicable competition law.

21.4

For the purposes of this paragraph 21, the term “applicable competition law” means all competition law applicable to the business carried on by the Company, whether of the United Kingdom, the European Union or any other jurisdiction, and includes (but is not limited to) any applicable rules dealing with anti-competitive agreements, arrangements or practices, abuse of dominant position, state aid, public procurement, merger control or anti-dumping, and the requirements of any special regulatory regime to which the business carried on by the Company may be subject in any area of its activities.

22.	Compliance with law

22.1	The business of the Company has at all times been conducted in all material respects in accordance with all Applicable Laws, including applicable Sanctions.

22.2

The Company has not committed and no claim has been made in writing that it has committed any criminal, illegal, unlawful or unauthorised act or breach of any obligation or duty imposed by Applicable Law, including applicable Sanctions.

22.3

So far as the Warrantors are aware, no investigation or inquiry is being, or has in the last [***] been, conducted by, and the Warrantors have not received any request for information from any Governmental Authority in respect of the Company’s affairs and, so far as the Warrantors are aware, there are no circumstances which would give rise to such investigation, inquiry or request.

(a)

For the purposes of this paragraph 22, “Sanctions” means any trade, economic or financial sanctions laws, regulations, embargoes or restrictive measures administered, enacted or enforced by any of (a) the Security Council of the United Nations; (b) the United States of America; (c) the European Union; (d) the United Kingdom; (e) the governments and official institutions or agencies of any of paragraphs (a) to (d), including without limitation, the Office of Foreign Assets Control of the US Department of the Treasury; the US Department of State and Her Majesty’s Treasury.

23.	Litigation and disputes

23.1	Except for actions to recover any debt incurred in the ordinary course of the business owed to the Company where each individual debt and its costs outstanding amount to less than £[***]:

(a)

neither the Company nor, so far as the Warrantors are aware, any person for whose acts the Company may be liable is engaged in any litigation, arbitration, administrative or criminal proceedings, whether as claimant, defendant or otherwise;

(b)

no litigation, arbitration, administrative or criminal proceedings by or against the Company or any person for whose acts it may be liable are threatened or expected and, as far as the Warrantors are aware, none are pending; and

(c)

so far as the Warrantors are aware, there are no facts or circumstances likely to give rise to any litigation, arbitration, administrative or criminal proceedings against the Company or any person for whose acts it may be liable.

23.2	Full details of [***] have been Disclosed.

23.3

The Company is not subject to any outstanding order or judgment given by any court or Governmental Authority and has not been a party to any undertaking or assurance given to any court or governmental or other authority, department, board, body or agency which is still in force, nor so far as the Warrantors are aware are there any facts or circumstances likely to give rise to it becoming subject to such an order or judgment.

Assets

24.	Ownership and condition of assets

24.1

Each of the assets included in the Accounts or acquired by the Company since the Accounts Date (other than the Properties and current assets subsequently disposed of or realised in the ordinary course of business) is either owned by the Company free from Encumbrance (save in respect of liens arising in the normal course of trading) or is legally in its possession or under its control.

24.2	So far as the Warrantors are aware, each item of plant and machinery, vehicle and office equipment used by the Company is:

(a)	in good repair and condition, regularly maintained and, where required by law, certified safe and without risk to health when used;

(b)	capable of doing the work for which it was designed or purchased; and

(c)	not surplus to requirements.

24.3

The Company has not acquired, or agreed to acquire, any assets on terms that title to the asset does not pass until full payment is made or all indebtedness incurred in connection with the acquisition is discharged.

24.4

A summary of the assets owned by the Company, together with details of all assets held under hire purchase, lease or rental agreements, have been Disclosed and such assets comprise all assets necessary for the continuation of the business of the Company as it is currently carried on.

25.	Charges and Encumbrances over assets

25.1

No Encumbrance (other than a lien arising by operation of law in the ordinary course of trading) or other form of security or encumbrance or equity on, over or affecting the Completion Shares or the whole or any part of the undertaking or assets of the Company, including any investment in any other company, is outstanding and, apart from this Agreement, there is no agreement or commitment to give or create any of them and no claim has been made by any person to be entitled to any of them.

25.2	No floating charge created by the Company has crystallised and, so far as the Warrantors are aware, there are no circumstances likely to cause such a floating charge to crystallise.

25.3

The Company has not received notice from any person intimating that it will enforce any security which it may hold over the assets of the Company, and so far as the Warrantors are aware, there are no circumstances likely to give rise to such a notice.

Intellectual Property

26.	Details of Intellectual Property

26.1	Details of all material Company Intellectual Property and copies of all licences and other agreements relating to it have been Disclosed.

26.2	All Company Intellectual Property is either:

(a)	in the sole legal and beneficial ownership of the Company free from all licences, charges or other encumbrances; or

(b)	the subject of binding and enforceable licences to the Company granted by third parties:

(c)	of which no notice to terminate has been received;

(d)	all parties to which have fully complied with all obligations in those licences; and

(e)	in relation to which no disputes have arisen or are foreseeable,

and in either case, so far as the Warrantors are aware, nothing has been or will be done or omitted to be done prior to the Completion Date whether by the Company or by any person which would jeopardise the validity, enforceability or subsistence of any Company Intellectual Property or any such licences.

(a)

The Founders, Senior Employees and any other employees, consultants, inventors or contributors involved in the development of Company Intellectual Property or any Group Company technology or any Group Company product or who otherwise provides material value in support of the Business as currently conducted have signed confidentiality and Intellectual Property rights assignment agreements or similar agreements for the transfer, assignment, or licensing of such Company Intellectual Property to the Company pursuant to which the Company has either (i) obtained ownership of and is the exclusive owner of; or (ii) obtained a valid and unrestricted right to exploit such Company Intellectual Property which is, so far as the Warrantors are aware, sufficient for the operation of the Business as currently conducted.

26.3

Commercially reasonable steps have been taken by each Group Company sufficient to maintain the confidentiality of any trade secret rights held by any Group Company, or purported to be held by any Group Company, as a trade secret.

26.4

The Group Companies own or otherwise have all Intellectual Property rights they need to conduct their business as currently conducted, and after the Completion Date, the Purchaser will have all rights to all Intellectual Property needed to materially conduct any Group Company’s business as currently conducted.

27.	Registration

27.1

Any Company Intellectual Property owned by the Company which is capable of registration has been registered or is the subject of an application for registration, and is or will when duly registered be valid, binding and enforceable and:

(a)

in the case of such registrations, all renewal fees have been paid, all renewals have been made by their due date and all such action necessary to preserve and maintain the registration has been taken;

(b)	in the case of such registrations, each is presently used by a Group Company and is in full force and effect and has not been abandoned;

(c)	in the case of pending applications, the Warrantors are aware of no reason why any such applications should not proceed to grant; and

(d)

none of the Company owned Company Intellectual Property or Company Intellectual Property that is exclusively licensed to the Company is subject to any use, claim, exploitation or attack by any other person, and none of the Company Intellectual Property that is non-exclusively licensed to the Company is subject to any claim, exploitation or attack by any other person.

28.	Rights of third parties

28.1	No licences, registered user or other rights have been granted or agreed to be granted by the Company to any person in respect of any Intellectual Property.

28.2	The Group Companies do not use any Intellectual Property in respect of which any third party has any right, title or interest.

28.3	Each of the Group Companies own or have the unrestricted rights to use all Intellectual Property required in connection with the conduct of its business as currently conducted.

28.4

No Group Company is indebted to any employee (past or present) for any amount whatsoever related to inventor’s compensation in respect of Company Intellectual Property and the Company has not received any notice of any such claim in respect of the same.

29.	Infringement and royalties etc.

29.1	Since incorporation of the Company, so far as the Warrantors are aware, there has been no unauthorised use, misappropriation or infringement by any person of any Intellectual Property.

29.2	Since incorporation of the Company, no person has made any claim that there has been any unauthorised use, misappropriation or infringement by any person of any Company Intellectual Property.

29.3

So far as the Warrantors are aware, none of the processes employed, or products or services dealt in, by the Group Company infringes or misappropriates any rights of any third party relating to any Intellectual Property nor is any Group Company liable to pay a fee or royalty on that basis, and no claims have been made, threatened or, so far as the Warrantors are aware, are pending, in relation to any Intellectual Property against the Company. There is no legal proceeding threatened, or so far as the Warrantors are aware, pending against any of Group Company relating to any infringement or misappropriation of any Intellectual Property of another person by a Group Company.

30.	Information technology

30.1	All contracts, agreements, transactions, obligations, commitments, understandings or arrangements between the Company and:

[***]

(together, the “Material IT Agreements” and each a “Material IT Agreement”),

have been Disclosed, remain in full force and effect and such contracts, agreements, transactions, obligations, commitments, understandings or arrangements do not deviate from those typically accepted in the Company’s usual course or business, and so far as the Warrantors are aware, no act or omission by the Company or counterparty has caused such party to be in material default of any Material IT Agreement.

30.2	No act or omission by the Company has caused it to be in material default of any Material IT Agreement.

30.3

Details of the computer hardware, networks and software (“IT Systems”) used by the Company as at the date of this Agreement have been Disclosed. So far as the Warrantors are aware, the IT Systems are the only information technology required by the Company to carry on its business as currently conducted.

30.4

There has been no failure or breakdown in the [***] months prior to the date of this Agreement of any IT Systems used by the Company that has caused any material disruption to the business of the Company or customer of the Company.

30.5

So far as the Warrantors are aware, the Company has implemented appropriate procedures in accordance with best industry practice (including in relation to off-site working where applicable) for ensuring the security of the IT Systems and the confidentiality and integrity of the Systems Data.

30.6

The Company has in place a data security breach plan and a disaster recovery plan which is fully documented which would enable the Business to continue if there were damage to or destruction of some or all of the IT Systems.

30.7	So far as the Warrantors are aware, during the three years period up to and including the date of this Agreement, the Company has not:

(a)	breached any applicable data security breach or breach notification requirement under the Cybersecurity Requirements; or

(b)	suffered any Security Incident.

31.	Disclosure of confidential information etc.

Except in the ordinary course of business or on a confidential basis in connection with fundraising rounds and as required pursuant to this Agreement and the transactions contemplated by it, no disclosure has been made of any of the confidential information, know how, technical processes, financial or trade secrets or customer or supplier lists of the Company.

32.	Names

Any names used by the Company have been Disclosed and, so far as the Warrantors are aware, do not infringe the rights of any person.

33.	Open Source Software

33.1	The Company has Disclosed all Open Source Materials used in the Business and the Company has Disclosed all scans of Company software that includes any Open Source Material used in the Business.

33.2	Each Group Company has complied in all material respects with the terms of the Open Source Material licenses it uses or has used in the Business.

33.3

No Group Company’s use of Open Source Material requires any redistribution of any software or of any Company Intellectual Property under terms that (i) require disclosure or distribution of any software or other Intellectual Property of Company to third parties; (ii) require the Company to license, sublicense or distribute any Company products for no consideration; or (iii) allow any third party to decompile, disassemble or reverse engineer any Company products.

33.4	The Company has not:

(a)	incorporated or combined Open Source Materials with the Intellectual Property; or

(b)	distributed or licensed Open Source Materials in conjunction with any Intellectual Property.

Data Protection

34.	Compliance

34.1	The definitions in this paragraph apply in this Agreement:

“Data Protection Laws” means any applicable laws and regulations in any relevant jurisdiction relating to the use or processing of personal data including (i) EU Regulation 2016/679 (“GDPR”); (ii) GDPR as it forms part of the law of England and Wales, Scotland and Northern Ireland by virtue of section 3 of the European Union (Withdrawal) Act 2018 (the “UK GDPR”); (iii) any laws or regulations ratifying, implementing, adopting, supplementing or replacing the GDPR; (iv) in the UK, the Data Protection Act 2018 (“DPA”); (v) any laws and regulations implementing or made pursuant to EU Directive 2002/58/EC (as amended by 2009/136/EC); and (vi) in South Africa, the Protection of Personal Information Act No 4 of 2013; (vii) in the UK, the Privacy and Electronic Communications (EC Directive) Regulations 2003; (viii) in France, the Law n°78-17 of 6 January 1978 on data processing, data files and individual liberties, and in each case, as updated, amended or replaced from time to time; and the terms “Data Subject”, “Personal Data”, “processing”, “processor” and “controller” shall have the meanings set out in the DPA.

“Supervisory Authority” means any local, national, supranational, state, governmental or quasi-governmental agency, body, department, board, official or entity exercising regulatory or supervisory authority pursuant to any Data Protection Laws, including the Information Commissioner’s Office in the UK.

34.2

The Company has, as regards to all personal data (as defined in the relevant Data Protection Laws) controlled and/or processed by it, complied in all material respects with all relevant requirements of the relevant Data Protection Laws, and has not been charged with or convicted of any offence under the Data Protection Laws.

34.3	The Company has:

(a)	appointed a data protection officer if required to do so under the Data Protection Laws, and details of such appointment are set out in the Disclosure Documents;

(b)	carried out and maintained complete, accurate and up to date records of, all data protection impact assessments required by the Data Protection Laws; and

(c)

put in place an adequate data breach response plan that enables the Company and the processors to comply with the related requirements of the Data Protection Laws, details of which are set out in the Disclosure Documents.

34.4

The transfer of all personal data by the Company outside of the United Kingdom or European Economic Area has, and so far the Warrantors are aware third party processors carrying out such transfers on the Company’s behalf have, complied in all material respects with all Data Protection Laws, including all appropriate safeguards having been put in place.

34.5

In the previous [***] years, the Company has complied with all data subject requests, including any requests for access to Personal Data, the cessation of specified processing activities or the rectification or erasure of any Personal Data, in each case in accordance with the requirements of the Data Protection Laws, and no such requests are outstanding.

34.6

Neither the Company nor any of the Processors have, in the previous [***] years, suffered any breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to any Personal Data.

34.7	The Company has not in the previous [***] years received any:

(a)

written notice, request, correspondence or other communication from any Supervisory Authority, or been subject to any enforcement action (including any fines or other sanctions), in each case in writing relating to a breach or alleged breach of their obligations under the Data Protection Laws; or

(b)

written claim, complaint, correspondence or other communication from a data subject or any other person claiming a right to compensation under the Data Protection Laws, or alleging any breach of the Data Protection Laws.

34.8

The Company has duly complied with all applicable notification or registration obligations and paid the appropriate level of fees or charges in respect of its processing activities, in each case as required by the Data Protection Laws.

Employment

35.	Particulars of employees and workers

35.1

The key terms and conditions of employment of all employees of the Group by category, including, in anonymised form, the date of commencement of their continuous period of employment, their remuneration (including, without limitation, bonus, commission, overtime, profit sharing, share incentive, restricted shares, phantom, share option scheme, long term incentive, car, redundancy, permanent health insurance, medical expenses insurance, life assurance and pension benefits, benefit schemes, or any other payment, benefits or arrangements and understandings whatsoever payable to employees (the “Schemes”)), job title, notice periods, holiday entitlement, sick pay entitlement, particulars of employment given to each employee pursuant to Section 1, Employment Rights Act 1996 (or as applicable in each relevant jurisdiction) and details of any current absence from work (including but not limited to secondments, maternity leave, paternity leave, adoption leave, shared parental leave, parental leave or absent for any other reason) have been Disclosed.

35.2	There are no proposals to introduce any Schemes save as Disclosed.

35.3

In respect of all persons who are consultants to or who otherwise provide their personal service to the Company (including, but not limited to, out workers, agency staff, self-employed persons, contractors, interims, locums, freelancers, secondees, zero-hours workers, contracted labour or agents) details of the terms of their engagement (whether with the Company or a third party supplier such as a staffing agency, a personal service company or some other supplier intermediary), including the date of commencement of the engagement of their services, the role they undertake, the average number of hours per week they provide services to the Company, the fees paid in respect of the services they supply, any other benefits (including but not limited to any benefits or arrangements under any Schemes) provided to them (whether or not legally binding), the notice period required to terminate the engagement or supply and any holiday arrangements have been Disclosed. The terms of engagement have been complied with by each Group Company and are in compliance with Applicable Laws.

35.4	True and complete copies of:

(a)	all contracts of employment and engagement of those employees and officers employed or engaged as a Senior Employee;

(b)	any standard form employment contracts with the Company and which employees and/or officers they apply to;

(c)	a copy of any non-standard form employment contracts not otherwise disclosed above and which employees and/or officers they apply to;

(d)	all staff handbooks, employment policies and procedures relating to the employment of the employees;

(e)	all consultancy agreements and letters of engagement relating to the engagement of consultants and workers; and

(f)	all agreements with third party suppliers (including any staffing agencies) who supply the services of any of the supplied workers as disclosed under paragraph 35.3, have been Disclosed.

35.5	The Company is not a party to any agreement for management services or any contract for services with any director.

36.	Remuneration and incentives

36.1

Details have been Disclosed of any arrangements or assurances as to future remuneration or benefits to be provided to any officer or employee, worker or consultant howsoever arising (including, but not limited to, any remuneration, agreements, Schemes, obligations or benefits to be provided as a consequence of this Agreement) or as to any compensation or payment to be made to any such person in the event of retirement, redundancy or other termination of employment however arising, however funded and whether or not legally binding.

36.2	Since the Accounts Date or (where the relevant employment commenced after the beginning of such period) since the commencing date of the particular employee’s employment there has been:

(a)	no material alteration in the terms of employment and/or engagement or any material change in the number of officers, employees, workers or consultants employed and/or engaged by a Group Company; or

(b)

no fees, earnings, remuneration or benefits paid or payable to any officer, employee, consultant or worker of a Group Company have increased by more than [***]%, nor are any negotiations for any increase in excess of [***]% current or likely to take place in the next [***] months in respect of the same.

36.3

No agreement has been reached or negotiations are current or anticipated to take place at any time within the period from the date of this Agreement to the date that is [***] months following Completion in relation to any decrease and/or variation in the remuneration, hours, incentive arrangements and/or benefits of officers, employees and/or workers of the Group Companies. In respect of any Disclosure against this warranty, any such agreement that has been reached and/or negotiations that have been started, have been carried out in accordance with the officers’ employees’ and workers’ (as applicable) terms and conditions of employment or engagement and Applicable Laws.

36.4	In relation to all officers, employees and workers who are or have been placed on furlough leave (or equivalent in any relevant jurisdiction):

(a)

no Group Company has re-employed and/or re-engaged any person, or otherwise extended any notice period and/or fixed term contract of any person to enable them to participate in such furlough or other governmental job retention scheme (including, but not limited to, the CJRS);

(b)

the reason for placing such person on furlough leave was wholly connected to the detrimental effects of Coronavirus on the reasonable need and/or ability of such a person to undertake their role for the relevant Group Company;

(c)

no person has been given and/or has given notice to terminate their employment with any Group Company and/or otherwise been employed during their notice period at any time during which they were placed on furlough leave for the purposes of the CJRS;

(d)	the Company has at all times complied with the Treasury Direction made under Sections 71 and 76 of the Coronavirus Act 2020 (in each case, as amended from time to time);

(e)	each Group Company has complied with all government guidance (as amended from time to time) in respect of any furlough or other governmental job retention scheme;

(f)

there are no circumstances in which it could be reasonably claimed that any Group Company’s use of a furlough or other governmental job retention scheme in respect of any such person is abusive or is otherwise contrary to its exceptional purpose; and/or

(g)	each Group Company has not submitted any dishonest, inaccurate and/or fraudulent information to HMRC (or equivalent body in each relevant jurisdiction) in respect of any such person;

(h)

no worker has been placed on furlough and been paid using furlough or other governmental job retention scheme grant unless they were on the Company’s payroll at the date required under the Treasury Direction made under Sections 71 and 76 of the Coronavirus Act 2020 (in each case, as amended from time to time); or

(i)	provision has been made in the Company’s accounts for payment of annual leave accrued during the furlough period in respect of any and each zero hours worker furloughed by the Company.

36.5

In the [***] months preceding Completion, the Company has at all times, insofar as required by Applicable Law, required employees, workers and officers of the Company to take any accrued but unused holiday entitlement in the relevant leave year. The Company has not permitted, nor is it aware of any such circumstances in which any employees, workers or officers of the Company may claim that they are eligible to carry over any holiday entitlement in accordance with Working Time (Coronavirus) (Amendment) Regulations 2020.

36.6	The Company is not bound or accustomed to pay any monies other than in respect of contractual remuneration or earnings of employment to or for the benefit of any employee.

36.7

No agreement has been reached with any employee, trade union or other employee representative that will on a future date result in an increase in the rate of remuneration or enhanced benefits for any employee (including but not limited to, bonus or commission payments).

36.8	No negotiations for any increase in the remuneration or benefits of any employees is current or (based on past practice) anticipated to take place within [***] months after the date of this Agreement.

36.9

Other than salary for the current month and accrued holiday pay for the current holiday year, no amount is owing to any present or former officer, employee, worker or consultant of the Company in respect of the period up to the date of this Agreement.

36.10	There is not outstanding any agreement or arrangement to which the Company is party in relation to profit sharing or for payment of bonuses or for incentive payments or other similar matters.

36.11

Save for the Stock Option Plan and the French Plan and as disclosed in the Disclosure Documents, the Company does not operate (nor is the Company proposing to introduce) any share incentive, share option, restricted stock or phantom scheme, or any long term incentive plan, stock appreciation right, profit sharing, bonus, commission or other employees’ share scheme or employee benefit trust for the benefit of all or any of its current or former directors or employees.

36.12	In relation to the Stock Option Plan:

(a)	details:

(i)

of it (including copies of board minutes, the rules of the Stock Option Plan and any amendments thereto), together with details of the unique scheme reference number provided by HMRC on registration of the Stock Option Plan, copies of any advance assurance sought or obtained from HMRC, all annual returns filed with HMRC and any correspondence with HMRC Shares and Assets Valuation;

(ii)

of all Options which have been granted to current or former employees and directors (including Options which have been surrendered, renounced or lapsed) and copies of all letters or agreements granting Options, forms of exercise and details of:

(A)	the date of grant;

(B)	the exercise price;

(C)	the number of shares under option;

(D)	the vesting terms; and

(E)	any performance conditions;

are contained in the Disclosure Documents;

(b)	there have been no amendments to the terms of the Options;

(c)	each EMI Option granted was notified to the applicable authorising body in the relevant jurisdiction within [***] days of the date of grant;

(d)	none of the Options granted have been exercised (prior to the date of this Agreement);

(e)

all registrations, notifications and declarations have been made to the applicable authorising body in the relevant jurisdiction within the relevant time period and no penalties have arisen or are expected to arise in respect of any such registrations, notifications and declarations;

(f)

all EMI Options have been administered in accordance with the requirements of the Board of HMRC and ITEPA and in accordance with the powers and provisions contained in its rules and all applicable laws, regulations and requirements of any competent governmental body or regulatory authority; and

(g)

no claim has been threatened or made or litigation commenced against the Company in respect of any matter arising out of or in connection with the Stock Option Plan and so far as the Company is aware, there are no circumstances which may give rise to any such claim or litigation.

36.13

Save under the Stock Option Plan, no employment related securities (as defined in sections 420 and 421B(8), ITEPA) have been issued or transferred and no securities options (as defined in section 420(8), ITEPA) have been granted by the Company to any current or former employee or director, and there are no agreements or promises to make any such issues, transfers or grants.

36.14

There are no employee benefit trusts, family trusts or similar arrangements established by the Company and the Company is not aware of any relevant step taken by a relevant third party in respect of current or former employees or directors of the Company which would give rise to a liability under Part 7A of ITEPA.

36.15

All joint elections in respect of restricted securities made by the Company with current or former employees or directors under Chapter 2 of Part 7 of ITEPA have been properly made using forms approved by HMRC and within the applicable time limits.

36.16

Any shares issued or transferred or options granted over shares by the Company to employees or directors under the Stock Option Plan or as disclosed in the Disclosure Letter meet the requirements for the Company to obtain a deduction for corporation tax under Part 12 of the Corporation Tax Act 2009 (or would do so, but for the effects of Completion).

36.17

The agreements entered into between InstaDeep SAS and any of its employees and any other agreement between any InstaDeep SAS and one of its officers or directors currently in effect do not provide for indemnification, including indemnification in case of dismissal, exceeding the obligations provided for under the applicable collective bargaining agreements or applicable laws, nor do they provide for any contractual benefits beyond statutory requirements (avantages particuliers exceptionnels), including social benefits.

37.	Compliance

37.1

Each Group Company has complied in all material respects with its obligations under Applicable Laws concerning the health and safety at work of its employees and workers and so far as the Warrantors are aware, there are no claims pending or threatened by any employee or third party in respect of any accident or injury which are not fully covered by insurance.

37.2

InstaDeep SAS has complied in all material respects with its obligations under Applicable Laws concerning employment and social security matters, the provisions of any collective bargaining agreements applying to it and/or to which it is a party, those relating to working hours and extra-hours, monitoring of working-time, overtime, disconnection (droit à la déconnection), the health and safety at work of its employees and workers, calculation and payment of social contributions, immigration, non-discrimination, work of disabled employees, regulations relating to the internal regulation (règlement intérieur), employee termination, as well as employee representation and so far as the Warrantors are aware, there are no claims pending or threatened by any employee or third party of any of such non-compliance.

37.3	In relation to each of the employees (and so far as relevant to each of its former employees) so far as the Warrantors are aware each Group Company has:

(a)	complied with all obligations imposed on it by all Applicable Laws relevant to the relations between it and any employee and any recognised trade union or other employee representative; and

(b)	complied with all relevant orders and awards affecting the conditions of service of any employee.

37.4

InstaDeep Nigeria Limited has at all times complied in all material respects with its obligations in respect of the Nigeria Social Insurance Trust Fund (“NSITF”) and provisions of the Nigerian Employees Compensation Act 2010, and all returns which are required to have been submitted in respect of the NSITF for the years 2020, 2021 and 2022 have been submitted to the NSITF Management Board on or before the relevant submission dates.

37.5

InstaDeep Tunisia has at all times complied in all material respects with its obligations pursuant to Article 34 (new) of Law n°60-30 of 14 December 1960 on the organization of social security schemes, including but not limited to the declaration and payment of quarterly social contributions.

37.6

The Company has paid to HMRC and any other appropriate authority all Taxation, National Insurance contributions and other levies due in respect of any employee in respect of their employment by the Company.

37.7

The Company has obtained and maintained up to date, adequate and suitable records regarding each employee’s eligibility to work in the United Kingdom (or the relevant Applicable Jurisdiction in which they are employed) in accordance with Section 8, Asylum and Immigration Act 1996, the Immigration, Asylum and Nationality Act 2006 and/or the Immigration (Restrictions on Employment) Order 2007 (or equivalent legislation in any relevant jurisdiction).

37.8	All employees of the Company have a valid and subsisting permission or authority to remain in the country in which they are employed and work for the Company.

37.9	There is currently no employee who is a sponsored migrant under Tier 2 of the Points Based System.

37.10	The Company has complied with its reporting obligations in relation to any current and former employees that are sponsored migrants.

37.11

The Company has maintained up to date adequate and suitable records for the purposes of the Working Time Regulations and has complied with all other obligations to its workers (as “workers” is defined in Regulation 2, Working Time Regulations).

37.12

The Company has complied in all material respects with its obligations under the Agency Workers Regulations 2010 (or equivalent legislation in the relevant Applicable Jurisdiction). The Company has no reasonable grounds to believe that it is in breach of the Agency Workers Regulations 2010 and/or that any agency worker or former agency worker may bring a claim against the Company for breach of those Regulations.

37.13

No agreements entered into by InstaDeep SAS with third parties (including consultants or fixed-term employees) could entitle such third parties to claim for requalification of their relationship with InstaDeep SAS or any Group Company as an employment agreement as defined by French Applicable Law.

37.14

Neither the Company nor InstaDeep SAS is subject to any claim outstanding or threatened in writing or, so far as the Warrantors are aware, pending, in respect of working time monitoring or overtime of any employee pursuant to the French Labour Code.

37.15

Each Group Company has complied in all material respects with their respective obligations in respect of employee whistle-blowing policies, practices and procedures pursuant to Applicable Law, including but not limited to:

(a)	in respect of InstaDeep SAS, n° 2016-1691 of 9/12/2016 (“Sapin 2 Act”) and its implementing Decree n° 2022-1284 of 3 October 2022 (“Implementing Decree”); and

(b)	in respect of South Africa, the Protected Disclosures Act 26 of 2000.

37.16

The Company has complied in all material respects with its obligations under Applicable Laws concerning the health and safety of its officers, employees and workers (including but not limited to compliance with The Health Protection (Coronavirus, Restrictions) (England) Regulations 2020, the carrying out of any necessary risk assessments and introduction of any “COVID-19 secure” measures) and so far as the Warrantors are aware, there are no claims, investigations or audits pending or threatened by any officer, employee, worker or third party in respect of any accident or injury which are not fully covered by insurance.

37.17

InstaDeep SAS complies with, and have complied in all aspects with laws and regulations relating to the implementation of put in furlough (activité partielle) relating to the French Covid-19 crisis measures since March 1, 2020, until the date hereof in such a way, notably but not only, that no reimbursement could be required from any of the Group Companies in this respect.

38.	Termination of employment

38.1	No officer or employee of the Company has given notice or is under notice of dismissal or will be entitled to give notice solely as a result of the provisions of this Agreement.

38.2

All service contracts between the Company and its officers or employees can be terminated by the Company by [***] weeks’ notice or less without giving rise to a claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

38.3	Details of all employees who have been dismissed or who have resigned in the last [***] months, together with the reason for or an explanation of the dismissal or resignation have been Disclosed.

38.4

There is no agreement, arrangement, scheme or obligation (whether legal or moral) for the payment of any pensions allowances lump sums or other like benefits on retirement or on death or during periods of sickness or disablement for the benefit of any employee or former employees or for the benefit of dependants of such persons.

39.	General

39.1

Details of any employee who is currently absent from work (including but not limited to those on secondments, maternity leave, paternity leave, adoption leave, shared parental leave, parental leave or absent for any other reason) or who is anticipated to be absent from work for any reason for a period of [***] month or more have been Disclosed.

39.2

Details of any disciplinary action (including warnings, suspension with or without pay, demotion and performance management or monitoring) taken by the Company against any employee within the previous [***] months have been Disclosed.

39.3	Details of any grievance made by any employee within the previous [***] months have been Disclosed.

39.4	The Company has not made any loan or advance to any employee which is outstanding.

40.	Industrial relations

40.1

Details of any court or tribunal case, claim or action brought by any present or former officer, employee, worker or consultant within the previous [***] years and details of any court or tribunal case, any claim or action which the Warrantors have reasonable grounds to believe to the best of their knowledge, information and belief, that any such person may bring against the Company have been Disclosed.

40.2	So far as the Warrantors are aware, none of the provisions of this Agreement is likely to lead to any industrial trade dispute.

40.3

The Company has not received a request for recognition pursuant to the Trade Union and Labour Relations (Consolidation) Act 1992 nor is the Company party to any contract, agreement or arrangement with any trade union or other body or organisation representing any of its employees nor has it done any act which might be construed as recognition of a trade union.

40.4

The Company has in relation to its officers and employees and former officers and employees complied with all relevant legislation (including, without limitation, the TUPE Regulations and the Working Time Regulations), conditions of service, customs and practices and, where relevant, all collective agreements, recognition agreements, workforce agreements and relevant agreements for the time being.

40.5	There has been no recommendation made by an Employment Tribunal in relation to the Company and/or any of its employees. Any recommendations made by an Employment Tribunal have been complied with.

40.6

In the [***] months preceding the date of this Agreement, the Company has not given notice of any redundancies to the Secretary of State or started consultations with any appropriate representatives in respect of any employees.

40.7

The Company has not been a party to any relevant transfer as defined in the TUPE Regulations and no employee has been dismissed or is under notice of termination by reason of or in connection with the TUPE Regulations and the Company has not purported to vary any contract of employment where the sole or principal reason for the change is the transfer.

40.8

No dispute has arisen between the Company and a material number or category of its employees or workers nor are there any present circumstances known to the Warrantors which are likely to give rise to any such dispute.

40.9	Details of any collective agreement (whether with a trade union, staff association or any other body representing workers and whether legally binding or not) have been Disclosed.

40.10

No training schemes, arrangements or proposals exist nor have there been any such schemes, arrangements or proposals in the past [***] years in respect of which a levy may become payable by the Company under the Industrial Training Act 1982.

40.11

No investigation is in progress or, so far as the Warrantors are aware, planned to be made in respect of the Company by the Health and Safety Executive, the Equality and Human Rights Commission and/or any similar body. The Company is not and has not been subject to any enforcement order made by the Health and Safety Executive, the Equality and Human Rights Commission and/or any similar body and there is no outstanding liability to any such body for any penalty, fine or otherwise.

40.12

No outstanding liability has been incurred by the Company for breach of any contract of employment or redundancy payments, protective awards, compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for reinstatement or re engagement of any person or in respect of any other liability arising out of termination of any contract of employment or contract for services.

Pensions

41.	Company pension schemes or other retirement benefit schemes

41.1

Save for the Pension Scheme(s), there is not in operation by the Company and there has not, at any time, been in operation by the Company (and no proposal has been announced by the Company to enter into or establish) and the Company has no liability in respect of any plan, scheme, agreement, arrangement, custom or practice (whether legally enforceable or not or whether or not approved or registered by HMRC) for the payment of (or for the payment of any contribution towards), any pensions, allowances, lump sum or other like benefits payable on retirement, death, termination of employment (whether voluntary or not or whether arising from a transfer of an undertaking within the meaning of the TUPE Regulations or otherwise) or during periods of sickness or disablement, for the benefit of any of the employees (or ex-employees) or directors (or ex-directors) of the Company or for the benefit of the dependants of any of such employees or directors of the Company.

41.2	In relation to the Pension Scheme(s) and each plan, scheme or arrangement Disclosed:

(a)	full details of all of its current and former participating employers and all employees and ex-employees who are members of it at Completion have been Disclosed;

(b)

all contributions which are payable by the Company in respect of it and all contributions due from the employees as members of it which have fallen due to be paid, and all fees, charges and expenses due have been duly paid in accordance with Applicable Law;

(c)

every person who has had a right to join, or apply to join, it has been properly advised of that right and no employee of the Company has been excluded from membership of it or from any of the benefits under it in contravention of any of its provisions, any employment contract;

(d)	it has been administered in all material respects in accordance with Applicable Law;

(e)

all benefits (other than a refund of contributions with interest where appropriate, spouses’ death in service and ill health early retirement pensions) payable on the death of a member while in service, or during a period of sickness or disability of a member, are fully insured under a policy effected with an insurance company to which section 275 of the Finance Act 2004 applies and all insurance premiums due have been paid and the Warrantors are not aware of any circumstances in which such insurance would be invalidated. Each member has been covered for that insurance at the insurance company’s usual rates and on its usual terms for persons in good health;

(f)

prior to 6 April 2006 it has at all times been a personal pension plan (within the meaning of Chapter IV Part XIV of ICTA), and with effect from 6 April 2006 it has been a registered pension scheme within the meaning of Chapter 2 of the Finance Act 2004, and nothing has been done or omitted to be done which will or may result in the cessation of such approval or registration;

(g)

no undertakings or assurances have been given to any of the employees of the Company as to the continuance, introduction, increase or improvement of any rights or entitlements in relation to pension, death, disability or retirement;

(h)	it provides only money purchase benefits as defined in section 181 Pension Schemes Act 1993; and

(i)

no claim or complaint has been threatened or made or litigation commenced against the Company (or its trustees, administrators or principal employer or any other person whom the Company is liable to indemnify or compensate) in respect of any matter arising out of or in connection with it and so far as the Warrantors are aware there are no circumstances which may give rise to any such claim or litigation.

42.	Compliance relating to stakeholder pension schemes and auto-enrolment

The Company has complied with all its obligations relating to automatic enrolment including without limitation under the Pensions Act 2008 and regulations made thereunder.

43.	General

None of the employees of the Company has been transferred to it in connection with a business transfer to which the TUPE Regulations may have applied.

The Properties

44.	Title

44.1	The Properties comprise all the properties presently leased, occupied, held or otherwise used by the Company.

44.2	No Group Company owns any freehold property.

44.3

Each of the Properties is occupied or otherwise used by the Company under the Leases, the terms of which permit its occupation or use as tenant and there are no outstanding circumstances which would restrict the continued possession and enjoyment of any of the Properties or any part of them.

44.4

The Company has not had occasion to make any claim or complaint in relation to any neighbouring property or its use or occupation and there are no disputes, claims, actions, demands or complaints in respect of any Property which are ongoing nor so far as the Warrantors are aware anticipated and no notices materially affecting any Property have been given or received by the Company and not complied with.

45.	Encumbrances

45.1	No Property is subject to any outgoings other than rent, insurance rent and service charges.

45.2	So far as the Warrantors are aware, no matter exists which is registered or is properly capable of registration against any Property as a Land Charge, Local Land Charge, notice or restriction.

45.3

Where any matter has been Disclosed against sub-paragraphs 45.1 to 45.2 45.2 (inclusive), the obligations and liabilities imposed and arising under the Disclosed matter have been observed and performed in all material respects and any payments in respect of it which are due and payable have been duly paid.

46.	Leasehold properties

46.1	Each Lease is valid and in full force and there are no circumstances which would entitle any landlord or other person to exercise any power of entry or take possession of any of the Properties.

46.2

The Company, and each Group Company as applicable, has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in any Lease to which it is a party.

46.3

All licences, consents and approvals required from the landlords and any superior landlords for the grant of the Leases and during the continuance of the Leases have been obtained and any covenants on the part of the tenant contained in those licences, consents and approvals have been duly performed and observed.

46.4	So far as the Warrantors are aware, there are no rent reviews outstanding or in progress under any Lease.

46.5	There is no obligation to reinstate any Property by removing or dismantling any alteration made to it by the Company and the Company has not incurred any liability for dilapidation.

46.6

The Company has not in the past [***] years been the tenant of or guarantor of any leasehold premises not listed in Schedule 3 (The Properties) in respect of which any obligations or liabilities could still accrue to the Company.

46.7	The sale of the Completion Shares will not constitute an assignment or other dealing in respect of any of the Properties under the terms of the Leases.

47.	Regulation S

47.1	No Non-US FME Shareholder is a “U.S. person” (as defined in Regulation S) under the Securities Act or an underwriter or dealer within the meaning of the Securities Act.

47.2

Each Non-US FME Shareholder is receiving Consideration Shares and Consideration ADSs for his, her or its own account for investment and not for the benefit of any U.S. person or with a view to any resale, distribution or other disposition of the Consideration Shares or Consideration ADSs.

47.3	Each Non-US FME Shareholder is acquiring the Consideration Shares and Consideration ADSs in an “offshore transaction” (as defined in Regulation S).

47.4

None of the Non-US FME Shareholders or their affiliates (as defined in Regulation 501 under the Securities Act), nor any persons acting on their behalf has engaged in any directed selling efforts (as defined in Regulation S) with respect to the Consideration Shares and the Consideration ADSs, and it and they have complied and will comply with the offering restrictions of Regulation S.

Schedule 5

(Limitations on liability)

1.	The liability of the Warrantors under the Warranties shall be reduced if and to the extent that the loss shall have been recovered under the Tax Covenant (and vice versa).

2.

The Warrantors shall not be liable for any Warranty Claim if, and to the extent that, the fact, matter, circumstance or event giving rise to such Warranty Claim has been Disclosed in the Signing Disclosure Letter in respect of the Warranties given at the date of this Agreement and Disclosed pursuant to sub-clause 6.2 (Pre Completion obligations) or in the Completion Disclosure Letter in respect of the Warranties repeated on the Completion Date, provided that nothing in the Signing Disclosure Letter and/or the Completion Disclosure Letter shall limit the Warrantors’ liability under the Tax Covenant. For the avoidance of doubt, where a disclosure in the Disclosure Documents includes any estimate, forecast or statement of opinion as to the amount of any liability, cost or expense then, provided such estimate, forecast or statement of opinion is given in good faith, the fact that the amount turns out to be inaccurate shall not of itself render the disclosure not Disclosed.

3.	The Warrantors shall not be liable for a Claim unless:

(a)	written notice from or on behalf of the Purchaser giving reasonable details of the Claim has been deemed served on the Warrantors in accordance with the provisions of clause 23 (Notices):

(i)	in the case of any Non-Tax Claim, on or before the expiration of [***] years from Completion; or

(ii)	in the case of any Tax Claim, not later than [***] years from Completion;

(b)	the amount of the Claim:

(i)

exceeds £[***], in which case the Warrantors shall be liable for the whole amount of the Claim and not simply the excess paid. For the purposes of this paragraph 3(b)(i), Claims arising from the same events or causes shall be regarded as a single Claim; and

(ii)

when aggregated with all other Claims made on the same occasion or previously, is equal to or exceeds £[***] (in which case the Warrantors shall be liable for the whole amount of all of the Claims and not simply the excess).

4.

The Warrantors shall not be liable in respect of any Warranty Claim arising from any matter if, on or before the date falling [***] Business Days after the day on which notice of that claim is given under paragraph 3(a) above, the Warrantors either prevented the Purchaser from suffering any losses in respect of that matter or have caused any losses so suffered by the Purchaser to be made good. The Purchaser shall comply with all reasonable requests made by the Warrantors during that period for the purposes of preventing any such losses or causing them to be made good.

5.

The Warrantors shall not be liable in respect of any Warranty Claim unless legal proceedings in relation to that Warranty Claim are validly issued and served on the relevant Warrantors on or before the [***] anniversary of the last date on which notice of that Warranty Claim can be given under paragraph 3(a)(ii). For the purposes of this Agreement, legal proceedings shall be regarded as having been served when the relevant step referred to in the Civil Procedure Rule 7.5(1) has been completed.

6.	Except as provided in paragraph 16 below, the aggregate liability of the Warrantors in respect of all Claims, irrespective of whether:

(a)	the W&I Policy continues in full force and effect or not; or

(b)	the W&I Insurer makes payment to the Purchaser in respect thereof,

shall not exceed £[***] and subject to the other provisions of this Schedule 5 and the provisions of this Agreement, the parties agree that the Purchaser’s sole right of recovery (if any) in excess of the cap on liability specified in this paragraph 6 of this Schedule 5 in respect of any and all Claims shall be under the W&I Policy.

7.	The Warrantors shall not be liable for any Non-Tax Claim:

(a)	to the extent that such Non-Tax Claim arises or is increased as a result of:

(i)

any act, omission, transaction, arrangement or other event occurring at the request or with the consent of the Purchaser before Completion, or pursuant to or in compliance with any Transaction Document;

(ii)	or would have been reduced but for, the Purchaser failing to act (or to procure that the relevant Group Company acts) as it is required to under this Agreement;

(iii)	the passing or coming into force of, or any change in, or in the interpretation, application or enforcement of, any legislation; or

(iv)	any change in any accounting policies or practice or in the accounting reference date of any Group Company or the Purchaser;

(b)

if, and to the extent that, a liability arises or is increased as a result of any voluntary act or deliberate omission of the Purchaser (or any persons deriving title from it) or the Group after Completion done or suffered outside the ordinary course of business and other than:

(i)	pursuant to a legally binding obligation entered into by any Group Company before Completion; or

(ii)	in order to comply with any law; or

(iii)	at the request of or with the consent of the Warrantors;

(c)	based on a liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable and capable of being quantified; or

(d)

if, and to the extent that, the loss in respect of which the Non-Tax Claim is made is recovered under an insurance policy of the Group in force on the date of such loss save to the extent that such recovery results in an increase in insurance premiums;

8.

The Warrantors’ liability in respect of any Non-Tax Claim shall be reduced by an amount equal to the amount of any specific provision or specific accrual made in the Accounts and/or the Management Accounts for the matter giving rise to that Non-Tax Claim.

9.

If the Warrantors and/or the W&I Insurer make any payment to the Purchaser or the Company or any Group Company in relation to any Non-Tax Claim and the Purchaser or the Company or any Group Company subsequently receives from a third party (other than the W&I Insurer) any amount referable to, or any benefit which would not have been received but for the circumstances giving rise to, the subject matter of that Non-Tax Claim, the Purchaser shall, once it or the Company or other Group Company has received such amount or benefit, immediately pay or procure the payment to the Warrantors and/or the W&I Insurer (as appropriate) of either:

(a)

the amount of such receipt (after deducting an amount equal to the reasonable costs of the Purchaser and the Company and any member of the Group incurred in recovering such receipt and any Taxation payable on it); or if lesser;

(b)	the amount paid by the Warrantors and/or W&I Insurer,

together with any interest or repayment supplement paid to the Purchaser or the Company or any other Group Company in respect of it. Any payment made, or procured to be made by the Purchaser under this paragraph 9 shall be made to the Warrantors and/or the W&I Insurer in the same proportions as the amounts paid by the Warrantors and/or the W&I Insurer to the Purchaser or the Company or other Group Company.

10.	In the absence of fraud or dishonesty or wilful non-disclosure on the part of any of the Warrantors, and without prejudice to the terms of clause 16 (The W&I Policy), if the W&I Insurer:

(a)	avoids the W&I Policy; and or

(b)	rescinds the W&I Policy; and/or

(c)	denies coverage pursuant to the terms of the W&I Policy; and/or

(d)	in any way refuses to meet any claim under the W&I Policy thereby denying the Purchaser the benefit of the W&I Policy,

then the Purchaser shall not pursue the Warrantors for any amounts that it would otherwise have been entitled to receive from the W&I Insurer pursuant to the terms of the W&I Policy.

11.	Without limiting any obligations it may have at law or in equity, the Purchaser shall mitigate, and shall cause each Group Company to mitigate, any loss or liability which may give rise to a Claim.

12.

Neither the Purchaser nor any Purchaser Group Company shall be entitled to recover damages or otherwise claim reimbursement or restitution in respect of damages, if and to the extent of the amount the Purchaser or any Purchaser Group Company has already recovered in respect of the same damage or loss.

13.

The Sellers shall have no liability in respect of a Claim to the extent that it is based on or comprises indirect or consequential damages (including loss of revenue, income or profits to the extent that these are indirect or consequential damages).

14.

The Purchaser waives any and all claims (including for negligence) that it might otherwise have against any officer, employee, agent, adviser or consultant of the Sellers (or any holding company, any subsidiary and any subsidiary undertaking of any Seller or such companies) (i) in respect of any information that any such person has in any capacity supplied to the Purchaser in connection with the Warranties and/or the information Disclosed; or (ii) otherwise in connection with the transactions contemplated by this Agreement. The Purchaser acknowledges any claims under this Agreement may only be made directly against the Sellers, the Warrantors and/or pursuant to the terms of the W&I Policy (as applicable).

15.

Except as otherwise expressly provided herein, the sole remedy against the Sellers and/or the Warrantors (as applicable) for any breach of any of the Warranties or any other provision of this Agreement shall be an action for damages for breach of contract (to the exclusion of any other remedy including those in tort or arising under statute) and the Purchaser irrevocably and unconditionally waives any right it may have to rescind or terminate this Agreement before or following Completion.

16.

The aggregate liability of the Warrantors in respect of all Claims in respect of the Warranties at paragraph 18.14 to 18.17 of Schedule 4 (Non-Tax Warranties), only in so far as they relate to matters occurring in [***], shall be capped at £[***], provided that for this purpose the words “so far as the Warrantors are aware” shall be deemed to apply to all statements contained in those Warranties.

Schedule 6

(Tax Schedule)

Part 1

(Definitions and Interpretation)

1.	Definitions and Interpretation

1.1	In this Agreement, unless the context otherwise requires, the following words have the following meanings:

“Accounts Relief” means any Relief which:

(a)	has been shown as an asset in the Completion Accounts; or

(b)

has been taken into account in computing (and so reducing or obviating) any provision for deferred Taxation which appears or which but for the availability or presumed availability of the Relief would have appeared in the Completion Accounts.

“COVID-19” means the 2019 outbreak of the novel coronavirus disease.

“CFA” means the Criminal Finances Act 2017.

“Coronavirus Support Payment” has the meaning given to it in Section 106(2) of the Finance Act 2020.

“CTA 2009” means the Corporation Tax Act 2009.

“CTA 2010” means the Corporation Tax Act 2010.

“Deemed Taxation Liability” means any Liability to Taxation falling within either limb (b) or limb (c) of that definition.

“Event” means any event, act, omission, circumstance or transaction whatsoever, including without limitation the execution and completion of this Agreement, the expiry of a period of time, any Group Company becoming or ceasing to be associated with any other person for any Tax purpose or ceasing to be, or becoming, resident in any country for any Tax purpose, the death, winding up or dissolution of any person or the incurring of any loss or expenditure.

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“Liability to Taxation” means:

(a)

any liability to make a payment or increased payment of or in respect of Taxation or any liability to repay a payment received in respect of Tax [***] received by a Group Company (including by way of set-off), together with any interest and penalties in respect thereof, in each case regardless of whether the liability has been paid or discharged on or before Completion and regardless of whether such liability is chargeable or attributable directly or primarily to a Group Company or to any other person;

(b)	the Loss of any Accounts Relief; or

(c)

the use or setting off against any liability to Taxation, or against Profits earned, accrued or received, of any Purchaser’s Relief in circumstances where, but for the use or setting off, any Group Company would have had a liability to Taxation in respect of which the Purchaser (ignoring the financial limitations on claims in Schedule 5 to this Agreement) would have been able to make a claim under the Tax Covenant.

“Loss” means any reduction, loss, absence, non-existence, non-availability, counteraction, nullification, disallowance, withdrawal or clawback for whatever reason (other than by way of utilisation or effluxion of time) and “lost” shall be construed accordingly.

“PAYE” means pay as you earn as it applies to income tax pursuant to ITEPA and the PAYE regulations referred to in it and as it applies for national insurance contribution purposes under the Social Security Contributions and Benefits Act 1992 and regulations referred to in it.

“Profits” means income, profits and gains, the value of any supply and any other consideration, value, measure or receipt used or charged for Tax purposes.

“Purchaser’s Tax Group” means the Purchaser and any other company or companies that are, from time to time, treated as members of the same group as, or otherwise connected or associated in any way with, the Purchaser for any Tax purpose.

“Purchaser’s Relief” means:

(a)	an Accounts Relief;

(b)	any Relief which arises to any Group Company in respect of any period after Completion or any Relief which arises in respect of any Event occurring after Completion; and/or

(c)	any Relief arising to any member of the Purchaser’s Tax Group (other than a Group Company) at any time.

[***]

[***]

“Relief” means any relief, loss, allowance, set-off or credit for Taxation or any deduction in computing Profits for the purposes of Taxation or any right to repayment of Taxation or to a payment in respect of Taxation [***].

“Seller Associate” means any Seller and any other person with whom the Seller and/or (prior to Completion) any Group Company is or was either associated or connected for any Tax purpose.

“Tax” or “Taxation” means any and all forms of taxes, contributions, levies, imposts, duties or charges in the nature of Taxation and all withholdings or deductions in respect thereof of any nature whenever created or imposed and whether of the UK or any other jurisdiction, and all penalties, fines, charges, surcharges, costs and interest relating to such or which arises as a result of the failure to pay any Taxation on the due date for payment or to comply with any obligation relating to Taxation, together with the cost of removing any related charge or other encumbrance.

“Tax Assessment” means any notice, demand, assessment, self-assessment, letter or other document issued or action taken by or on behalf of any Tax Authority or any person (including any Group Company) indicating that any person is or may be placed or sought to be placed under a Liability to Taxation for any pre-Completion period (or any other liability under the Tax Covenant or in respect of which the Warrantors may be liable for breach of the Tax Warranties).

“Tax Authority” means any taxing or other authority, body or official competent to administer, impose, assess or collect any Taxation in the UK or elsewhere.

“Tax Claim” means a claim by the Purchaser against the Warrantors under the Tax Covenant or for breach of any of the Tax Warranties.

“VAT” means value added tax in the UK or equivalent Tax in any other jurisdiction and references to VAT shall include all law relating to value added tax in the UK and any value added, turnover, sales, purchase or similar Tax of any other jurisdiction and references to value added tax shall be construed accordingly.

1.2	In this Schedule:

(a)	references to Profits earned, accrued or received shall include any Profits which are for the purpose of any Tax treated or regarded as earned, accrued or received;

(b)

references to Profits earned, accrued, or received on or before a particular time (including, without limitation, Completion) or in respect of a particular period shall include Profits which are for the purposes of any Tax treated as earned or accrued, arising or received on or before that time or in respect of that period;

(c)

references to social security contributions shall also include references to national insurance contributions (and vice versa), and reference to either shall include apprenticeship levy or any similar Tax;

(d)	references to any law shall include any statute, statutory instrument, law, regulation, treaty, notice, directive or similar provision relating to Taxation, whether of the UK or elsewhere;

(e)

references to specific parts of the law of the UK shall be taken to include a reference to the law of any other jurisdiction so far as the same may apply to any Group Company and may be similar to or have a similar purpose or which most closely approximates to the law of the UK to which reference is made;

(f)

references to the occurrence of Events on or before a particular date (including, without limitation, Completion) or in respect of a particular period shall include Events which are for the purposes of any Tax treated as having occurred or existed at or before that date or in respect of that period;

(g)	references to a repayment of Tax shall include any repayment supplement or interest in respect of it;

(h)

any stamp duty charged on any document (or in the case of a document that is outside the UK, any stamp duty that would be charged on the document if it were brought into the UK) that is necessary to establish the title of any Group Company to any asset, and any interest, fine or penalty relating to the stamp duty, shall be deemed to be a liability of the relevant Group Company to make an actual payment of Tax because of an Event arising on the date of execution of the relevant document (and for the avoidance of doubt the payment of any stamp duty on any document, or the bringing into the UK of any document, shall not be considered a voluntary act for the purposes of paragraph 1(d) of Part 4 of this Schedule); and

(i)

references to the due date for payment of any Tax shall be read and construed as a reference to the last day on which such Tax may by law be paid without incurring a penalty or liability for any interest, charge, surcharge, penalty, fine or other similar imposition accruing or without a surcharge liability notice being liable to be issued (after taking into account any postponement of such date which is obtained for such Tax).

1.3

It shall be assumed for all of the purposes of this Tax Schedule (and in particular for calculating any liability to Taxation or any Relief) that the date of Completion is the end of an accounting period for the purposes of any relevant Tax and all such adjustments and apportionments as may be required consequent on such assumption shall be made in assessing any liability or in making any calculation required under this Schedule.

1.4

Any payments made by the Warrantors pursuant to or under or in respect of the Tax Covenant or for breach of any Warranty shall, so far as possible, be treated as an adjustment to the consideration paid by the Purchaser for the Shares (and so far as is possible, a reduction pro- rata of such consideration) provided always that this paragraph shall not operate in any way to limit the liability of the Warrantors under this Schedule or the Agreement or otherwise.

1.5

Any covenant, indemnity or other requirement to pay costs and/or expenses in this Agreement (including by way of deduction of such costs and/or expenses from any payment due to another party) shall be treated as excluding any VAT on such costs and/or expenses to the extent that the party incurring such costs is able to obtain an input tax credit in respect of such VAT.

Part 2

(Tax Warranties)

1.	Tax Warranties

1.1

Each Group Company has paid all Taxation for which it is liable and made all withholdings and deductions in respect, or on account, of any Taxation from any payments made by it which it is obliged to make and has paid to the appropriate Tax Authority all amounts so withheld or deducted by the due date for payment.

1.2

Each Group Company has in the last [***] years (or in respect of any earlier period in respect of which any relevant Tax return is open for reassessment by any Tax Authority) prepared and submitted within applicable time limits all notices, returns accounts, computations, statements, assessments, claims, disclaimers, elections and applications for clearances or consents required for Tax purposes and provided complete and accurate information to any Tax Authority.

1.3

Each Group Company has kept and maintained complete and accurate records, invoices and other documents and information of whatever nature required by law to be kept for Tax purposes and has sufficient such records, invoices and other documents and information relating to past Events to calculate its liability to Taxation up to Completion and any Relief which has arisen on any disposal or realisation of any assets before Completion.

1.4

No Group Company is currently involved in a dispute with, or has any unsettled or outstanding assessments from, or is appealing to or against any Tax Authority in respect of Taxation and no Group Company has, within the last [***] years, been subject to any non-routine enquiry, audit, visit, inspection or other dispute with any Tax Authority and, so far as the Warrantors are aware, there are no circumstances which could give rise to a material risk of any such enquiry, audit, visit, inspection or dispute.

1.5	No Group Company has, within the last [***] years, been liable to pay any material sum in respect of interest, penalty, or fine in respect of Taxation.

1.6

No amount of Tax chargeable on any Group Company or subject to withholding or deduction by any Group Company during any accounting period ending on or within the last [***] years has to any material extent depended on any concession, agreement or, dispensation with any Tax Authority (other than in accordance with the generally applicable published guidance of such Tax Authority).

1.7	No circumstances exist under which any of the Shares or assets of any Group Company could be subject to any charge or other Encumbrance in respect of Taxation.

1.8

The Accounts make proper provision or reserve in accordance with applicable generally accepted accounting principles for Tax in respect of which each Group Company was liable on the Accounts Date and proper provision has been made in the Accounts in accordance with such accounting principles for deferred tax.

1.9	Since the Accounts Date:

(a)

no Group Company has entered into any obligation to make any payment of an income or revenue nature after Completion outside the ordinary course of its business and exceeding £[***] in aggregate which, or to provide a benefit the cost of which, will be prevented from being deductible for Tax purposes, whether as a deduction in computing the profits of a trade or as an expense of management or as a charge on income or otherwise; and

(b)	no Group Company has been a party to any Event for which any Tax clearance provided for by statute has been, or could have been, obtained.

1.10

No Company is, nor has at any time within the last [***] years been, a close company within the meaning of section 439 CTA 2010 and has no outstanding loans which have given rise to any liability under Chapter 3 or 3A, Part 10, CTA 2010 (loans to participators).

1.11	No distribution has been made or deemed to have been made by any Group Company for Tax purposes other than dividends shown in the audited accounts of the relevant Group Company.

1.12	No Group Company has been a member of a group for any Tax purpose with any other company other than another Group Company.

1.13	Neither the execution nor completion of this Agreement, nor any other event since the Accounts Date, will result in the clawback or disallowance of any relief or allowance previously given.

1.14

No shares or securities have been issued by any Group Company, and no options have been granted or issued in respect of such shares or securities, such that any Group Company will or may be liable to account for income tax under the PAYE system or to collect or pay any national insurance contributions including without limitation on any payment made under this Agreement.

1.15

There have been no arrangements that have given rise to any liability of a Group Company to account for income tax or social security contributions as a result of the application of Part 7A ITEPA and, so far as the Warrantors are aware, there are no arrangements in place that could give rise to any such liability.

1.16

No Group Company is or may be liable to deduct and/or account for income tax or social security contributions in respect of any persons directly or indirectly engaged otherwise than as employees of any Group Company (including through any personal service company or any managed service company).

1.17	Each Group Company:

(a)

is registered for the purpose of, and has complied in all respects with, the Applicable Law in respect of VAT and is not subject to any conditions (including any requirement to provide security) imposed or agreed with any Tax Authority; and

(b)	is not, and has not within the last [***] years been, a member of a group for VAT purposes.

1.18

All transactions or arrangements made by each Group Company have been made on arm’s length terms or with parties that were unrelated to the Group Company and the processes by which prices and terms have been arrived at have, where relevant for Tax purposes, been documented in accordance (where relevant) with all applicable transfer pricing rules. No notice, enquiry or adjustment has been made by any Tax Authority in connection with any such transactions or arrangement. The Disclosure Letter contains full details of any advance pricing agreements entered into by any Group Company with a Tax Authority.

1.19	No Group Company has, within the last [***] years:

(a)	entered into, or been party to, any arrangement the main purpose or one of the main purposes of which was to avoid Taxation or to obtain a Tax advantage; or

(b)	entered into any arrangements which need to be disclosed to a Tax Authority under any legislation relating to tax avoidance.

1.20

No Event has occurred in the last [***] years in consequence of which any Group Company has incurred a Liability to Taxation primarily chargeable against some other person (other than another Group Company) and no Group Company is otherwise liable to be assessed to Tax as agent for, or on account of, or otherwise on behalf of, any other person.

1.21

Any document that may be necessary in proving the title of any Group Company to any asset which is owned by the relevant Group Company at the date of this Agreement, is duly stamped for stamp duty purposes or has had any applicable transfer or registration Tax due in respect of it paid.

1.22	No Group Company would be treated as land rich for the purposes of any transfer tax according to Section 726 of the French tax code.

1.23

Each Group Company has at all times been resident for Tax purposes in its jurisdiction of incorporation and has had no permanent establishment in any other jurisdiction and has not during the past [***] years paid or been registered for, nor been liable to pay or be registered for, Tax in any other jurisdiction.

1.24	So far as the Warrantors are aware, no person acting in the capacity of an associated person (as defined in section 44(4) CFA) of any Group Company has committed:

(a)	a UK tax evasion facilitation offence under section 45(5), CFA; or

(b)	a foreign tax evasion facilitation offence under section 46(6), CFA.

1.25

Each Group Company has in place (and has had in place at all times since [***]) such prevention procedures (as defined in sections 45(3) and 46(4) CFA) as, so far as the Warrantors are aware, are proportionate to its business risk and are in line with any guidance published from time to time pursuant to section 47 CFA.

1.26

No employee or officer of any Group Company has been required to carry out their duties in a jurisdiction other than their usual jurisdiction of residence, or other than the jurisdiction in which they typically carry out their duties, for a material length of time as a result of COVID-19 related travel restrictions.

1.27	No Group Company has received any Coronavirus Support Payment.

Part 3

(Covenants to and from the Purchaser)

1.	Tax Covenant

1.1	Subject to the provisions of Part 4 of this Schedule the Warrantors jointly and severally covenant to pay to the Purchaser an amount equal to:

(a)	any Liability to Taxation of any Group Company arising:

(i)	from any Event occurring on or before Completion; or

(ii)	in respect of, or by reference to, any Profits earned, accrued or received on or before Completion;

(b)	any Deemed Taxation Liability;

(c)

any Liability to Taxation of any Group Company which would not have arisen but for the failure of any person who is or has been a Seller Associate (other than a member of the Purchaser’s Tax Group) to discharge a Liability to Taxation which falls upon such Seller Associate:

(i)	arising directly or indirectly from any Event occurring or deemed to have occurred at any time by such Seller Associate; or

(ii)	in respect of any profits earned, accrued or received at any time by such Seller Associate;

(d)

any Liability to Taxation which is a liability of any Group Company or any member of the Purchaser’s Tax Group to account for income tax or national insurance contributions, whether arising before, on or after Completion, in respect of the grant, exercise, surrender, exchange or other disposal of an option or other right to acquire securities, or in respect of any acquisition, holding, variation or disposal of, or any other Event occurring in relation to, employment-related securities (as defined for the purposes of Part 7, ITEPA) where the acquisition of the security or the grant of the option, or other right to acquire the security occurred on or before Completion;

(e)

any Liability to Taxation under Part 7A, ITEPA which is a liability of any Group Company or any member of the Purchaser’s Tax Group, whether arising before, on or after Completion, including any liability arising as a consequence of any payments or loans made to, any assets made available or transferred to, or any assets earmarked (however informally) for the benefit of any employee or former employee of any Group Company, or for the benefit of any relevant person, by an employee benefit trust or another third party where the arrangement giving rise to the charge was entered into at a time when the third party was acting on the instructions of, or for the benefit of, a Seller Associate;

(f)

any Liability to Taxation which is a liability of the Purchaser or any Group Company or any member of the Purchaser’s Tax Group to account for income tax or social security contributions arising as a result of the sale of the Shares, or the payment of (or obligation to pay), any part of the Consideration, or any agreement (whether formal or otherwise) between any of the Sellers or between any of the Sellers and any other person or persons in respect of the Consideration payable pursuant to this Agreement;

(g)

any Liability to Taxation arising due to a failure after Completion by any employee to make good to any Group Company (or any member of the Purchaser’s Tax Group) any income tax or social security contributions for which any Group Company (or any member of the Purchaser’s Tax Group) is required to account in respect of any notional payment as defined in section 222, ITEPA and arising in respect of any shares, options, rights, interests or arrangements referred to in sub-paragraph 1.1(d) or in respect of any payments, loans or assets referred to in sub-paragraph 1.1(e) or 1.1(f) above;

(h)	any Liability to Taxation being a liability for inheritance tax which:

(i)

is a liability of any Group Company which arises as a result of a transfer of value occurring or being deemed to occur on or before Completion (whether or not in conjunction with the death of any person whensoever occurring);

(ii)

has given rise before or on Completion to a charge on any of the shares in or assets of any Group Company or a power to sell, mortgage or charge any of the shares in or assets of the relevant Group Company; or

(iii)

gives rise at any time after Completion to a charge on or to a power to sell, mortgage or charge any of the shares in or assets of any Group Company as a result of the death of any person within [***] years of a transfer of value which occurred before Completion, and in determining for the purposes of this sub-paragraph 1.1(h) whether a charge on or power to sell, mortgage or charge any of the shares in or assets of the relevant Group Company exists at any time, the fact that the inheritance tax is not yet payable, or may be paid by instalments, shall be disregarded and such inheritance tax shall be treated as becoming due, and a charge or power to sell, mortgage or charge as arising, on the date of the transfer of value or other date or event on or in respect of which it becomes payable or arises, and the provisions of section 213, Inheritance Tax Act 1984 shall not apply;

(i)

any liability to Taxation of any Group Company arising where any Group Company is not entitled (either wholly or partially) to, or is required to repay, any Coronavirus Support Payment claimed on or before Completion;

(j)

any liability of any Group Company to make a payment or repayment under any indemnity, covenant, warranty, mortgage, guarantee or charge entered into or created on or before Completion of a sum equivalent to or by reference to another person’s liability to Taxation; and

(k)	any Liability to Taxation of any Group Company arising in relation to any claims for [***] submitted to any Tax Authority prior to Completion,

together with all costs and expenses reasonably and properly incurred by any Group Company or any member of the Purchaser’s Tax Group in connection with the Liability to Taxation or other liability (including any related Tax Assessment) which is the subject of a successful claim under sub-paragraph 1.1 above or in taking or defending any successful action under this Schedule.

Date for payment

1.2

Where the Warrantors become liable to make any payment under this Schedule or for breach of the Tax Warranties, the due date for the making of that payment (which shall be in cleared funds) shall be the later of [***] Business Days following a written demand from the Purchaser to the FME Shareholders’ Representative and:

(a)	in a case that involves an actual payment of or in respect of Taxation, the date falling [***] Business Days before the due date for payment;

(b)

in a case that involves the loss of a Relief (other than a right to repayment of or in respect of Taxation, [***]), the date falling [***] Business Days before the due date for payment of the Taxation which is payable as a result of such Loss of Relief (on the assumption that the relevant Group Company would have been able to utilise fully the Relief in the accounting period during which the Relief was lost);

(c)

in a case that involves the loss of a right to repayment of, or in respect of, Tax [***], the earliest date that the repayment (or payment) would have been made by the relevant Tax Authority (whether by actual repayment (or payment), credit or set-off);

(d)

in a case that falls within sub-paragraph (c) of the definition of Liability to Taxation, the date on which the Taxation saved (in consequence of the use or setting-off) would otherwise have become payable to the relevant Tax Authority; and

(e)

in any other case (including costs and expenses incurred under sub-paragraph 1.1) which is not covered by the preceding paragraphs, [***] Business Days following a written demand from the Purchaser to the FME Shareholders’ Representative.

Amount of Liability to Taxation

1.3 The amount of any liability under sub-paragraph 1.1 of this Tax Covenant shall be:

(a)	in the case of a liability under sub-paragraph (a) of the definition of Liability to Taxation, the amount of the payment so made;

(b)	in the case of a liability under sub-paragraph (b) of the definition of Liability to Taxation:

(i)	if the Accounts Relief is a right to repayment of or in respect of Taxation [***], the amount of the repayment or payment (as the case may be) that is Lost;

(ii)

in any other case, the amount of Taxation that would have been saved but for the Loss of the Accounts Relief on the assumption that the relevant Group Company would have been able to fully utilise the Accounts Relief in the accounting period during which the Accounts Relief was lost; and

(c)	in the case of a liability under sub-paragraph (c) of the definition of Liability to Taxation, the amount of Taxation that has been saved in consequence of the use or setting off.

Grossing up

1.4

All sums payable under this Agreement (including, but not limited to, the Tax Covenant) shall be paid in full, without any set-off, counterclaim, deduction or withholding in respect of Taxation (other than any deduction or withholding required by law).

1.5

If any deductions or withholdings are required by law to be made from any of the sums payable by any Warrantor under this Agreement, the relevant Warrantor making the deduction or withholding shall provide any evidence of the relevant withholding as the Purchaser may reasonably require and shall pay to the Purchaser such additional amount as shall ensure that the net amount received by the Purchaser will equal the full amount that would have been received had no such deduction or withholding been required to be made.

1.6

If any sum payable by any Warrantor to the Purchaser under this Agreement (including, but not limited to, the Tax Covenant) is subject to Taxation in the hands of the Purchaser the amount to be paid to the Purchaser by the Warrantors making that payment shall be increased by such additional amount as will ensure that the net amount received by the Purchaser after such Taxation has been taken into account is equal to the full amount which would be receivable by the Purchaser had the amount not been subject to Taxation.

1.7	The provisions of sub-paragraphs 1.5 and 1.6 shall not apply if and to the extent that:

(a)	the amount payable in respect of or in connection with the Claim or other obligation giving rise to the payment includes an amount in respect of or otherwise taken into account such Taxation; and

(b)

the Purchaser (including any other recipient of the payment) is at any time resident for Tax purposes in a jurisdiction other than Germany and the amount payable (if any) pursuant to or in consequence of sub-paragraphs 1.5 and 1.6 would have been less had the Purchaser (or other recipient) been at all times so resident only in Germany.

1.8

Purchaser shall be entitled to deduct any income tax or social security contributions, other than employer social security contributions, from any payments of Consideration to the extent it or any Group Company is obliged to account for such Taxes in respect of any payment of Consideration and the making of such deduction is not prohibited as a matter of law. The Purchaser shall consult in good faith with the FME Shareholders’ Representative prior to seeking any ruling or guidance from any Tax Authority as to whether there is or will be such an obligation and if the Purchaser considers that it is or may be obliged to account for any such Taxes it shall in good faith consult with the FME Shareholders’ Representative Sellers prior to any making any such deduction.

Part 4

(Limitations and general)

1.	Limitations on liability

1.1	The Warrantors shall not be liable under the covenant contained in sub-paragraph 1.1 of Part 3 of this Schedule or for breach of the Tax Warranties if and to the extent that:

(a)	allowance, provision or reserve in respect of the liability in question was made in the Completion Accounts;

(b)	payment or discharge of the liability in question was taken into account in calculating the net assets of the Company in the preparation of the Completion Accounts;

(c)	the liability in question arises or is increased as a result of:

(i)	any increase in rates of Taxation;

(ii)	any change in law or in the judicial interpretation of the law or in the published practice of any Tax Authority (other than a change targeted specifically at counteracting any tax avoidance scheme);

(iii)

any change in accounting practice or principles or any change in the bases on which the accounts of the relevant Group Company are prepared except, in either case, in order to comply with generally accepted accounting principles to the extent applicable to the relevant Group Company immediately before Completion; or

(iv)	any change in the date to which the relevant Group Company makes up its accounts,

announced and coming in to force in any such case after Completion (provided that this paragraph (c) will not apply to a liability under sub-paragraph 1(f) and any related liability under 1.1(g) or any payment made under sub-paragraphs 1.5 or 1.6);

(d)

the liability in question would not have arisen but for a voluntary act carried out or effected by the Purchaser or any member of the Purchaser’s Tax Group at any time or by the relevant Group Company at any time after Completion which the Purchaser knew or ought reasonably to have known would give rise to the liability in question, other than any act carried out or effected:

(i)	under a legally binding commitment created on or before Completion;

(ii)	in order to comply with any law as it was immediately prior to Completion;

(iii)	in the ordinary course of the business of that Group Company as carried on immediately prior to Completion;

(iv)	in order to mitigate any penalty or interest (including without limitation, making a voluntary disclosure to any Tax Authority);

(v)	at the written request of the FME Shareholders’ Representative; or

(vi)	pursuant to the Agreement;

(e)

the liability in question would not have arisen or been increased or would have been reduced or eliminated but for a failure or omission on the part of any Group Company after Completion to make any valid claim, election, surrender, or disclaimer or to give any valid notice or consent in circumstances where the making, giving or doing of which was taken into account in computing the allowance, provision or reserve for Taxation in the Completion Accounts but only to the extent that the Purchaser was aware or ought reasonably to have been aware by the due date for making the relevant claim, election, surrender, disclaimer, notice or consent that the relevant claim, election, surrender, disclaimer, notice or consent was so taken into account;

(f)

there is available to any Group Company (at no cost to any Group Company or any member of the Purchaser’s Tax Group) to relieve or mitigate the liability in question any Relief which is not a Purchaser’s Relief and for these purposes it shall be assumed that any Group Company has made all such claims and elections required for such Relief to be so available; or

(g)	the Purchaser or the relevant Group Company has already been compensated in respect of the liability in question under any other provision of this Agreement.

2.	Claims

On the Purchaser or any Group Company becoming aware of a Tax Assessment, the Purchaser shall, or shall procure that the relevant Group Company shall as soon as reasonably practicable give written notice of that Tax Assessment to the FME Shareholders’ Representative and shall procure that the FME Shareholders’ Representative is promptly provided with copies of any correspondence with the Tax Authority and kept fully informed of any actual or proposed material developments (including meetings with a Tax Authority) relating to the Tax Assessment. This paragraph shall not apply where the provisions of clauses 4.9 to 4.12 apply.

3.	Tax Returns

3.1	The Purchaser shall (or shall procure that the relevant Group Company shall):

(a)

keep the FME Shareholders’ Representative informed of all material matters relating to the submission, negotiation and agreement of the corporation tax returns and computations of each Group Company for all accounting periods ended on or prior to Completion and the pre-Completion part of the accounting period current at Completion (the “Relevant Accounting Periods”); and

(b)

ensure that no such computations or returns nor any material correspondence relating to such computations or returns for the Relevant Accounting Periods shall be transmitted to any Tax Authority without giving the FME Shareholders’ Representative a reasonable opportunity to make representations thereon and the Purchaser shall take into account such representations and shall not unreasonably refuse to incorporate any reasonable comments of the FME Shareholders’ Representative that are provided to the Purchaser in writing and on a timely basis.

3.2

The Warrantors shall provide the Purchaser and each Group Company with all reasonable assistance, co-operation and information in relation to the preparation and agreement of the tax returns for Relevant Accounting Periods and any matter arising therefrom.

3.3

Where any matter relates to a Tax Assessment which is likely to or may give rise to a liability under this Schedule or in respect of the Tax Warranties (ignoring the financial limitations on claims in Schedule 5 to this Agreement), the provisions of the W&I Policy (including the conduct of claims provisions set-out therein) shall take precedence over the provisions of paragraph 3.1(b) and nothing in this paragraph 3 shall oblige the Purchaser to do anything which would lead to a breach of, or which would otherwise prejudice or adversely impact its rights under, the W&I Policy.

4.	Warrantors’ Access to information

The Purchaser shall procure that all material books and records of each Group Company relating to the period prior to Completion are preserved for [***] years following Completion and are retained in the jurisdiction of incorporation of the relevant Group Company. The Purchaser shall make available to any Warrantor any such books and records of the relevant Group Company (or, if practicable, the relevant parts of such books and records) which are reasonably required by that Warrantor for the purpose of dealing with its or his Tax affairs and, accordingly, the Purchaser shall, upon being given reasonable notice by any Warrantor and subject to that Warrantor giving such undertaking as to confidentiality as the Purchaser shall reasonably require, procure that such books and records are made available to that Warrantor for inspection (during normal working hours) and copying for and only to the extent necessary for such purpose.

Schedule 7

(Completion obligations)

Part 1

(Sellers’ obligations)

1.	On Completion:

1.1	Each Seller shall deliver (or procure the delivery of) to the Purchaser:

(a)

stock transfer forms, duly completed and executed by the registered holders, in favour of the Purchaser (or as it may direct) in respect of the Completion Shares together with the relevant share certificate(s) (or, where such certificate(s) have been lost or destroyed, an indemnity in a form satisfactory to the Purchaser in respect of such certificate(s));

(b)

in so far as that Seller (other than the Founder Sellers) has the right to nominate directors of a Group Company, letters of resignation in a form to be agreed between the applicable Seller and the Purchaser acting reasonably, from each of the directors and the company secretary (as applicable) of each Group Company that such Seller nominated;

(c)	a copy of each power of attorney under which any document to be delivered to the Purchaser by it on Completion has been executed;

(d)	the Option Exercise Documents duly executed by the parties thereto; and

(e)	a Deed of Adherence in respect of each New FME Shareholders, duly executed by the New FME Shareholder (or by a duly authorised attorney).

1.2

Each Non-US FME Shareholder shall deliver (or procure the delivery of) to the Purchaser (to the extent not provided prior to Completion), a duly executed FME Shareholders’ ADS Letter of Representation.

1.3	The Founder Sellers shall deliver (or procure the delivery of) to the Purchaser (to the extent not provided prior to Completion):

(a)	the Companies House webfiling authentication code for the Company;

(b)

unless they are kept at a Property or held physically or electronically by a third party that is engaged by a Group Company, all cheque books, credit and charge cards held for the account of each Group Company;

(c)

to the extent notified to the Founder Sellers by the Purchaser no later than [***] Business Days in advance of Completion, letters of resignation, in a form to be agreed between the Founder Sellers and the Purchaser acting reasonably, each of the persons and in respect of those positions held in one or more Group Companies, as is/are specified in such notice;

(d)

letters of resignation, in a form to be agreed between the Founder Sellers and the Purchaser acting reasonably, from the auditors of each Group Company containing the statement specified in Section 519, CA2006 (or the equivalent legislation in each relevant jurisdiction);

(e)	the New Articles of Association;

(f)	the Completion Disclosure Letter duly signed (if applicable);

(g)	the Confirmatory IP Assignments, duly executed;

(h)	evidence satisfactory to the Purchaser that each Minority Share Transfer has been completed in accordance with all Applicable Law and is in full force and effect;

(i)

an amended service agreement between the Company and [***] including (i) a provision whereby no commissions are due to by the Company [***] with effect from Completion; and (ii) any other changes as may be agreed between [***] and the Company between the date of this Agreement and Completion, such amended service agreement duly signed by [***] and the Company, to take effect from Completion;

(j)

to the extent the terms of a service agreement between [***] and the Company (or any other Group Company) is agreed between the date of this Agreement and Completion, such service agreement (in a form to be agreed between [***] and the Purchaser acting reasonably) duly signed by [***] and the Company (or any other respective Group Company), to take effect from Completion;

(k)	the Post-Completion Management Agreement, duly signed by the Founder Sellers and the Company;

(l)	a copy of each power of attorney under which any document to be delivered to the Purchaser by a Seller Founder on Completion has been executed;

(m)

copies of any shareholder and/or director resolution of any Group Company for which it is required in connection to Completion, together with copies of all other consents or approvals (if any) referred to in such resolutions;

(n)	all elections by the Optionholders taken under Section 431(1), ITEPA, duly executed;

(o)

board resolution of the Company in the Dubai Digital Authority’s prescribed format approving the resignation of the general manager of the InstaDeep Dubai branch and a board resolution of the Company in the ADGM prescribed format approving the resignation of the authorised signatory of the InstaDeep Abu Dhabi branch and the appointment of the relevant replacements as directed by the Purchaser for these branches. Such resolutions must be legalised, notarised and attested up to UAE embassy level in the UK, as applicable.

1.4

The Sellers shall procure, in so far as it is in their respective power as shareholders of the Company to do so, that a duly convened and quorate board and/or shareholder meeting (or equivalent written resolution) of any Group Company for which the Purchaser and the FME Shareholders’ Representative agree is required, is held at which (to the extent relevant):

(a)	the stock transfer forms referred to in sub-paragraph 1.1(a) are approved and (subject to them being appropriately stamped) registered in the Company’s books;

(b)

such director and/or general manager and/or authorised signatories and/or secretary of a Group Company as have been notified by the Purchaser in advance of Completion cease to be an officer of the relevant Group Company with immediate effect;

(c)	the persons nominated by the Purchaser are appointed as director and/or general manager and/or authorised signatory and/or the secretary (as applicable) of any relevant Group Company;

(d)	any service agreements referred to in sub-paragraph 1.3(i) and 1.3(j) are approved;

(e)	the mandates given by each Group Company to its bankers are revoked or revised as the Purchaser may require; and

(f)	the execution and completion of the other documents to be entered into by each Group Company under this Agreement is approved as appropriate.

Part 2

(Purchaser’s obligations)

On Completion, the Purchaser shall deliver (or procure the delivery of) to the Sellers (to the extent not provided prior to Completion) the Post-Completion Management Agreement, duly signed by the Purchaser.

Schedule 8

(Pre Completion obligations)

1.

Between the date of this Agreement and Completion each Seller shall, in so far as it is in its power to do so as a shareholder of the Company, procure that (save with the prior written consent of the Purchaser):

(a)	the Group shall carry on business in the normal and ordinary course;

(b)

reasonable advance notice is given to the Purchaser of any meeting of the board of directors of each Group Company (together with an agenda of the business to be transacted at such meeting and all supporting documents) and that a duly authorised representative of the Purchaser is permitted to attend as an observer at such meeting;

(c)

each Group Company does not conduct its affairs in a manner which could reasonably be considered as damaging or otherwise prejudicial to the goodwill of the Group or its relationship with its customers, suppliers or employees and that no adverse representations about the Purchaser are made by any Group Company or any of its employees, directly or indirectly to any third parties who are suppliers to or customers of the Group or otherwise;

(d)	no Group Company shall, save in the normal and ordinary course of business:

(i)

lend any monies, other than advances (i) to any Group Company; or (ii) by way of deposit with a bank or other financial institution whose normal business includes the acceptance of deposits; or (iii) to any individual employee for the purposes contemplated by and in accordance with that employee’s terms of employment;

(ii)

borrow any monies or otherwise create any indebtedness except in relation to the operation of bank overdrafts within existing limits or term loan from its bankers not exceeding £[***] as required in the ordinary course of business or otherwise amend the terms of any indebtedness;

(iii)	give or allow to exist any further Encumbrance over any of its assets or undertaking;

(iv)	enter into capital expenditure commitments, hire purchase, leasing, rental or conditional sale agreements or arrangements for an aggregate amount in excess of £[***];

(v)

enter into any agreement or arrangement which is outside the ordinary course of its business or not capable, in accordance with its terms, of being performed in full within twelve months of the date on which it is entered into or incurred or which cannot be terminated by the relevant Group Company by giving notice or where more than [***] months need to lapse before the relevant Group Company can terminate;

(vi)

declare, make or pay any dividend or other distribution or allot, issue, grant any options over, redeem, purchase, consolidate, convert, reclassify, sub-divide or reduce or otherwise reorganise or change any share or loan capital or issue any share warrants or securities convertible into shares, except for granting New Awards (provided that the New Awards will not cause the number of Completion Fully-Diluted Shares to exceed [***]);

(vii)	sell, transfer or otherwise dispose of the whole or any part of its business, undertakings or assets or otherwise make any change to its business structure or organisation;

(viii)	give any financial or other guarantees, securities or indemnities for any purpose;

(ix)

commence any litigation or compromise or settle any claim, dispute or other matter in which it is involved which has a claim value in excess of £[***], except for debt collection in the ordinary course of business;

(x)	change its auditors or its accounting reference date;

(xi)	register the transfer of any of the Shares;

(xii)	cancel, compromise, waive or release any debt of the Company or any Group Company in excess of £[***];

(xiii)	attempt to do any of the matters set out in sub-paragraphs (d)(i) to (x) (inclusive); or

(xiv)	increase any fees, earnings, remuneration or benefits paid or payable to any officer, employee, consultant or worker of a Group Company by more than [***]%.

(e)	no additional directors shall be appointed to the board of directors of any Group Company;

(f)	no resolution is passed by the shareholders of any Group Company;

(g)

there shall be no material change in the terms and conditions of employment of any Senior Employee of any Group Company or of the terms of engagement of any contractor engaged by any Group Company for services with annual cost to the Company of £[***] or more and no Senior Employee’s employment with any Group Company shall be terminated by such Group Company or new Senior Employees engaged by such Group Company;

(h)	the Group maintains in force all insurance policies that are in force on the date of this Agreement; and

(i)	each Group Company pays its creditors in the ordinary course of its business or within the normal terms of payment of such creditors.

2.

Any Group Company may take all or any of the following actions without breach by the Sellers of paragraph 1, provided the Sellers’ Representatives notify the Purchaser and, where timing is not of the essence, allow the Purchaser the opportunity to provide its views and comments on the proposed actions:

(a)

any action required to be taken in order to comply with any applicable law or regulation (including any action taken by any director of a Group Company to ensure compliance with his duties as a director);

(b)	the completion or performance of any obligations pursuant to any contract or arrangement entered into before the date of this Agreement;

(c)	anything required to be done in order to effect the terms of this Agreement or any action taken at the request of the Purchaser and to which the Seller has agreed; and

(d)

any action reasonably taken in response to events (a) beyond the control of the Group Companies or any Seller; or (b) within the control of the Group Companies or of any Seller, but which require urgent response; in each case to the extent taken with the intention of minimising the adverse effect of those events on the business of the Group Companies or any member of the Seller Group.

Schedule 9

(Completion Accounts)

Part 1

(Preparation)

1.

For the purposes of this Schedule 9, notification to and/or by the Sellers shall be satisfied by notification (in accordance with the relevant paragraph of this Schedule 9) to or by the Sellers’ Representatives.

2.	The Purchaser shall within [***] Business Days of Completion, prepare and deliver to the Sellers:

(a)	a draft income statement of the Group in respect of the period from [***] to the Effective Time; and

(b)	a draft balance sheet of the Group as at the Effective Time,

(such income statement and balance sheet being the “draft Completion Accounts”); and

(c)	the Purchaser’s calculation of the Actual Adjustment Statement based on the draft Completion Accounts.

3.

The Founder Sellers shall procure (so far as it lies within their powers) that the Purchaser and the Purchaser’s advisers and representatives shall be given full access (during normal business hours after having given reasonable advance notice provided that no such access shall unreasonably interfere with the normal business operations of the Purchaser or the Group) to the Group’s accounts and records and shall be permitted to take copies of the same and generally be provided with such other information and assistance as they may reasonably require to prepare such draft Completion Accounts and in a timely fashion.

4.

The Purchaser shall procure that the draft Completion Accounts are prepared in accordance with the provisions of Part 2 of this schedule and that on their preparation the draft Completion Accounts shall be delivered to the Sellers for review in accordance with paragraph 2 of this schedule.

5.	In order to enable the Sellers to review the draft Completion Accounts, the Purchaser shall procure that:

(a)

the Purchaser’s advisers and/or representatives shall use all reasonable efforts to provide promptly upon request such information and explanations as they may request during the course of their review of the draft Completion Accounts;

(b)

the Sellers and the Sellers’ advisers and/or representatives are given all reasonable access at all reasonable times and without delay to the books, records and working papers in their or their adviser’s respective possession or control relating to the Group and to all its staff and shall permit the Sellers and the Sellers’ advisers and/or representatives to take copies of such books and records; and

(c)	generally provide the Sellers and the Sellers’ advisors with such other information and assistance that they may reasonably require and in a timely fashion.

6.

Unless the Sellers’ Representatives serve a written notice (the “Notice”) on the Purchaser within [***] Business Days of delivery of the draft Completion Accounts pursuant to paragraph 2 that they do not accept the same, the parties shall at the end of that period be deemed to have accepted such draft Completion Accounts which shall then be final and binding on the parties and which together shall be the Completion Accounts for the purposes of this Agreement. For the avoidance of doubt, any line items not identified in the Notice as being in dispute will be deemed to be agreed for the purposes of this Agreement and will therefore be final and binding upon the parties, to the extent where such line item should be changed as a direct consequence of the agreement or determination of a disputed line item.

7.	A Notice (if any) served in accordance with paragraph 6 shall specify particulars of the dispute and any adjustments proposed to be made to the draft Completion Accounts.

8.

If the Sellers’ Representatives serve a Notice, then the Sellers’ Representatives and the Purchaser shall each use all reasonable endeavours to reach agreement upon the matter or matters in dispute. If agreement on all disputed matters cannot be reached within [***] Business Days of the date of the Notice, any matter still in dispute may upon the direction of any party be referred to an Independent Expert for determination in accordance with sub-clause 19.11 and this Schedule 9.

9.	Upon the agreement or determination (as the case may be) of the disputed matter(s), such draft Completion Accounts shall then be the Completion Accounts for the purposes of this Agreement.

10.

Subject to sub-clause 19.11(k), the costs of the Sellers’ advisors in relation to all matters arising from this schedule shall be borne by the Sellers and the costs of the Purchaser’s advisors in relation to all matters arising from this schedule shall be borne by the Purchaser.

Part 2

(Basis of Preparation)

[***]

Part 3

(Illustration of Cash and Debt, as at 31 October 2022)

[***]

[***]

[***]

[***]

[***]

Schedule 10

Part 1

(Calculation of Earn-out Consideration)

1.	For the purposes of this Schedule 10, the following definitions shall apply:

“Aggregate Earn-out Payment” means the aggregate of the Earn-out Consideration payable in cash to the Sellers entitled to receive the Earn-out Consideration in accordance with this Schedule 10.

“Budget” means any operating and capital budget and cash flow forecast of the Group Companies.

“Business Plan” means any business plan of the Group Companies.

“Earn-out Consideration” means the aggregate of:

(a)	the Employee Earn-out Payment (if any);

(b)	the IND Earn-out Payment (if any);

(c)	the Project Earn-out Payment (if any);

(d)	the Publication Earn-out Payment (if any); and

(e)	the QR Earn-out Payment (if any),

up to a maximum payment equal to the pro-rata amount of £200,000,000.

“Employee Earn-out Payment” means the aggregate payment of up to the pro-rata amount of £[***], to be paid in up to [***] equal tranches, each tranche being conditional upon satisfaction of an Employment Milestone.

“Employment Milestone” means each of the following employment related milestones:

(a)	each of the following executives of the Group remain employed by the Purchaser or the Group for the duration of the Earn-out Period:

(i)	[***];

(ii)	[***];

(iii)	[***]; and

(iv)	[***];

(b)	no less than [***]% of the Key Employees remain employed by the Purchaser or the Group for the duration of Earn-Out Period; and

(c)	the Hiring Target being achieved in accordance with the terms and conditions set out therein,

(together the “Employment Milestones” and each an “Employment Milestone”).

“Gross Margin” means, in respect of revenue of the Group, the amount equal to (i) the difference between revenue of the sale of a product or a service and direct costs related to such product or service sold (which direct costs are the salaries and other direct HR costs of the individuals working on such products or services (pro-rata to the time spent on the relevant project), the costs of delivery and/or distribution, costs of customer support services to the extent such customer support services are covered by revenues received, and the cost of cloud or internal cluster provision in connection with the relevant product or service); divided by (ii) revenue of the sale of such product or service.

“Hiring Target” means the Group, by the end of the [***] year period following Completion, employing in aggregate [***] full-time employees (for the avoidance of doubt excluding interns), or such other number of employees as may agreed from time to time in writing between the FME Shareholders’ Representative and the Purchaser.

“IND Earn-out Payment” means the maximum aggregate payment of up to the pro-rata amount of £[***], to be paid in tranches of £[***], each tranche being conditional upon satisfaction of one IND Milestone.

“IND Milestones” means, [***].

“Lighthouse Projects” means [***] (and examples of such Lighthouse Projects include [***]).

“Milestones” means:

(a)	the Employment Milestones;

(b)	the IND Milestones;

(c)	the Project Milestones;

(d)	the Publication Milestones; and

(e)	milestones for the QR Earn-Out Payment,

and “Milestone” means each of them.

“Project Earn-out Payment” means the maximum aggregate payment of up to the pro-rata amount of £[***], to be paid in equal tranches of this amount divided by [***], each tranche being conditional upon satisfaction of one Project Milestone.

“Project Milestones” means completion of Lighthouse Projects during the Earn-Out Period, each of which Lighthouse Project satisfies the following requirements (each a “Project Milestone”):

(a)

the Lighthouse Project must utilise no less than the equivalent of [***] Working Days where each “Working Day” is defined as an employee of the Company working on a full-time basis during normal business hours on a business day;

(b)	the Lighthouse Project must not utilise [***];

(c)

the Lighthouse Project must achieve its written, quantifiable success objectives, in each case defined prior to initiation of the relevant Lighthouse Project, and any final reports and project deliverables are actually delivered; and

(d)

such other project-specific targets as may be agreed in writing between the FME Shareholders’ Representative and the Purchaser from time to time (for the avoidance of doubt, if no additional project-specific targets have been so agreed in writing, then the Project Milestone shall otherwise be achieved if the relevant Lighthouse Project satisfies the requirements in items (a) to (c) (inclusive) above), provided that if the same Lighthouse Project spans over [***] years, it shall be counted up to [***] times, one for each [***] days’ time-period, beginning on Completion and ending on the [***] anniversary of Completion, provided that the requirements at paragraphs (a) to (d) above are met in respect of each relevant [***] day time-period during which the Lighthouse Project occurs.

“Publication Earn-out Payment” means the maximum aggregate payment of up to the pro-rata amount of £[***], to be paid in [***] tranches, each tranche being conditional upon satisfaction of a Publication Milestone and compliance with paragraph 4 below.

“Publication Milestones” means each of the following:

[***]

(and each a “Publication Milestone”).

“QR Earn-out Payment” means the payment of up to the pro-rata amount of £[***], made up of the following:

(a)	[***]% of any Qualifying Revenue generated by the Group during the Earn-Out Period from any InstaDeep-BioNTech partnered programs (including [***], but excluding [***]); and

(b)

[***]% of any revenue generated by the Group during the Earn-out Period from [***] or any other contracts and/or programs (excluding, for the avoidance of doubt, any InstaDeep-BioNTech partnered programs referred to in paragraph (a) above of this definition).

“Qualifying Revenue” means revenue in respect of which the Company has achieved at least a [***] Gross Margin.

2.

In the context of the calculation of each relevant maximum earn-out payment amount (in the definition of Earn-Out Consideration and in the definition of each category of earn-out payment), references to “pro rata” are to the percentage of total share capital in the Company held in aggregate by the FME Shareholders immediately prior to Completion, as set out in the Completion Allocation Schedule.

3.

Subject to any adjustment required pursuant to paragraph 4 below, the Earn-out Consideration shall be the payment in cash of the Aggregate Earn-out Payment to such Sellers as are entitled to receive the Earn-out Consideration in accordance with sub-clause 4.2(c) of this Agreement.

4.

The Aggregate Earn-out Payment shall be payable to each of the Sellers within [***] Business Days of the end of the Earn-out Period, in the proportion set opposite his or her name in the Completion Allocation Schedule.

5.	The Milestones may be amended from time to time during the Earn-out Period by agreement between the FME Shareholders’ Representative and the Purchaser.

6.

In respect of the Publication Earn-out Payment and Publication Milestone, with the purpose of compliance with the Purchaser’s policy in respect of publications relating to Intellectual Property, the Purchaser shall be notified by the Company in advance of any relevant publication being made, and shall have a right to review and make any reasonable editorial amendments to the relevant publication, such review and comment to be provided by the Purchaser within [***] Business Days of receipt of such notification (such [***] Business Day period may be extended by a further [***] Business Day period by the Purchaser in its sole discretion if the Purchaser considers that an Intellectual Property filing may be required).

7.

The Founder Sellers severally undertake to and covenant with the Purchaser that during the Earn-out Period they shall exercise their powers as managers and employees (as applicable) of the Group (unless otherwise agreed in writing by the Purchaser) to ensure that:

7.1

the business of the Group is carried on in the ordinary and proper course and substantially in the same manner that such business has been carried on prior to Completion, subject to any adjustments as may be implemented upon the agreement the Founder Sellers and the Purchaser as result of the Group becoming part of the Purchaser’s group and the Purchaser’s desired direction;

7.2	the terms of the Post-Completion Management Agreement are complied with; and

7.3	the Group’s affairs are conducted so far as reasonably possible to foster the long-term success of the Group.

8.	The Purchaser undertakes with the Sellers that, during the Earn-Out Period, it:

(a)	shall not take any actions, or omit to take any actions, with the purpose of depriving the Sellers of any Contingent Consideration that may otherwise be payable in accordance with this Agreement;

(b)	shall exercise its powers as shareholder to procure that the Founder Sellers are in a reasonable position to fully comply with their undertakings under paragraph 7 above and achieve the Milestones;

(c)

shall procure that none of the following matters is effected by the Company (or any other Group Company) without prior written consent of the Founder Sellers (such consent not to be unreasonably withheld or delayed):

(i)	adoption of any Budget in respect of any financial year, and any material amendment of and/or deviation from it (‘material’ in this context being changes in excess of £[***]);

(ii)	adoption of any Business Plan in respect of any financial year, and any material update and/or amendment of the same (‘material’ in this context being changes in excess of £[***]); and

(iii)	dismissal of any Key Employee by the relevant Group Company, other than for cause;

(d)

shall procure that the Founder Sellers are, subject always to the Purchaser’s group policies from time to time, empowered to procure or direct the Company (or any other Group Company) to effect any of the following matters without prior written consent of the Purchaser:

(i)	any pre-approved matters being those set out in the Budget from time to time (which shall include, for the avoidance of doubt, annual allocations for bonuses to new and existing employees);

(ii)

in connection with the IND Milestones, the Project Milestones and/or the milestones for the QR Earn-Out Payment, incur any reasonable and proper capital expenditure (including obligations under hire-purchase and leasing arrangements), unless it exceeds the amount for capital expenditure in the relevant capital expenditure of the Budget by more than [***]% or (where no items were specified but a general provision made) exceeding £[***] whether individually or in the aggregate; and

(iii)

in connection with the Employment Milestones, appoint, remove, or alter the compensation of any employee (where such alteration is indexed to bench-marked salary reports commonly used in the relevant industry with regard to AI/ML engineering (e.g. Radford https://radford.aon.com/surveys/) and reflect local hiring conditions and in any case such alterations do not exceed per annum the higher of (i) [***]%; and (ii) [***]% above the level of inflation in the country of the employing Group Company in the relevant year, unless his/her gross annual salary exceeds £[***].

Part 2

Key Employees

[***]

Executed as a deed by Instadeep Ltd	)	/s/ Karim Beguir

acting by Karim Beguir ,	)	Director

a director and Zohra Slim , a	)	/s/ Zohra Slim
director		Director

[***]

[***]

Executed as a deed by Biontech SE, a company incorporated in Germany, acting by	) )

RYAN RICHARDSON	) ) ) )	/s/ Ryan Richardson
	)	Authorised signatory

JENS HOLSTEIN	) ) ) )	/s/ Jens Holstein
	)	Authorised signatory

who, in accordance with the laws of that territory, is acting under the authority of the company	) )

[***]